As filed with the Securities and Exchange Commission on March 29, 2017

Registration No. 333-214045

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

AMENDMENT NO. 1 TO

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XFIT BRANDS, INC.

(Exact name of registrant as specified in its charter)

Nevada	2032	47-1858485
(State or other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

25731 Commercentre Drive

Lake Forest, CA 92630

Tel: (949) 916-9680

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

David E. Vautrin

Interim Chief Executive Officer

XFit Brands, Inc.

25731 Commercentre Drive

Lake Forest, CA 92630

Tel: (949) 916-9680

Email: dave.vautrin@xfitbrands.com

(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:

Joseph P. Galda, Esq.

J.P. Galda & Co.

Three Westlakes

1055 Westlakes Drive, Suite 300

Berwyn, Pennsylvania 19312

Tel No.: (215) 815-1534

Fax No.: (610) 727-4001

Email: jpgalda@jpgaldaco.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee

Common Stock, par value $0.0001 (2)	3,800,000	$0.09	(3)	$342,000	(3)	$39.64	(4)
Common Stock, par value $0.0001 (5)	380,000	$0.09	(3)	$34,200	(3)	$3.96	(4)
Common Stock, par value $0.0001 (6)	4,932,067	$0.09	(7)	$443,886	(7)	$51.45
Common Stock, par value $0.0001 (8)	771,395	$0.09	(7)	$69,426	(7)	$8.05

(1)	Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions affecting the shares to be offered by the selling stockholders.

(2)

The shares of the registrant’s common stock being registered hereunder are being registered primarily for resale by GHS Investments, LLC in accordance with the terms of an Investment Agreement between GHS Investments, LLC and the registrant. The number of shares of common stock registered upon the initial filing of this registration statement represented the registrant’s initial good faith estimate of the number of shares of the registrant’s common stock issuable upon delivery of a “put” notice under the guidance from the Commission staff for equity lines.

(3)

The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 on the basis of the average of the high and low prices of the common stock on the OTCQB on September 30, 2016, a date within five trading days prior to the date of the initial filing of this registration statement.

(4)	Previously paid.

(5)	Represents shares of common stock to be offered by PIMCO Funds: Private Account Portfolio Series: PIMCO High Yield Portfolio which are to be issued upon exercise of a warrant held by them to purchase up to 10% of the registrant’s outstanding common stock (which gives effect to the initial 3,800,000 shares of common stock being offered by GHS Investments LLC registered hereunder).

(6)

The shares of the registrant’s common stock being registered hereunder are being registered primarily for resale by GHS Investments, LLC in accordance with the terms of an Investment Agreement between GHS Investments, LLC and the registrant. The number of shares of common stock registered hereunder represents the registrant’s good faith estimate of the number of additional shares of the registrant’s common stock issuable upon delivery of a “put” notice under the Commission staff guidance for equity lines based upon the increase in the registrant’s public float since the initial filing of this registration statement. Should the number of shares being registered be an insufficient number of shares to fully utilize the credit facility, the registrant will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(7)

The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 on the basis of the average of the high and low prices of the common stock on the OTCQB on March 23, 2017, a date within five trading days prior to the date of the filing of this amendment to the registration statement.

(8)	Represents additional shares of common stock to be offered by PIMCO Funds: Private Account Portfolio Series: PIMCO High Yield Portfolio which are to be issued upon exercise of a warrant held by them to purchase up to 10% of the registrant’s outstanding common stock (which gives effect to the additional 4,932,067 shares of common stock being offered by GHS Investments LLC registered hereunder and other shares of common stock issued by the Company since in the initial filing of the registration statement).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus relating to the securities registered under this Registration Statement also relates to the registrant’s Registration Statement on Form S-1 (Registration Nos. 333-209774) filed with the Securities and Exchange Commission on February 26, 2016.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MARCH 29, 2017

13,765,962 Shares of Common Stock

XFIT BRANDS, INC.

This Prospectus relates to the resale of up to 8,732,067 shares of the common stock of XFit Brands, Inc., a Nevada corporation, by GHS Investments, LLC, a Nevada limited liability company (“GHS”), a selling shareholder, pursuant to a Put Notice(s) under an Investment Agreement (the “Investment Agreement”) that we have entered into with GHS. The Investment Agreement permits us to sell shares of our common stock to GHS by enabling us to put up to $5 million of common stock to GHS. The registration statement of which this Prospectus is a part covers the offer and possible sale of approximately $611,200 in common stock by GHS based on our March 16, 2017 lowest sale price of $0.07 per share. This Prospectus also relates to the resale of up to 3,783,895 shares of our common stock by PIMCO Funds: Private Account Portfolio Series: PIMCO High Yield Portfolio (“PIMCO”) to be issued upon exercise of a warrant issued to PIMCO to purchase an amount of shares of our common stock equal to ten percent (10%) of all shares of common stock then outstanding, at an exercise price of $350,000 for the full 10% of our common stock ($35,000 for each one-percent of common stock purchased), which expires on June 12, 2024, and 1,250,000 shares of our common stock by Kodiak Capital Group, LLC, a Delaware limited liability company (“Kodiak”), which we previously put to Kodiak under a prior Equity Purchase Agreement which has expired. We will not receive any proceeds from the sale of these shares of common stock offered by GHS, Kodiak or PIMCO. However, we will receive proceeds from the sale of securities pursuant to each Put Notice we send to GHS and we will receive up to $350,000 upon full exercise of the warrant by PIMCO. We will bear all costs associated with this registration.

The total amount of shares of common stock which may be sold to GHS pursuant to this Prospectus would constitute approximately 30% of our issued and outstanding common stock as of March 17, 2017 , if all of the shares had been sold by that date. On March 17, 2017 , the lowest trading price of our common stock was $0.07 .

GHS and Kodiak are “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the resale of our common stock under their respective agreements with the Company. GHS will pay us the lower of (a) the lowest sale price of our common stock on the trading day following the date of our notice to GHS of our election to put shares pursuant to their Investment Agreement (the “Purchase Date”) and (b) the arithmetic average of the three lowest trading prices during the five trading days following the Purchase Date. The maximum number of shares that can be put to GHS is two times the average daily trading volume during the ten trading days prior to the Purchase Date. If the amount of the tranche exceeds the volume limitation, additional tranches will be delivered until the entire purchase amount is delivered. Each tranche, including the initial tranche, will trigger a new purchase price, and will be priced according to the purchase price definition.

There are no underwriting agreements in place.

Our shares of common stock are currently quoted on the OTC Markets Group (OTC.QB Tier) under the symbol “XFTB.” The closing price of our common stock on March 17 , 2017 was $0.0867 .

Investing in our common stock involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our common stock in “Risk Factors” beginning on page 6 of this Prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of anyone’s investment in these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is: _____________, 2017

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FORWARD-LOOKING STATEMENTS

Some of the statements contained in this Registration Statement are forward-looking statements within the meaning of the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). The safe harbor created by the Private Securities Litigation Reform Act of 1995 does not apply to an issuer of penny stock, such as the Company. We have based these forward-looking statements largely on our expectations and projections about future events and financial trends affecting the financial condition and/or operating results of our business. Forward-looking statements involve risks and uncertainties; particularly those risks and related to the development, manufacturing and sale of alternative fuel vehicles. There are important factors that could cause actual results to be substantially different from the results expressed or implied by these forward-looking statements.

In addition, in this Registration Statement, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “potential,” or “opportunity,” the negative of these words or similar expressions, as they relate to us, our business, future financial or operating performance or our management, are intended to identify forward-looking statements. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Past financial or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends.

The terms “XFIT” “our” “we,” and the “Company” as used in this Prospectus, refer to XFit Brands, Inc. and its predecessors, subsidiaries, and affiliates, collectively, unless the context indicates otherwise.

You should rely only on the information contained in this Prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Prospectus is accurate as of the date on the front cover of this Prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

We intend to furnish our stockholders with annual reports containing consolidated financial statements audited by an independent accounting firm.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire Prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Consolidated Financial Statements, before making an investment decision.

General

XFit Brands, Inc. was incorporated in September 2014 under the laws of the State of Nevada. As used herein, the terms “we,” “us,” “XFIT,” and the “Company” refer to XFIT Brands, Inc. and its predecessors, subsidiaries, and affiliates, collectively, unless the context indicates otherwise. Our fiscal year end is June 30. Our principal office address is 25731 Commercentre Drive, Lake Forest, CA 92630 and our telephone number is (949) 916-9680.

Our principal business activity is the design, development, and worldwide marketing and selling of functional equipment, training gear, apparel, and accessories for the impact sports market and fitness industry. Our mission is to become a leading developer and marketer of functional fitness brands and products at retail and fitness outlets worldwide. Our products span the Impact Sports, Mixed Martial Arts (MMA), High and low impact fitness and Cross Training, and other Action Sports and are marketed and sold under the Throwdown®, XFit Brands®, and Transformations™ brand names, which along with certain trade secrets are protected worldwide. Our products are marketed and sold through a range of different channels including gyms, fitness facilities, and directly to consumers via our internet website and through third party catalogues (which we refer to as our “Direct to Consumer”) through a mix of independent distributors and licensees throughout the world. All of our products are manufactured by a network of independent manufacturers, which satisfy our strict quality requirements.

In October 2016 we expanded our product line to include sports surfaces and construction of athletic training centers through the acquisition of substantially all of the assets of Environmental Turf Surfaces, LLC. Management believes the Company can not only provide the resources for EnviroTurf ® to expand across all sports and at all levels from professional to the collegiate ranks and high schools, but will also augment the supply chain, sourcing, production and execution capabilities of EnviroTurf to facilitate their growth. Notwithstanding this belief, funding EnviroTurf ® has presented a challenge to management and the Company has begun a comprehensive evaluation of the EnviroTurf ® strategy. Xfit Brands is a turnkey supplier to thousands of major gym outlets worldwide and does everything from design, to production, to installation for the outlets. Having surface capabilities now in its portfolio complements its broad line of functional fitness equipment, impact sports equipment, and accessories and furthers its one-stop-shop strategy.

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company.

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Following this offering, we will continue to be an emerging growth company until the earliest to occur of (1) the last day of the fiscal year during which we had total annual gross revenues of at least $1 billion (as indexed for inflation), (2) the last day of the fiscal year following the fifth anniversary of the date of our initial public offering (February 11, 2015), (3) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt and (4) the date on which we are deemed to be a “large accelerated filer,” as defined under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”).

We also qualify as a “smaller reporting company” under Rule 12b-2 of the Exchange Act, which is defined as a company with a public equity float of less than $75 million. To the extent that we remain a smaller reporting company at such time as we are no longer an emerging growth company, we will still have reduced disclosure requirements for our public filings, some of which are similar to those of an emerging growth company, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

Under U.S. federal securities legislation, our common stock could be “penny stock.” Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, before any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Background

Our company was founded in 2003 under the Throwdown name. Our initial focus was for development and sale of ramps for Action sports (Skate, Moto, other) and training and competition cages for the Mixed Martial Arts (“MMA”) industry and thereafter expanded into development and sales of training and protective gear for the MMA industry. In the past year, we have begun commercializing a significantly broader portfolio of cross training, fitness and other products capitalizing on the growth of the fitness, training, and exercise industry that has significantly expanded our business. In September 2014, we formed XFit Brands, Inc. as a wholly-owned subsidiary of TD Legacy, LLC to act as a holding company for our Throwdown operations. TD Legacy distributed the shares of XFit Brands held by it to its members on February 13, 2015 and then dissolved TD Legacy on September 22, 2015.

Corporate History

The business was founded in 2003 under the Throwdown name, and was originally incorporated in 2007 as Throwdown Industries, Inc., a California corporation.

As part of a restructuring plan, Throwdown Industries, LLC, a Delaware limited liability company, was formed on January 11, 2012 and TD Legacy, LLC, a Florida limited liability company, was formed on January 26, 2012.

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On January 26, 2012, all stockholders of Throwdown Industries, Inc. contributed their shares, totaling 136,013 of Throwdown Industries, Inc., to TD Legacy, LLC in exchange for a corresponding 136,013 units of membership interests in TD Legacy, LLC, making TD Legacy, LLC the sole shareholder of Throwdown Industries, Inc. Throwdown Industries, Inc. then redeemed 69,367 of its shares from TD Legacy, LLC. TD Legacy, LLC sold the remaining 66,646 shares of Throwdown Industries, Inc. to Throwdown Industries, LLC in exchange for 49% ownership of Throwdown Industries, LLC. Affliction Holdings, LLC, a California limited liability company, contributed know-how, marketing, distribution, and resources to Throwdown Industries, LLC as consideration for 51% ownership of Throwdown Industries, LLC.

On August 23, 2012, Windsor Court Holdings, LLC, a Delaware limited liability company, purchased all of Affliction Holdings, LLC’s ownership interest in Throwdown Industries, LLC. On September 13, 2012, Throwdown Industries Holdings, LLC, a Delaware limited liability company was formed. As part of a new restructuring plan, Windsor Court Holdings, LLC contributed all of its ownership of Throwdown Industries, LLC in exchange for 25% ownership interest in Throwdown Industries Holdings, LLC, and TD Legacy, LLC contributed all of its ownership of Throwdown Industries, LLC in exchange for 75% ownership interest in Throwdown Industries Holdings, LLC.

On April 24, 2014, Windsor Court Holdings, LLC transferred all of its ownership interest of Throwdown Industries Holdings, LLC to TD Legacy, LLC. TD Legacy, LLC was the sole owner of 100% of the ownership interests in Throwdown Industries Holdings, LLC on such date.

On September 26, 2014, TD Legacy, LLC contributed 100% of the equity of Throwdown Industries Holdings, LLC to XFit Brands, Inc. in exchange for 4,000,000 shares of XFit Brands, Inc. common stock. TD Legacy, LLC owns 100% of XFit Brands, Inc., which in turn owns 100% of Throwdown Industries Holdings, LLC, which in turn owns 100% of Throwdown Industries, LLC, which in turn owns 100% of Throwdown Industries, Inc.

On November 26, 2014, we filed a registration statement for the distribution of 4,000,000 shares of our common stock then held by TD Legacy, LLC, our parent company on such date, to TD Legacy members as a liquidating distribution (the “Distribution”). The registration statement was declared effective by the Securities and Exchange Commission on February 9, 2015 and the Distribution occurred on February 13, 2015. TD Legacy, LLC was dissolved on September 22, 2015.

On March 28, 2016, the Board of Directors approved a 1-for-5 forward split of its outstanding shares of common stock (and proportional increase of its authorized common stock from 250 million shares to 1.25 billion shares) with a record date of April 14, 2016 and an effective date of April 15, 2016. Prior to the split, the Company had 4,118,500 shares issued and outstanding and after the split, the Company had 20,592,500 shares issued and outstanding. All references in this Prospectus to numbers of shares, and share amounts have been retroactively restated to reflect the 1-for-5 forward split, unless explicitly stated otherwise.

On October 14, 2016 but effective as of October 10, 2016, the Company acquired the assets of Environmental Turf Services, LLC (“EnviroTurf”) pursuant to a definitive Asset Purchase Agreement dated October 10, 2016 (the “Purchase Agreement”) between the Company and EnviroTurf. The acquired assets consisted of inventory, accounts receivable, equipment and vehicles, the registered trademark “ENVIROTURF” and the associated goodwill. The acquisition was completed on October 14, 2016 upon delivery and acceptance of the schedules to the Purchase Agreement (the “Acquisition”).

At the closing of the Acquisition, the Company paid and issued to EnviroTurf a total purchase price of $346,000 as follows: (i) assumption of $200,000 of EnviroTurf’s accounts payable and (ii) 2,000,000 restricted shares of XFit Common Stock (the “Purchase Price Shares”), which were valued at the closing price on the date of XFit’s Common Stock on the date of the Acquisition. The Company will fund the non-share purchase price and the costs and expenses of the Acquisition through a combination of cash on hand and internally-generated working capital.

As of the date of this registration statement, we have three direct and indirect subsidiaries: our wholly-owned subsidiary, Throwdown Industries Holdings, LLC, its wholly-owned subsidiary, Throwdown Industries LLC and its wholly-owned subsidiary, Throwdown Industries, Inc.

Growth Strategy

Our growth strategy includes the following:

●	Expand our presence in the exercise and fitness training community;

●	Leverage our MMA core credibility and heritage;

●	Apply our scale and reach in the fitness community to expand the opportunities for our newly-acquired sports surfaces division;

●	Develop strategic alliances; and

●	Acquiring other fitness related products to leverage our asset base, manufacturing infrastructure, market presence, and experienced personnel.

Our ability to continue as a going concern is dependent on our ability to raise additional capital and ultimately to achieve profitable operations. In order to implement our strategy we will require $720,000 in additional capital.

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GHS Investment Agreement

This Prospectus relates to the resale of up to 8,732,067 shares of our common stock by GHS pursuant to a Put Notice(s) under the Investment Agreement. GHS will obtain our common stock pursuant to the Investment Agreement entered into by GHS and us, dated August 12, 2016.

Although we are not mandated to sell shares under the Investment Agreement, the Investment Agreement gives us the option to sell to GHS, up to $5,000,000 worth of our common stock, par value $0.0001 per share (“Shares”), over the period following effectiveness of the registration of which this Prospectus forms a part (the “Effective Date”) and ending thirty-six (36) months after the Effective Date. Under the terms of the Investment Agreement, we have the right to deliver from time to time a Put Notice to GHS stating the dollar amount of Put Shares (up to $500,000 under any individual Put Notice)(the “Put Amount”) that we intend to sell to GHS with the price per share based on the following formula: the lesser of (a) the lowest sale price for the Common Stock on the date of the Put Notice (the “Put Notice Date”); or (b) the arithmetic average of the three (3) lowest trading prices for the Company’s Common Stock during the five trading days following the Put Notice Date. The maximum number of shares that can be put to GHS is two times the average daily trading volume during the ten trading days prior to the closing of a put (the “Closing Date”). The minimum amount of by Put is $5,000. If the amount of the tranche of our outstanding shares exceeds the volume limitation, additional tranches will be delivered until the entire Purchase Amount is delivered. Each tranche, including the initial tranche, will trigger a new purchase price, and will be priced according to the purchase price definition. At the date of filing, we may not obtain the full $5,000,000 in funding based on the 8,732,067 shares being registered under this Registration Statement if the price of our common stock does not increase (and stay above) to $0.57 , an increase of approximately 814% from the $0.07 market price on March 17 , 2017. The $5,000,000 was stated as the total amount of available funding in the Investment Agreement because this was the maximum amount that GHS agreed to offer us in funding. There is no assurance that the market price of our common stock will increase in the future. Based on our stock price as of March 17 , 2017, the registration statement covers the offer and possible sale under put notices of approximately $611,200 worth of our shares at a low sale price of $0.07 .

In addition, there is an ownership limit for GHS of 9.99% of our outstanding shares.

On any Closing Date, we shall deliver to GHS the number of shares of the Common Stock registered in the name of GHS as specified in the Put Notice. In addition, we must deliver the other required documents, instruments and writings required. GHS is not required to purchase the shares unless:

●	Our Registration Statement with respect to the resale of the shares of Common Stock delivered in connection with the applicable Put shall have been declared effective.

●	at all times during the period beginning on the date of the Put Notice and ending on the date of the related closing, our common stock has been listed on the Principal Market as defined in the Investment Agreement (which includes, among others, the OTC Market: QB Tier) and shall not have been suspended from trading thereon.

●	we have complied with its obligations and is otherwise not in breach of or in default under the Investment Agreement, the Registration Rights Agreement or any other agreement executed in connection therewith;

●	no injunction has been issued and remains in force, and no action has been commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the Put Shares; and

●	the issuance of the Put Shares will not violate any shareholder approval requirements of the market or exchange on which our common stock is principally listed.

GHS will not engage in any “short-sale” (as defined in Rule 200 of Regulation SHO) of our common stock at any time during this Agreement. Pursuant to the Investment Agreement with GHS, we agreed to pay a fee equaling $250,000 or 5% of the Commitment Amount (the “Commitment Fee”) which shall be paid in installments of Fifty Thousand ($50,000) beginning on the earlier of (i) the Effective Date of this Registration Statement and (ii) February 1, 2017 and, the first Trading Day of each January, April, July and October thereafter until fully paid. Each installment of the Commitment Fee shall be paid either in cash or, at the election of the Company, in shares of Common Stock, which shall be deemed a put under the Investment Agreement. On August 12 2016, we entered into a Registration Rights Agreement with GHS requiring, among other things that we prepare and file with the SEC a Registration Statement on Form S-1 covering the resale of the shares issuable to GHS under the Investment Agreement. As per the Investment Agreement, GHS’ obligations are not assignable.

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PIMCO Warrant

On June 12, 2014, Throwdown Industries Holdings, LLC issued a warrant to purchase 10% of its equity at an exercise price of $1.5 million to PIMCO in consideration of the issuance of the delayed draw note payable to PIMCO in June 2014. The issuance was exempt under Section 4(a)(2) and/or Rule 506 of the Securities Act of 1933, as amended. We assumed all obligations under this warrant on November 26, 2014 and on November 26, 2014, we issued PIMCO a new warrant to purchase 10% of our equity at an exercise price of $1.5 million in exchange for the warrant originally issued by Throwdown Industries Holdings, LLC, which warrant was cancelled. Standard piggyback registration rights were provided under the warrant.

On December 16, 2016 we entered into an Amended and Restated Note Purchase Agreement (the “PIMCO Amendment”) with PIMCO Funds: Private Account Portfolio Series: PIMCO High Yield Portfolio (“PIMCO”) pursuant to which we issued a $3.5 million 9% Senior Secured Fixed Rate Note due July 12, 2020 (the “Note”). The Note refinanced our prior 14% Senior Secured Note in the principal amount of $2.5 million (the “Prior Note”), providing us with an additional $1 million in working capital. As with the Prior Note, the Note is secured by a lien on substantially all of our assets (other than those sold pursuant to our factoring agreement with Crown Financial).

In connection with the PIMCO Amendment, (i) PIMCO converted $278,689 in accrued and unpaid interest into 1,990,639 shares of our common stock. In addition we had previously issued PIMCO a warrant to purchase ten percent of our equity at an exercise price of $1.5 million. We amended the terms of the common stock purchase warrant previously issued to PIMCO to reduce the exercise price thereof to $350,000 to reflect the market capitalization of the Company as of the date of the Amendment.

This Prospectus relates to the resale of up to 3,783,895 shares of our common stock by PIMCO upon exercise of the warrant held by them described above (which takes into account the shares of common stock issuable to GHS under their Investment Agreement being registered hereunder).

Kodiak Equity Purchase Agreement

This Prospectus relates to the resale of 1,250,000 shares of our common stock by Kodiak that were pursuant to a Put Notice(s) under an Equity Purchase Agreement (the “Kodiak Agreement”) entered into by Kodiak and us, dated December 17, 2014.

Summary of Financial Information

The following summary of financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this Prospectus. You should read this information in conjunction with Management’s Discussion and Analysis and Results of Operations, the financial statements and the related notes thereto included elsewhere in this Prospectus.

	Years Ended June 30,		Six Month Ended December 31,
	2016	2015	2016	2015
Revenues	$2,357,760	$2,039,239	$1,394,192	$1,147,931
Cost of Revenues	$1,326,036	$1,418,495	$854,937	$645,331
Operating Expenses	$2,245,253	$1,847,320	$1,063,220	$1,021,701
Other Income (Expenses)	$(569,237)	$(367,219)	$(528,723)	$(258,556)
Net Income (Loss)	$(1,782,766)	$(1,593,795)	$(1,052,688)	$(777,657)

Total Assets	$663,492	$843,739	$1,260,132
Total Liabilities	$3,742,385	$2,534,749	$4,508,425
Accumulated deficit	$(7,793,257)	$(6,010,491)	$(8,845,945)
Stockholders' Deficit	$(3,078,893)	$(1,691,010)	$(3,248,293)

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RISK FACTORS

The following is a summary of the risk factors that we believe are most relevant to our business. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider the following to be a complete discussion of all potential risks or uncertainties. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events, or otherwise.

RISK FACTORS RELATED TO THE OFFERING

Existing stockholders may experience significant dilution from the sale of our common stock pursuant to the GHS Investment Agreement.

The sale of our common stock to GHS in accordance with the Investment Agreement may have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods and the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put options, the more shares of our common stock we will have to issue to GHS in order to exercise a put under the Investment Agreement. If our stock price decreases, then our existing stockholders would experience greater dilution for any given dollar amount raised through the Offering.

The perceived risk of dilution may cause our stockholders to sell their shares, which may cause a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

The issuance of shares pursuant to the GHS Investment Agreement may have a significant dilutive effect.

Depending on the number of shares we issue pursuant to the Investment Agreement, it could have a significant dilutive effect upon our existing stockholders. Although the number of shares that we may issue pursuant to the Investment Agreement will vary based on our stock price (the higher our stock price, the less shares we have to issue) the information set out below indicates the potential dilutive effect to our stockholders, based on different potential future stock prices, if the full amount of the Purchase Agreement is realized.

Dilution based upon common stock put to GHS and the stock price discounted to GHS purchase price equal to the lower of the (a) lowest trading price on the date of the Put Notice and (ii) the average of the three lowest trades during the five days following the Put Notice. The example below illustrates dilution based upon a $0.07 market price (on March 17 , 2017 and other increased/decreased prices (without regard to GHS’ 9.99% ownership limit):

$5,000,000 Put

Stock Price	Shares Issued	Percentage of Outstanding Shares (1)
$0.1225+75%	40,816,327	58.4%
$0.105+50%	47,619,048	62.1%
$0.0875+25%	57,142,857	66.3%
$0.07	71,428,571	71.0%
$0.0525-25%	95,238,095	62.5%
$0.035-50%	142,857,143	83.1%
$0.0175-75%	285,714,286	90.8%

(1)	Based on 29,106,890 shares outstanding as of March 17 , 2017.

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GHS has entered into similar agreements with other public companies and may not have sufficient capital to meet our put notices.

GHS has entered into similar investment agreements with other public companies, and some of those companies have filed registration statements with the intent of registering shares to be sold to GHS pursuant to such investment agreements. We do not know if management at any of the companies who have or will have effective registration statements intend to raise funds now or in the future, what the size or frequency of each put request would be, if floors will be used to restrict the number of shares sold, or if the investment agreement will ultimately be cancelled or expire before the entire number of shares are put to GHS. Since we do not have any control over the requests of these other companies, if GHS receives significant requests, it may not have the financial ability to meet our requests. If so, the amount of available funds may be significantly less than we anticipate.

We are registering an aggregate of 8,732,067 shares of common stock to be issued under the GHS Investment Agreement. The sale of such shares could depress the market price of our common stock.

We are registering an aggregate of 8,732,067 shares of common stock under the registration statement of which this Prospectus forms a part for issuance pursuant to the GHS Investment Agreement. The sale of these shares into the public market by GHS could depress the market price of our common stock.

We May Not Have Access to the Full Amount under the Investment Agreement.

The lowest trading price of our common stock was $0.07 on March 17 , 2017. There is no assurance that the market price of our common stock will increase from its current level (and stay above) $0.57 , which is the price required for us to obtain the full $5 million under our agreement with GHS based on the 8,732,067 shares being registered. The entire commitment under the Investment Agreement is for $5,000,000. Therefore, we may not have access to the remaining commitment under the Investment Agreement under this Registration Statement if the share price of our common stock does not increase by approximately 814% from the lowest sale price on March 17 , 2017.

Since our common stock is thinly traded it is more susceptible to extreme rises or declines in price, and you may not be able to sell your shares at or above the price paid.

Since our common stock is thinly traded its trading price is likely to be highly volatile and could be subject to extreme fluctuations in response to various factors, many of which are beyond our control, including (but not necessarily limited to):

●	the trading volume of our shares;

●	the number of securities analysts, market-makers and brokers following our common stock;

●	changes in, or failure to achieve, financial estimates by securities analysts;

●	new products or services introduced or announced by us or our competitors;

●	actual or anticipated variations in quarterly operating results;

●	conditions or trends in our business industries;

●	announcements by us of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

●	additions or departures of key personnel;

●	sales of our common stock and

●	general stock market price and volume fluctuations of publicly-traded, and particularly microcap, companies.

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Investors may have difficulty reselling shares of our common stock, either at or above the price they paid for our stock, or even at fair market value. The stock markets often experience significant price and volume changes that are not related to the operating performance of individual companies, and because our common stock is thinly traded it is particularly susceptible to such changes. These broad market changes may cause the market price of our common stock to decline regardless of how well we perform as a company. In addition, there is a history of securities class action litigation following periods of volatility in the market price of a company’s securities. Although there is no such litigation currently pending or threatened against the Company, such a suit against us could result in the incursion of substantial legal fees, potential liabilities and the diversion of management’s attention and resources from our business. Moreover, and as noted below, our shares are currently quoted on the OTC Link (OTC.QB tier) and, further, are subject to the penny stock regulations. Price fluctuations in such shares are particularly volatile and subject to manipulation by market-makers, short-sellers and option traders.

RISKS RELATED TO OUR BUSINESS

Expanding our brand into new categories or territories may be difficult and expensive, and if we are unable to successfully expand into these categories or territories as expected, our brand may be adversely affected, and we may not achieve our planned sales growth.

Our growth strategy includes the expansion of our brand into new categories or territories, including the fitness, training, and exercise industry. Products that we or our licensees introduce in these new markets may not be successful with the consumers we target. Our brand may also fall out of favor with our current customer base as we expand our products into new markets. In addition, if we, or our licensees, are unable to anticipate, identify or react appropriately to evolving consumer preferences, our sporting goods equipment sales and license revenues may not grow as fast as we plan or may decline and our brand image may suffer.

Achieving market acceptance for new products will likely require us to exert substantial product development and marketing efforts, which could result in a material increase in selling, general and administrative expenses, both in absolute dollars and as a percentage of revenue. There can be no assurance that we will have the resources necessary to undertake these efforts or that these efforts will sufficiently increase our sporting goods equipment sales and license revenues. Material increases in our selling, general and administrative expenses could adversely impact our results of operations.

Our products face intense competition.

XFIT is a fitness products and sports surfaces company and the relative popularity of various sports and fitness activities and changing design trends affect the demand for our products. The fitness and sports surfaces industries are highly competitive in the United States and on a worldwide basis. We compete with a significant number of other product, equipment, surfaces and apparel suppliers to the fitness industry, many of whom have:

●	significantly greater financial resources than us;

●	more comprehensive product lines;

●	longer-standing relationships with suppliers, manufacturers and retailers;

●	broader distribution capabilities;

●	stronger brand recognition and loyalty than we have, and

●	the ability to invest substantially more on product advertising and sales.

Our competitors’ greater capabilities in the above areas may enable them to better differentiate their products from ours, gain stronger brand loyalty, withstand periodic downturns in the apparel and fitness equipment and product industries, compete more effectively on the basis of price and production, and more quickly develop new products.

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Failure to maintain our reputation and brand image could negatively impact our business.

Our brand has international recognition, and our success depends on our ability to maintain and enhance our brand image and reputation. We could be adversely impacted if our brand is tarnished or receives negative publicity. In addition, adverse publicity about regulatory or legal action against us could damage our reputation and brand image, undermine consumer confidence in us, and reduce long-term demand for our products, even if the regulatory or legal action is unfounded or not material to our operations.

In addition, our success in maintaining, extending, and expanding our brand image depends on our ability to adapt to a rapidly changing media environment, including our increasing reliance on social media and online dissemination of advertising campaigns. Negative posts or comments about us on social networking websites could seriously damage our reputation and brand image. If we do not maintain, extend, and expand our brand image, then our product sales, financial condition, or results of operations could be materially and adversely affected.

Failure to obtain high quality endorsers of our products could harm our business.

We establish relationships with professional athletes and sports leagues and associations to develop, evaluate, and promote our products, as well as establish product authenticity with consumers. If certain endorsers were to stop using our products, our business could be adversely affected. In addition, actions taken by either the athletes or the sports leagues and associations associated with our products that harm the reputations of those athletes, could also seriously harm our brand image with consumers and, as a result, could have an adverse effect on our sales and financial condition. In addition, poor performance by our endorsers, a failure to continue to correctly identify promising athletes or sports leagues and associations to use and endorse our products, or a failure to enter into cost-effective endorsement arrangements with prominent athletes could adversely affect our brand, sales, and profitability.

Failure of our licensing partners to preserve the value of our licenses could have a material adverse effect on our business.

The risks associated with our own products also apply to our licensed products in addition to any number of possible risks specific to a licensing partner’s business, including, for example, risks associated with a particular licensing partner’s ability to do the following:

●	obtain capital;

●	manage its labor relations;

●	maintain relationships with its suppliers;

●	maintain the quality and marketability of products bearing our trademarks;

●	manage its credit risk effectively;

●	meet its financial obligations to us; and

●	maintain relationships with its customers.

The failure of our licensing partners to successfully operate their businesses or to perform in a manner consistent with our desired business practices could result in a decrease in our revenues generated from sales of our licensed products and the loss of goodwill which could impact our financial results and cause a material adverse effect on our business.

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Third parties may claim that we are infringing their intellectual property rights, and these claims may be costly to defend, may require us to pay licensing fees, damages, or other amounts, and may prevent, or otherwise impose limitations on the manufacture, distribution or sale of our products.

From time to time, third parties may claim that we are infringing on their intellectual property rights, and we may be found to infringe those intellectual property rights. While we do not believe that any of our products infringe the valid intellectual property rights of third parties, we may be unaware of the intellectual property rights of others that may cover some of our current or planned new products. If we are forced to defend against third party claims, whether or not the claims are resolved in our favor, we could encounter expensive and time consuming litigation which could divert our management and key personnel from business operations. If we are found to be infringing on the intellectual property rights of others, we may be required to pay damages or ongoing royalty payments, or comply with other unfavorable terms. Additionally, if we are found to be infringing on the intellectual property rights of others, we may not be able to obtain license agreements on terms acceptable to us, and this may prevent us from manufacturing, marketing or selling our products. Thus, these third party claims may significantly reduce the sales of our products or increase our cost of goods sold. Any reductions in sales or cost increases could be significant, and could have a material and adverse effect on our business.

Our business is affected by seasonality, which could result in fluctuations in our operating results.

We experience moderate fluctuations in aggregate sales volume during the year. Historically, revenues in the first and fourth calendar quarters have slightly exceeded those in the second and third calendar quarters. However, the mix of product sales may vary considerably from time to time as a result of changes in seasonal and geographic demand for particular types of apparel and equipment. In addition, our customers may cancel orders, change delivery schedules, or change the mix of products ordered with minimal notice. As a result, we may not be able to accurately predict our quarterly sales. Accordingly, our results of operations are likely to fluctuate significantly from period to period. This seasonality, along with other factors that are beyond our control, including general economic conditions, changes in consumer preferences, weather conditions, availability of import quotas, and currency exchange rate fluctuations, could adversely affect our business and cause our results of operations to fluctuate. Our operating margins are also sensitive to a number of additional factors that are beyond our control, including manufacturing and transportation costs, shifts in product sales mix, and geographic sales trends, all of which we expect to continue. Results of operations in any period should not be considered indicative of the results to be expected for any future period.

Failure to adequately protect or enforce our intellectual property rights could adversely affect our business.

We utilize trademarks on nearly all of our products and believe that having distinctive marks that are readily identifiable is an important factor in creating a market for our goods, in identifying us, and in distinguishing our goods from the goods of others. We consider our XFit Brands®, Throwdown®, and Transformations™ trademarks to be among our most valuable intangible assets. Throwdown®, for example is registered in thirty-nine (39) countries.

We believe that our trademarks, trade secrets, and other intellectual property rights are important to our brand, our success, and our competitive position. In the future, we may encounter counterfeit reproductions of our products or that otherwise infringe on our intellectual property rights. If we are unsuccessful in challenging a party’s products on the basis of trade secret misappropriation or trademark, or other intellectual property infringement, continued sales of these products could adversely affect our sales and our brand and result in the shift of consumer preference away from our products.

The actions we take to establish and protect trademarks, and other intellectual property rights may not be adequate to prevent imitation of our products by others or to prevent others from seeking to block sales of our products as violations of proprietary rights.

We take various actions to prevent confidential information from unauthorized use and/or disclosure. Such actions include contractual measures such as entering into non-disclosure agreements. Our controls and efforts to prevent unauthorized use and/or disclosure of confidential information might not always be effective.

In addition, the laws of certain foreign countries may not protect or allow enforcement of intellectual property rights to the same extent as the laws of the United States. We may face significant expenses and liability in connection with the protection of our intellectual property rights outside the United States, and if we are unable to successfully protect our rights or resolve intellectual property conflicts with others, our business or financial condition may be adversely affected.

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Potential liability exposure in our equipment business may have a material adverse effect on the consumer demand for our products.

Our equipment is exposed to an inherent risk of potential product liability claims as MMA, boxing, and fitness training are high-risk activities that involves physical contact. A judgment against us due to an alleged failure or defects of our equipment could lead to substantial damage awards. We currently maintain product liability and excess liability insurance with maximum coverage of one million dollars ($1,000,000) and one million dollars ($1,000,000), respectively, for each occurrence. If a successful claim is brought against us in excess of, or outside of, our insurance coverage, it could have a material adverse effect on our business, results of operations, or financial condition. Although we invest resources in research and development and every attempt is made to ensure the safety of our products, claims against us may arise and, regardless of their merit or eventual outcome, these claims may have a material adverse effect on the consumer demand for our products.

Our Success Depends on Attracting and Retaining Qualified Personnel and subcontractors in a Competitive Environment.

The success of our business is dependent on our ability to attract, develop and retain qualified personnel advisors and subcontractors. Changes in general or local economic conditions and the resulting impact on the labor market may make it difficult to attract or retain qualified individuals in the geographic areas where we perform our work. If we are unable to provide competitive compensation packages, high-quality training programs and attractive work environments or to establish and maintain successful partnerships, our ability to profitably execute our work could be adversely impacted.

Accounting for Our Revenues and Costs Involves Significant Estimates.

Accounting for our contract-related revenues and costs, as well as other expenses, requires management to make a variety of significant estimates and assumptions. Although we believe we have sufficient experience and processes to enable us to formulate appropriate assumptions and produce reasonably dependable estimates, these assumptions and estimates may change significantly in the future and could result in the reversal of previously recognized revenue and profit. Such changes could have a material adverse effect on our financial position and results of operations.

Our Contract Backlog is Subject to Unexpected Adjustments and Cancellations and Could be an Uncertain Indicator of Our Future Earnings.

We cannot guarantee that the revenues projected in our sports surfaces contract backlog will be realized or, if realized, will be profitable. Projects reflected in our contract backlog may be affected by project cancellations, scope adjustments, time extensions or other changes. Such changes may adversely affect the revenue and profit we ultimately realize on these projects.

The Company’s Business May Be Subject to the Effects of Adverse Publicity and Negative Public Perception Related to Synthetic Turf Products.

Negative public perception regarding our industry resulting from, among other things, concerns raised by advocacy groups or the public in general about synthetic turf fields and the potential impact on human health related to certain chemical compounds found in the infill of such fields may negatively impact the sales of synthetic turf products. Despite not using any toxic or known harmful materials in our products, there can be no assurance that the Company will not be subject to adverse publicity or negative public perception surrounding the impact on human health of synthetic turf and related products in the future or that such negative public perception would not have an adverse or material negative impact on its financial position, results of operations or cash flows.

If We Are Unable to Obtain Raw Materials in a Timely Manner or if the Price of Raw Materials Increases Significantly, Production Time and Product Costs Could Increase, Which May Adversely Affect Our Business.

Synthetic turf made to our specifications can be purchased from a variety of manufacturers, there are several sources of all of our infill products and two manufacturers from which we can purchase expanded polypropylene shock and drainage pads. We do not anticipate any supply issues due to the fact that the raw materials to develop these products are readily available and currently not scarce. We do not have any exclusive supplier contracts for our products. We buy our pad, infill components and turf from manufacturers at the best price we can negotiate based on volume discounts but if the prices of the raw materials necessary to make these products, including the yarn, backing and infill in our products, rise significantly, we may be unable to pass on the increased cost to our customers. Our results of operations could be adversely affected if we are unable to obtain adequate supplies of raw materials in a timely manner or at reasonable cost. In addition, from time to time, we may need to reject raw materials that do not meet our specifications, resulting in potential delays or declines in output. Furthermore, problems with our raw materials may give rise to compatibility or performance issues in our products, which could lead to an increase in customer returns or product warranty claims. Errors or defects may arise from raw materials supplied by third parties that are beyond our detection or control, which could lead to additional customer returns or product warranty claims that may adversely affect our business and results of operations.

Failure to Maintain Safe Work Sites Could Result in Significant Losses.

Construction and maintenance sites are potentially dangerous workplaces and often put our employees and others in close proximity with mechanized equipment, moving vehicles, chemical and manufacturing processes, and highly regulated materials. On many sites, we are responsible for safety and, accordingly, must implement safety procedures. If we fail to implement these procedures or if the procedures we implement are ineffective, we may suffer the loss of or injury to our employees, as well as expose ourselves to possible litigation. Our failure to maintain adequate safety standards could result in reduced profitability or the loss of projects or clients, and could have a material adverse impact on our financial position, results of operations, cash flows and liquidity.

An Inability to Obtain Bonding Could Have a Negative Impact on Our Operations and Results.

We may be required to provide surety bonds securing our performance for some of our public and private sector contracts. Our inability to obtain reasonably priced surety bonds in the future could significantly affect our ability to be awarded new contracts, which could have a material adverse effect on our financial position, results of operations, cash flows and liquidity.

Failure of Our Subcontractors to Perform as Anticipated Could Have a Negative Impact on Our Results.

We subcontract portions of many of our contracts to specialty subcontractors, but we are ultimately responsible for the successful completion of their work. Although we seek to require bonding or other forms of guarantees, we are not always successful in obtaining those bonds or guarantees from our higher-risk subcontractors. In this case we may be responsible for the failures on the part of our subcontractors to perform as anticipated, resulting in a potentially adverse impact on our cash flows and liquidity. In addition, the total costs of a project could exceed our original estimates and we could experience reduced profits or a loss for that project, which could have an adverse impact on our financial position, results of operations, cash flows and liquidity.

We are subject to data security and privacy risks that could negatively affect our results, operations or reputation.

Hackers and data thieves are increasingly sophisticated and operate large-scale and complex automated attacks. Any breach of our network may result in the loss of valuable business data, misappropriation of our consumers’ or employees’ personal information, or a disruption of our business, which could give rise to unwanted media attention, materially damage our customer relationships and reputation, and result in lost sales, fines, or lawsuits.

Failure of our contractors or our licensees’ contractors to comply with local laws, and other standards could harm our business.

We work with third party contractors to manufacture our products, and we also have license agreements that permit unaffiliated parties to manufacture or contract for the manufacture of products using our intellectual property. From time to time, the contractors that manufacture our products and our licensees that make products using our intellectual property may not comply with applicable environmental, health, or safety standards for the benefit of workers, or other applicable local laws, or our licensees may fail to enforce such standards or applicable local law on their contractors. Significant or continuing noncompliance with such standards and laws by one or more contractors could harm our reputation or result in a product recall and, as a result, could have an adverse effect on our sales and financial condition.

We rely on third party contract manufacturers.

Our equipment and apparel are supplied by approximately nine (9) factories located in three (3) countries. We do not own or operate any of our own manufacturing facilities and depend upon independent contract manufacturers to manufacture all of the products we sell. Our ability to meet our customers’ needs depends on our ability to maintain a steady supply of products from our independent contract manufacturers. If one or more of our suppliers were to close or sever their relationship with us or significantly alter the terms of our relationship, we may not be able to obtain replacement products in a timely manner, which could have a material adverse effect on our sales, financial condition, or results of operations. Additionally, if any of our contract manufacturers fail to make timely shipments, do not meet our quality standards, or otherwise fail to deliver us product in accordance with our plans, there could be a material adverse effect on our results of operations.

We depend on key personnel, the loss of whom would harm our business.

Our future success will depend in part on the continued service of key executive officers and personnel. We do not currently have employment agreements with any of our executive officers. The loss of the services of any key individual could harm our business. Our future success also depends on our ability to recruit, retain, and motivate our personnel sufficiently, both to maintain our current business and to execute our strategic initiatives. Competition for employees in our industry is intense and we may not be successful in attracting and retaining such personnel.

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We may incur significant costs to be a public company to ensure compliance with U.S. corporate governance and accounting requirements and we may not be able to absorb such costs.

We may incur significant costs associated with our public company reporting requirements, costs associated with applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect these costs to approximate at least $100,000 per year, consisting of at least $55,000 in legal, $40,000 in audit, and $5,000 for financial printing and transfer agent fees. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We may not be able to cover these costs from our operations and may need to raise or borrow additional funds. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We will remain an “emerging growth company” for up to five years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following June 30.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We expect our quarterly results to fluctuate, which may adversely affect our stock price.

We expect that our quarterly results will fluctuate significantly. We believe that period-to-period comparisons of our operating results are not meaningful. Additionally, if our operating results in one or more quarters do not meet securities analysts’ or your expectations, the price of our common stock could decrease.

Failure to raise additional capital to fund future operations could harm our business and results of operations.

As of December 31, 2016, we had a cash balance of $78,745 , a working capital of $127,842 and an accumulated deficit of $8,845,945 . In addition, for the year ended June 30, 2016 and the six months ended December 31 , 2016, we have incurred losses from operations of $1,213,529 and $523,965 , respectively, and a net loss of $1,782,766 and $1,052,688 , respectively. We believe that we are able to fund our immediate operations, working capital requirements, and debt service requirements with existing working capital, cash flows generated from operations, our new factoring arrangement and advances under the GHS Investment Agreement. However, we will likely require additional financing in order to finance our newly-acquired sports surfaces division and fully implement our business plans and strategy, including any product acquisition or expansion plans. In the event that our cash flows from operations are insufficient to fund our operations, working capital requirements, and debt service requirements, we would need to raise additional capital, either by borrowing more money, if possible, or by selling our securities or seeking out joint venture opportunities. Any additional borrowing or significant capital expenditures may require the written consent of the PIMCO Fund. We may not be successful in raising additional financing as and when we need it. If we are unable to obtain additional financing in sufficient amounts or on acceptable terms, our operating results and prospects could be adversely affected.

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If our costs and expenses are greater than anticipated and we are unable to raise additional working capital, we may be unable to fully fund our operations and to otherwise execute our business plan.

Should our costs and expenses prove to be greater than we currently anticipate, or should we change our current business plan in a manner that will increase or accelerate our anticipated costs and expenses, the depletion of our working capital would be accelerated. To the extent it becomes necessary for us to raise additional cash in the future as our current cash and working capital resources are depleted, we will seek to raise it through the public or private sale of debt or equity securities, funding from joint-venture or strategic partners, debt financing or short-term loans, or a combination of the foregoing. We may also seek to satisfy indebtedness without any cash outlay through the private issuance of debt or equity securities. Other than our factoring arrangement with Crown Financial, LLC and our Investment Agreement with GHS, we currently do not have any binding commitments for, or readily available sources of, additional financing. We cannot give you any assurance that we will be able to secure the additional cash or working capital we may require to continue our operations.

If we were unable to satisfy our obligations under our delayed draw note, our business would be adversely affected.

We have issued a senior secured promissory note in the amount of $3,500,000, which is secured by all of our assets. This promissory note is due on July 12, 2020. If we were unable to pay this debt at maturity or if we otherwise default on our obligations thereunder, the PIMCO Fund could exercise its rights and remedies under the promissory note and related note purchase agreement and security agreement, which could include foreclosing on all of our assets. Any such action would have a material adverse effect on our business and prospects.

If our costs and expenses are greater than anticipated and we are unable to raise additional working capital, we may be unable to fully fund our operations and to otherwise execute our business plan.

Should our costs and expenses prove to be greater than we currently anticipate, or should we change our current business plan in a manner that will increase or accelerate our anticipated costs and expenses, the depletion of our working capital would be accelerated. To the extent it becomes necessary for us to raise additional cash in the future as our current cash and working capital resources are depleted, we will seek to raise it through the public or private sale of debt or equity securities, funding from joint-venture or strategic partners, debt financing or short-term loans, or a combination of the foregoing. We may also seek to satisfy indebtedness without any cash outlay through the private issuance of debt or equity securities. Other than our factoring arrangement with Crown Financial, LLC and our Investment Agreement with GHS, we currently do not have any binding commitments for, or readily available sources of, additional financing. We cannot give you any assurance that we will be able to secure the additional cash or working capital we may require to continue our operations.

If we require additional capital and even if we are able to raise additional financing, we might not be able to obtain it on terms that are not unduly expensive or burdensome to the company or disadvantageous to our existing stockholders.

If we require additional capital and even if we are able to raise additional cash or working capital through the public or private sale of debt or equity securities, funding from joint-venture or strategic partners, debt financing or short-term loans, or the satisfaction of indebtedness without any cash outlay through the private issuance of debt or equity securities, the terms of such transactions may be unduly expensive or burdensome to us or disadvantageous to our existing stockholders. For example, we may be forced to sell or issue our securities at significant discounts to market, or pursuant to onerous terms and conditions, including the issuance of preferred stock with disadvantageous dividend, voting or veto, board membership, conversion, redemption or liquidation provisions; the issuance of convertible debt with disadvantageous interest rates and conversion features; the issuance of warrants with cashless exercise features; the issuance of securities with anti-dilution provisions; and the grant of registration rights with significant penalties for the failure to quickly register. If we raise debt financing, we may be required to secure the financing with all of our business assets, which could be sold or retained by the creditor should we default in our payment obligations.

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We are obligated to develop and maintain proper and effective internal control over financial reporting. We may not complete our analysis of our internal control over financial reporting in a timely manner, or these internal controls may not be determined to be effective, which may adversely affect investor confidence in our company and, as a result, the value of our common stock.

We are required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting. This assessment includes disclosure of any material weaknesses identified by our management in our internal control over financial reporting, as well as a statement that our independent registered public accounting firm has issued an attestation report on the effectiveness of our internal control over financial reporting.

Complying with Section 404 requires a rigorous compliance program as well as adequate time and resources. As a result of developing, improving and expanding our core information technology systems as well as implementing new systems to support our sales, engineering, supply chain and manufacturing activities, all of which require significant management time and support, we may not be able to complete our internal control evaluation, testing and any required remediation in a timely fashion. Additionally, if we identify one or more material weaknesses in our internal control over financial reporting, we may be unable to assert that our internal controls are effective. If we are unable to assert that our internal control over financial reporting is effective, we could lose investor confidence in the accuracy and completeness of our financial reports, which would have a material adverse effect on the price of our common stock.

RISKS RELATED TO OUR SECURITIES

You may not be able to sell your shares if you need money.

Our common stock is traded on the OTC Markets (QB Marketplace Tier), an inter-dealer automated quotation system for equity securities. During the three months preceding the date of this Prospectus, the average daily trading volume of our common stock was approximately 27,824 shares. We consider our common stock to be “thinly traded” and any last reported sale prices may not be a true market-based valuation of the common stock. Stockholders may experience difficulty selling their shares if they choose to do so because of the illiquid market and limited public float for our common stock.

We have not voluntarily implemented various corporate governance measures, in the absence of which stockholders may have more limited protections against interested director transactions, conflicts of interests and similar matters.

We have not yet adopted any corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. We have not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have a sufficient number of independent directors. In the future, we may seek to establish an audit and other committees of our board of directors. It is possible that if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

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Outstanding shares that are eligible for future sale could adversely impact a public trading market for our common stock, if a public market develops.

Approximately 44.5% of the shares of our common stock are subject to Rule 144 as control securities. The amount of shares which are available for sale in the public market could result in a depression of our stock price until such time, if ever, that an active and liquid market for our common stock is developed. The amount of restricted shares which are available for sale in the public market, should such a market be developed, with or without the liquidation of those shares, could result in a depression of our stock price until such time, if ever, that an active and liquid market for our common stock is developed and the restricted shares are liquidated by their owners.

You may face significant restrictions on the resale of your shares due to state “blue sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. We have not yet applied to have our securities registered in any state. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

If we fail to remain current on our reporting requirements, we could be removed from the OTC Markets which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Approximately 43% of the shares of our common stock are subject to Rule 144 as control securities. The amount of shares which are available for sale in the public market could result in a depression of our stock price until such time, if ever, that an active and liquid market for our common stock is developed. The amount of restricted shares which are available for sale in the public market, should such a market be developed, with or without the liquidation of those shares, could result in a depression of our stock price until such time, if ever, that an active and liquid market for our common stock is developed and the restricted shares are liquidated by their owners.

The application of the “penny stock” rules could adversely affect the market price of our common shares and increase your transaction costs to sell those shares.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require the following:

●	that a broker or dealer approve a person’s account for transactions in penny stocks; and

●	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must do the following:

●	obtain financial information and investment experience objectives of the person; and

●	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

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The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

●	sets forth the basis on which the broker or dealer made the suitability determination; and

●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our securities and cause a decline in the market value of our securities.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

We do not intend to pay dividends.

We have not paid any cash dividends to date and do not expect to pay dividends for the foreseeable future on our common stock. Our agreement with PIMCO prevents us from paying cash dividends.

Our common stock price is likely to be highly volatile, which may subject us to securities litigation thereby diverting our resources which may affect our profitability and results of operation.

The market price for our common stock is likely to be highly volatile as the stock market in general. The following factors will add to our common stock price’s volatility:

●	actual or anticipated variations in our quarterly operating results;

●	announcements by us of acquisitions;

●	additions or departures of our key personnel; and

●	sales of our common stock.

Many of these factors are beyond our control. These factors may decrease the market price of our common stock, regardless of our operating performance. In the past, plaintiffs have initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

Our officers and directors collectively own a substantial portion of our outstanding common stock, and as long as they do, they may be able to control the outcome of stockholder voting.

Our officers and directors are collectively the beneficial owners of approximately 46.4% of the outstanding shares of our common stock as of the date of this Prospectus. Accordingly, these stockholders, individually and as a group, may be able to control us and direct our affairs and business, including any determination with respect to a change in control, future issuances of common stock or other securities, declaration of dividends on the common stock and the election of directors.

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Our officers and directors control a significant percentage of our outstanding stock, which could result in a conflict of interest.

Our officers and directors are collectively the beneficial owners of approximately 46.4% of the outstanding shares of our common stock as of the date of this Prospectus. Accordingly, these stockholders, individually and as a group, may be able to control us and direct our affairs and business, including any determination with respect to a change in control, future issuances of common stock or other securities, declaration of dividends on the common stock and the election of directors.

This concentrated control could delay, defer, or prevent a change of control, merger, consolidation, or sale of all or substantially all of our assets that our other stockholders support, or conversely this concentrated control could result in the consummation of such a transaction that our other stockholders do not support. Our board members owe a fiduciary duty to our stockholders and must act in good faith in a manner they reasonably believe to be in the best interests of our stockholders. As stockholders, even controlling stockholders, our officers and directors are entitled to vote their shares, in their own interests, which may not always be in the interests of our stockholders generally, which is therefore a potential conflict of interest.

We have the ability to issue additional shares of our common stock and shares of preferred stock without asking for stockholder approval, which could cause your investment to be diluted.

Our Articles of Incorporation authorizes the Board of Directors to issue up to 1,250,000,000 shares of common stock and up to 10,000,000 shares of preferred stock. The power of the Board of Directors to issue shares of common stock, preferred stock or warrants or options to purchase shares of common stock or preferred stock is generally not subject to stockholder approval. Accordingly, any additional issuance of our common stock, or preferred stock that may be convertible into common stock, may have the effect of diluting your investment.

By issuing preferred stock, we may be able to delay, defer, or prevent a change of control.

Our Articles of Incorporation permits us to issue, without approval from our stockholders, a total of 10,000,000 shares of preferred stock. Our Board of Directors can determine the rights, preferences, privileges and restrictions granted to, or imposed upon, the shares of preferred stock and to fix the number of shares constituting any series and the designation of such series. It is possible that our Board of Directors, in determining the rights, preferences and privileges to be granted when the preferred stock is issued, may include provisions that have the effect of delaying, deferring or preventing a change in control, discouraging bids for our common stock at a premium over the market price, or that adversely affect the market price of and the voting and other rights of the holders of our common stock.

Securities analysts may not cover our common stock and this may have a negative impact on our common stock’s market price.

The trading market for our common stock may depend on the research and reports that securities analysts publish about us or our business. We do not have any control over these analysts. There is no guarantee that securities analysts will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect our common stock’s market price, if any. If we are covered by securities analysts, and our stock is downgraded, our stock price would likely decline. If one or more of these analysts ceases to cover us or fails to publish regularly reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” beginning on page • that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

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While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this Prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the shares of our common stock by GHS, Kodiak or PIMCO. All proceeds from the sale of such shares will be for the account of GHS, Kodiak or PIMCO, as applicable. However, we will receive proceeds from the sale of securities pursuant to each Put Notice we send to GHS and we will receive up to $350,000 upon full exercise of the warrant by PIMCO. Any proceeds from the GHS Investment Agreement or from the exercise of the PIMCO warrant will be used for general working capital purposes . We will pay for expenses of this offering, except that the selling stockholders will pay any broker discounts or commissions or equivalent expenses applicable to the sale of their shares.

Selling Stockholders

We agreed to register for resale shares of common stock of GHS under the Investment Agreement, Kodiak under the Kodiak Purchase Agreement and PIMCO related to the shares of common stock underlying their warrant (each, a “Selling Shareholder”). The Selling Stockholders may from time to time offer and sell any or all of their shares that are registered under this Prospectus. GHS and Kodiak and any participating broker-dealers are (and PIMCO may be) “underwriters” within the meaning of the Securities Act of 1933, as amended. All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling security holder in connection with the sale of such shares.

The following table provides information regarding the beneficial ownership of our common stock held by each of the Selling Stockholders as of the date of this Prospectus, including:

1. the number of shares owned by each prior to this offering;

2. the total number of shares that are to be offered by each;

3. the total number of shares that will be owned by each upon completion of the offering;

4. the percentage owned by each upon completion of the offering and

5. the identity of the beneficial holder of any entity that owns the shares.

The named party beneficially owns and has sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling stockholders sells shares of common stock not being offered in this Prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 29,106,890 shares of common stock outstanding on March 17 , 2016.

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Name of Selling Shareholder	Shares Owned Prior to this Offering		Total Number of Shares to be Offered for Selling Shareholder Account		Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
GHS Investments, LLC(1)	294,117		8,732,067	(2)	294,117	(3	) %*
Kodiak Capital Group, LLC (4)	1,250,000		1,250,000		0	0	%*
PIMCO Funds: Private Account Portfolio Series: PIMCO High Yield Portfolio (5)	5,799,534	(6)	3,783,895	(7)	2,015,639	6.3	%*

*None of the selling stockholders: (i) has had a material relationship with us other than as a shareholder at any time within the past three years or (ii) has ever been one of our officers or directors.

(1)	Mark Grober has voting control over GHS, and as such, has the authority to direct voting and investment decisions regarding the securities.

(2)	Represents only the number of shares of common stock offered in this Prospectus, and included in the registration statement of which this Prospectus is a part, as may be issued or issuable upon put notices under the Investment Agreement with GHS.

(3)	Less than 1%.

(4)	Ryan Hodson is the Managing Director of Kodiak Capital Group, LLC and, in that capacity, has the authority to direct voting and investment decisions regarding the securities.

(5)	PIMCO Funds: Private Account Portfolio Series: PIMCO High Yield Portfolio is a commingled 1940 Act registered fund, and the investment adviser of the fund is Pacific Investment Management Company LLC (PIMCO). The lead portfolio manager of the Fund is Christian Stracke. Mr. Stracke is a Managing Director of PIMCO and, in his capacity as the portfolio manager of the fund, is the natural person with voting and investment control over these shares on behalf of the fund.

(6)

Includes 2,910,689 shares under presently exercisable warrants, based on 29,106,890 shares outstanding as of the date of this Prospectus. PIMCO has the right to purchase 10% of our outstanding common stock. Assuming GHS purchases the full amount offered under this Prospectus, our total outstanding shares will increase to 37,838,950 which will increase the number of shares purchasable under PIMCO’s warrant to 3,783,895 shares.

(7)

Represents (i) 2,040,639 shares of common stock currently held by PIMCO and (ii) the amount of shares underlying the warrant issued to PIMCO following the issuance of 8,732,067 shares to GHS under Put Notices.

PLAN OF DISTRIBUTION

Investment Agreement / Registration Rights Agreement with GHS

On August 12, 2016 we entered into an “at the market” Investment Agreement GHS. Although we are not mandated to sell shares under the Investment Agreement, the Investment Agreement gives us the option to sell to GHS up to $5,000,000 worth of our common stock (“Shares”), over the period following effectiveness of a registration statement under the Securities Act of 1933 (the “Effective Date”) and ending thirty-six (36) months after the Effective Date. Under the terms of the Investment Agreement, we have the right to deliver from time to time a Put Notice to GHS stating the dollar amount of Put Shares (up to $500,000 under any individual Put Notice)(the “Put Amount”) that we intend to sell to GHS with the price per share based on the following formula: the lesser of (a) the lowest sale price for the Common Stock on the date of the Put Notice (the “Put Notice Date”); or (b) the arithmetic average of the three (3) lowest trading prices for the Company’s Common Stock during the five trading days following the Put Notice Date. The maximum number of shares that can be put to GHS is two times the average daily trading volume during the ten trading days prior to the closing of a put (the “Closing Date”). If the amount of the tranche exceeds the volume limitation, additional tranches will be delivered until the entire Put Amount is delivered. Each tranche, including the initial tranche, will trigger a new purchase price, and will be priced according to the purchase price definition.

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On any Closing Date, we shall deliver to GHS the number of shares of the Common Stock registered in the name of GHS as specified in the Put Notice. In addition, we must deliver the other required documents, instruments and writings required. GHS is not required to purchase the shares unless:

●	Our Registration Statement with respect to the resale of the shares of Common Stock delivered in connection with the applicable Put shall have been declared effective.

●	at all times during the period beginning on the date of the Put Notice and ending on the date of the related closing, our Common Stock has been listed on the Principal Market as defined in the Investment Agreement (which includes, among others, the OTC Market: QB Tier) and shall not have been suspended from trading thereon.

●	we have complied with our obligations and we are not otherwise not in breach of or in default under the Investment Agreement, the Registration Rights Agreement or any other agreement executed in connection therewith;

●	no injunction has been issued and remains in force, and no action has been commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the Put Shares; and

●	the issuance of the Shares will not violate any shareholder approval requirements of the market or exchange on which our Common Stock is principally listed.

In addition, there is an ownership limit for GHS of 9.99% of the total outstanding shares.

GHS will not engage in any “short-sale” (as defined in Rule 200 of Regulation SHO) of our Common Stock at any time during this Agreement. Pursuant to the Investment Agreement with GHS, we agreed to pay a fee equaling $250,000 or 5% of the Commitment Amount (the “Commitment Fee”) which shall be paid in installments of Fifty Thousand ($50,000) beginning on the earlier of (i) the Effective Date and (ii) January 1, 2017 and, the first Trading Day of each January, April, July and October thereafter until fully paid. Each installment of the Commitment Fee shall be paid either in cash or, at the election of the Company, in shares of Common Stock, which shall be deemed a put under the Investment Agreement. On August 12, 2016, we entered into a Registration Rights Agreement with GHS requiring, among other things that we prepare and file with the SEC the Registration Statement on Form S-1 of which this is a part covering the resale of the shares issuable to GHS under the Investment Agreement. As per the Investment Agreement, GHS’ obligations are not assignable.

The foregoing descriptions of the Investment Agreement and the Registration Rights Agreement are qualified in its entirety by reference to the provisions of the Investment Agreement and the Registration Rights Agreement filed as exhibits to the Registration Statement of which this Prospectus is a part which are incorporated herein by reference.

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PIMCO

We will not receive any proceeds from the sale of up to 3,783,895 shares by PIMCO, including the shares they which they will receive upon exercise of the warrant held by them. However, we may receive up to $350,000 upon full exercise of the warrant by them. We have prepared the registration statement of which this Prospectus is a part, and we are paying the costs of the registration statement. We are solely responsible for the content of the registration statement and of this Prospectus.

Manner of Sale

We have not engaged an underwriter for the offering made by either GHS, Kodiak or PIMCO. Each of GHS, Kodiak and PIMCO has advised us that none of them have engaged an underwriter for the offering. We expect each of GHS, Kodiak and PIMCO to make their own decisions as to if and when to sell their shares and, in general, to place their respective shares in their individual accounts at their own securities broker-dealers and request the entry of sell orders against their stock positions.

GHS, Kodiak and PIMCO, may sell their shares in open market or block transactions or otherwise in accordance with the rules of the OTC Markets, or in private transactions, at prices related to the prevailing market prices or at negotiated prices. GHS, Kodiak and PIMCO may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from selling stockholders for whom such broker-dealers may act as agent or to whom they sell as principal or both. Upon any sale of shares offered hereby, selling stockholders and participating broker-dealers or selling agents may be deemed to be “underwriters” as that term is defined in the Securities Act, in which event any discounts, concessions or commissions they receive, which are not expected to exceed those customary in the types of transactions involved, or any profit on re-sales of the shares by them, may be deemed to be underwriting commissions or discounts under the Securities Act.

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DETERMINATION OF OFFERING PRICE

Each of GHS, Kodiak and PIMCO may sell its shares in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices. We will not receive any proceeds from the sale of shares by any of GHS, Kodiak or PIMCO.

PENNY STOCK CONSIDERATIONS

Trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

State Securities - Blue Sky Laws

There is no public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities regulations or laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the Blue Sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state Blue-Sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the shares of our common stock for an indefinite period of time.

Selling security holders may contact us directly to ascertain procedures necessary for compliance with Blue Sky Laws in the applicable states relating to sellers and/or purchasers of our shares of common stock.

We have applied for listing in Mergent, Inc. Securities Manual which provides us with “manual” exemptions (as described below) in approximately 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

Thirty-three states have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by selling security holders under this Prospectus. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor’s Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after the Registration Statement, of which this Prospectus forms a part, is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

We currently do not intend to and may not be able to qualify our common stock for resale in other states which require shares to be qualified before they can be resold by our security holders.

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Limitations Imposed by Regulation M

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each selling security holder will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the associated rules and regulations thereunder, including, without limitation, Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling security holders. We will make copies of this Prospectus available to the selling security holders and will inform them of the need for delivery of copies of this Prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We assume no obligation to so deliver copies of this Prospectus or any related Prospectus supplement.

DESCRIPTION OF BUSINESS

General

XFit Brands, Inc. was incorporated in September 2014 under the laws of the State of Nevada. As used herein, the terms “we,” “us,” “XFIT,” and the “Company” refer to XFit Brands, Inc. and its predecessors, subsidiaries, and affiliates, collectively, unless the context indicates otherwise. Our fiscal year end is June 30. Our principal office address is 25731 Commercentre Drive, Lake Forest, CA 92630.

Our principal business activity is the design, development, and worldwide marketing and selling of functional equipment, training gear, apparel, and accessories for the impact sports market and fitness industry. Our mission is to become a leading developer and marketer of functional fitness brands and products at retail and fitness outlets worldwide. Our products span the Impact Sports, Mixed Martial Arts (MMA), High and low impact fitness and Cross Training, and other Action Sports and are marketed and sold under the Throwdown®, XFit Brands®, and Transformations™ brand names, which along with certain trade secrets are protected worldwide. Our products are marketed and sold through a range of different channels including gyms, fitness facilities, and directly to consumers via our internet website and through third party catalogues (which we refer to as our “Direct to Consumer”) through a mix of independent distributors and licensees throughout the world. All of our products are manufactured by a network of independent manufacturers, which satisfy our strict quality requirements. Virtually all apparel products are produced outside the United States, while equipment products are produced both in the United States and abroad.

In October 2016 we expanded our product line to include sports surfaces and construction of athletic training centers through the acquisition of substantially all of the assets of Environmental Turf Surfaces, LLC. Management believes the Company can not only provide the resources for EnviroTurf to expand across all sports and at all levels from professional to the collegiate ranks and high schools, but will also augment the supply chain, sourcing, production and execution capabilities of EnviroTurf to facilitate their growth. Notwithstanding this belief, funding EnviroTurf has presented a challenge to management and the Company has begun a comprehensive evaluation of the EnviroTurf strategy . Xfit Brands is a turnkey supplier to thousands of major gym outlets worldwide and does everything from design, to production, to installation for the outlets. Having surface capabilities now in its portfolio complements its broad line of functional fitness equipment, impact sports equipment, and accessories and furthers its one-stop-shop strategy.

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company.

We will continue to be an emerging growth company until the earliest to occur of (1) the last day of the fiscal year during which we had total annual gross revenues of at least $1 billion (as indexed for inflation), (2) the last day of the fiscal year following the fifth anniversary of the date of our initial public offering under our Prospectus dated February 11, 2015, (3) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt and (4) the date on which we are deemed to be a “large accelerated filer,” as defined under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”).

We also qualify as a “smaller reporting company” under Rule 12b-2 of the Securities Exchange Act of 1934, as amended, which is defined as a company with a public equity float of less than $75 million. To the extent that we remain a smaller reporting company at such time as are no longer an emerging growth company, we will still have reduced disclosure requirements for our public filings some of which are similar to those of an emerging growth company including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

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Background

Our company was founded in 2003 under the Throwdown name. Our initial focus was for development and sale of ramps for Action sports (Skate, Moto, other) and training and competition cages for the Mixed Martial Arts (“MMA”) industry and thereafter expanded into development and sales of training and protective gear for the MMA industry. In the past year, we have begun commercializing a significantly broader portfolio of cross training, fitness and other products capitalizing on the growth of the fitness, training, and exercise industry that has significantly expanded our business. In September 2014, we formed XFit Brands, Inc. as a wholly-owned subsidiary of TD Legacy, LLC to act as a holding company for our Throwdown operations. TD Legacy distributed the shares of XFit Brands held by it to its members on February 13, 2015 and then dissolved on September 22, 2015.

Corporate History

The business was founded in 2003 under the Throwdown name, and was originally incorporated in 2007 as Throwdown Industries, Inc., a California corporation.

As part of a restructuring plan, Throwdown Industries, LLC, a Delaware limited liability company, was formed on January 11, 2012 and TD Legacy, LLC, a Florida limited liability company, was formed on January 26, 2012.

On January 26, 2012, all stockholders of Throwdown Industries, Inc. contributed their shares, totaling 136,013 of Throwdown Industries, Inc., to TD Legacy, LLC in exchange for a corresponding 136,013 units of membership interests in TD Legacy, LLC, making TD Legacy, LLC the sole shareholder of Throwdown Industries, Inc. Throwdown Industries, Inc. then redeemed 69,367 of its shares from TD Legacy, LLC. TD Legacy, LLC sold the remaining 66,646 shares of Throwdown Industries, Inc. to Throwdown Industries, LLC in exchange for 49% ownership of Throwdown Industries, LLC. Affliction Holdings, LLC, a California limited liability company, contributed know-how, marketing, distribution, and resources to Throwdown Industries, LLC as consideration for 51% ownership of Throwdown Industries, LLC.

On August 23, 2012, Windsor Court Holdings, LLC, a Delaware limited liability company, purchased all of Affliction Holdings, LLC’s ownership interest in Throwdown Industries, LLC. On September 13, 2012, Throwdown Industries Holdings, LLC, a Delaware limited liability company was formed. As part of a new restructuring plan, Windsor Court Holdings, LLC contributed all of its ownership of Throwdown Industries, LLC in exchange for 25% ownership interest in Throwdown Industries Holdings, LLC, and TD Legacy, LLC contributed all of its ownership of Throwdown Industries, LLC in exchange for 75% ownership interest in Throwdown Industries Holdings, LLC.

On April 24, 2014, Windsor Court Holdings, LLC transferred all of its ownership interest of Throwdown Industries Holdings, LLC to TD Legacy, LLC. TD Legacy, LLC was the sole owner of 100% of the ownership interests in Throwdown Industries Holdings, LLC on such date.

On September 26, 2014, TD Legacy, LLC contributed 100% of the equity of Throwdown Industries Holdings, LLC to XFit Brands, Inc. in exchange for 20,000,000 shares of XFit Brands, Inc. common stock. TD Legacy, LLC owns 100% of XFit Brands, Inc., which in turn owns 100% of Throwdown Industries Holdings, LLC, which in turn owns 100% of Throwdown Industries, LLC, which in turn owns 100% of Throwdown Industries, Inc.

On November 26, 2014, we filed a registration statement for the distribution of 20,000,000 shares of our common stock then held by TD Legacy, LLC, our parent company on such date, to TD Legacy members as a liquidating distribution (the “Distribution”). The registration statement was declared effective by the Securities and Exchange Commission on February 9, 2015 and the Distribution occurred on February 13, 2015. TD Legacy, LLC was dissolved on September 22, 2015.

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On March 28, 2016, the Board of Directors approved a 1-for-5 forward split of its outstanding shares of common stock (and proportional increase of its authorized common stock from 250 million shares to 1.25 billion shares) with a record date of April 14, 2016 and an effective date of April 15, 2016. Prior to the split, the Company had 4,118,500 shares issued and outstanding and after the split, the Company had 20,592,500 shares issued and outstanding. All references in this Prospectus to numbers of shares, and share amounts have been retroactively restated to reflect the 1-for-5 forward split, unless explicitly stated otherwise.

On October 14, 2016 but effective as of October 10, 2016, the Company acquired the assets of Environmental Turf Services, LLC (“EnviroTurf”) pursuant to a definitive Asset Purchase Agreement dated October 10, 2016 (the “Purchase Agreement”) between the Company and EnviroTurf. The acquired assets consisted of inventory, accounts receivable, equipment and vehicles, the registered trademark “ENVIROTURF” and the associated goodwill. The acquisition was completed on October 14, 2016 upon delivery and acceptance of the schedules to the Purchase Agreement (the “Acquisition”).

At the closing of the Acquisition, the Company paid and issued to EnviroTurf a total purchase price of $346,000 as follows: (i) assumption of $200,000 of EnviroTurf’s accounts payable and (ii) 2,000,000 restricted shares of XFit Common Stock (the “Purchase Price Shares”), which were valued at the closing price on the date of XFit’s Common Stock on the date of the Acquisition. The Company will fund the non-share purchase price and the costs and expenses of the Acquisition through a combination of cash on hand and internally-generated working capital.

As of the date of this Prospectus, we have three direct and indirect subsidiaries: our wholly-owned subsidiary, Throwdown Industries Holdings, LLC, its wholly-owned subsidiary, Throwdown Industries LLC and its wholly-owned subsidiary, Throwdown Industries, Inc.

Experiential Fitness Products

Industry Overview

According to recent information released by the International Health, Racquet and Sportsclub Association (“IHRSA”) and Statista, total global fitness club industry revenues increased to $81 billion in 2015 from $78.2 billion in 2014 and $74.1 billion in 2013. Total global fitness club memberships increased to 151 million in 2015 from 139 million in 2014 and 135 million in 2013. Total U.S. fitness club industry revenues increased to $25.8 billion in 2015 from $24.2 billion in 2014 and $22.4 billion in 2013. Total U.S. fitness club memberships covered 55.3 million persons in 2015. According to the IHRSA, the fitness industry is witnessing a shift in the exercise and preference of health club members. The club landscape now extends beyond the traditional, full-service fitness centers as studio concepts including boxing, yoga, Pilates, group cycling, barre, boot camps, cross training, Crossfit®, and personal training.

According to the IHRSA, two (2) significant developments are continuing to drive the growth experienced by the fitness industry: obesity continues in endemic proportions and the healthcare industry continues its trend towards prevention versus treatment. As the focus on exercise and overall healthy lifestyles continue to impact the health club industry, we believe the Company can benefit from these dynamics en route to accomplishing the Company’s mission of becoming the leading developer and marketer of functional fitness brands and products in retail and fitness outlets worldwide.

Products

We currently sell products in the following categories: (i) Functional Fitness Stations; (ii) Training and Protective Gear; (iii) Cages and Rings; (iv) Bag Rack Systems; (v) Apparel; (vi) Functional Training Equipment and Accessories and (vii) Fitness Training Programs.

Functional Fitness Stations. We offer an extensive array of fitness training stations including our XTC, CTC and UTC training equipment. Our fitness training stations have key features such as cantilever bag mounts, adjustable step-up platforms, dip bars, ladder system, adjustable Olympic bar rack, squat station, pull up rock station, medicine ball targets / storage, t-bar row, battle ropes, and weight horns. In addition, we recently started offering our mobile fitness training stations, which can be set up for mobile events such as mobile boot camps, community events, trade shows and outdoor competitions.

Training and Protective Gear. We offer a complete catalog of training and protective gear including MMA and boxing gloves, punching mitts, thai pads, body shields and heavy bags. We have designed and developed our products with input from athletes in the MMA industry. Further, our products have been approved for use by both MMA and boxing commissions.

Cages and Rings. Cages and Rings are our legacy products. We continue to offer an extensive portfolio of cages and rings in the MMA industry. We are a provider of the Octagon and other functional fitness equipment to Ultimate Fighting Championship (UFC) Gyms. All of our cages and rings encompass our proprietary design with the flex zone floor and framing system to protect against injuries. Our cages are designed with high safety standards and have been in use in the MMA industry for over ten years.

Bag Rack Systems. Our bag rack systems are engineered for commercial grade usage with powder coated 4” square tubing, and oversized stainless steel eyebolts, carabineers and swivels. They feature an industry first bucket system and other options including hydraulically bent rolling monkey bars and the retractable bag on trolley and curtain system.

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Apparel. We have a library of over 2,500 lifestyle tee apparel designs. In addition, we have beta tested a new line of athletic performance apparel with innovative technology such as heat displacement, and antibacterial.

Functional Training Equipment and Accessories. We produce a full portfolio of commercial grade products for dynamic movement and exercise, endurance and strength building including weight plates, kettle bells, resistance bands, weight bars and dumbbells, jump ropes, slam balls and plyometrix boxes used in cross training, and other similar high and impact fitness regimens. We are beginning expansion and sales of these retail products and other fitness accessories commercialized under the Throwdown Brand®.

Fitness Training Programs. We recently began offering fitness training programs offered under the Transformations™ brand name. These programs are designed to be used both in conjunction with our fitness training centers, bag racks and our functional fitness equipment.

Our Strengths

We believe the following competitive strengths and sources of sustainable competitive advantage that will enable the implementation of our growth strategies:

Strong Brand Association. We have been providing cages, equipment and protective gear to the MMA community for the past 13 years and enjoy a brand associated with quality, durability, and innovation. We are a provider of equipment to UFC Gym®, Crunch® Franchise Gyms and many of the leading commercial health club providers and have sponsored events and athletes with our products internationally. We believe our strong brand recognition (as well as our recent portfolio expansion discussed below) will enable us to establish a presence in sporting goods retail stores, to penetrate new markets, and to expand geographically to new channels including the United States retail market.

Portfolio of Products. We have an extensive suite of products and apparel for the fitness, and impact sports industry. We believe this extensive line of products will enable us to establish a presence in sporting goods retail stores and fitness facilities. Further, we believe that our recent expansion of our portfolio to include functional strength and conditional equipment as well as fitness training programs enables us to provide a one-stop shop for major gym operators and fitness outlets to allow us to capitalize on the growth of the broader cross training workout concepts.

Culture of Performance Based Innovation. We have provided significant innovation to products in the MMA and training products including improving safety of the MMA cages with our SlamTec flooring, to various use of unique surfaces like T-Flex. In addition, we have implemented multiple protective and training gear improvements in gloves, bags, and pads, which we believe has increased use of our products. Our UTC-K2 two-story fitness training stations are, to our knowledge, the first of their kind, and the Company expects to continue developing new innovations to expand our line of products, which will also strengthen our portfolio of brands, range of intellectual property and intangible assets, and market value. Our innovation has further strengthened the value of our brands, which we expect will enable us to establish a presence in sporting goods retail stores and our entry into new markets.

Key Relationships. We are currently a provider of equipment and cages for all UFC Gym® corporate locations, are the exclusive supplier of CTC Fitness Training Stations and related fitness accessories for all Crunch® Franchise Gyms, and we have a significant relationship with other industry leading health club chains. In addition, our brands are now sold in over 20 countries and we continue to sponsor international athletes and events, which maintains visibility and strengthens our reputation. We believe our current relationships will foster new partnerships and will bolster our efforts to secure new licensing relationships.

Global Sourcing Network. We have established a global network of manufacturers both directly and through licensing relationships. We currently have supply relationships with manufacturers in the US, Pakistan and China. Our international direct ship program benefits our international distribution points on several levels including, but not limited to, reduction in lead time to meet demand as well as savings related to duties, taxes, and transportation.

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Social Media Footprint. Throwdown has a strong digital footprint among Facebook, Twitter, Pinterest, Instagram, and YouTube which foster presences and engagement. Our strong social media footprint is instrumental in promoting the Throwdown brand, which we believe could be helpful in establishing a presence in sporting goods retail stores and further penetrating our presence in fitness facilities. We are establishing a social media presence for the newly formed “XFit Brands” corporation as well.

Intellectual Property. We have an extensive collection of registered global trademarks. In addition, we have a large collection of proprietary functional fitness designs, equipment, and systems for which we intend to file provisional patents. These intellectual assets and specifically the global trademarks, serve to both protect the brand and we believe may attract strategic licensees.

Experienced Management Team. Our management team possesses substantial experience in the consumer goods and products industry. The strength and passion of our current dynamic and talented leaders coupled with the senior management expansion plans underway will enable both continued success and more rapid growth. Our senior management team has worked together for over five years and believe that the teams’ experience has enabled us to anticipate and respond effectively to industry trends and competitive dynamics, better understand our consumer base, and build strong customer relationships.

Our Growth Strategy

Key elements of our growth strategy include the following:

Expand our presence in the exercise and fitness training community. Our initial entry into the fitness products market with the introduction of our training stations (Cross Training Center, Ultimate Training Center and Combat Training Centers) has been well received. In addition, major gym operators have expressed a desire for us to provide a one-stop-shop for all their functional fitness equipment needs and programming. We believe that our recent portfolio expansion to include products for the exercise and fitness training industry, including jump ropes, medicine balls, resistance bands, ropes, kettle bells, agility ladders, push / pull sleds, dumbbells, rings, Olympic weights, and plyometric boxes as well as fitness and exercise programs will enable us to significantly continue to expand our presence in the fitness training community and will also allow us to provide a complete fitness portfolio for gym operators and retail stores.

Leverage our core credibility and heritage. Our products have been used in the MMA industry for over 10 years and we are a product supplier to the UFC Gyms®. We intend to leverage our reputation of product quality and innovation in the MMA industry to establish a meaningful position within both domestic and international sporting goods retailers as well as increasing our presence in the training industry. We have an extensive retail ready portfolio of products and have recently started targeting national sporting goods retailers. We believe our reputation for quality and durable products will facilitate our ability to establish a position with sporting goods retail stores. We believe our new line of products for the exercise and training segment of the fitness industry will be attractive to both retail stores and fitness facilities.

Develop Strategic Alliances. We intend to cultivate and execute key licensing partnerships with highly qualified licensees to build brand awareness and increase brand value by extending the Throwdown Brand into complementary product categories and international markets. We will continue to seek qualified partners to license our current Throwdown products in locations where we do not have a geographic presence, similar to our license arrangement with a Brazilian company. In addition, we will also seek to license the Throwdown brand for market segments in which we do not have a presence or expertise, such as headwear, eyewear, footwear, or nutritional products.

Acquiring other fitness industry related products to leverage our asset base, manufacturing infrastructure, market presence and experienced personnel. We currently have a manufacturing and distribution infrastructure in place and a reputation for providing quality products for the MMA and fitness industries. Accordingly, we will look to acquire additional fitness industry related products, brands and companies to take advantage of our infrastructure, capabilities and global customer base. Many of the competitors in this industry are smaller, private, entrepreneurial-based companies that are undercapitalized, underscaled, or looking for monetization which we believe would facilitate our strategy. The cost of acquiring new fitness related products will range from $100,000 for small products or companies to $600,000 for medium size companies to in excess of $1 million for large size operations. In February 2015, we acquired certain exercise and fitness programs under the Transformations brand name and we will continue to seek out additional opportunities. We expect to fund the purchase of any product via a combination of cash, equity and earn-out consideration. We expect to be able to fund the cash portion of any acquisition from either an additional drawdown from our PIMCO facility, under our investment agreement with GHS Investments, LLC, issuance of debt/equity securities or a combination of the foregoing.

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Sales

We currently sell our products through a number of channels, including business-to-business, through distributors and licensees, and direct to consumer via the internet and third party catalogues. We are a supplier of fitness related products to many leading health clubs, and we are continuing to seek penetration of the fitness facility market with the development and launch of our fitness products targeting the exercise and training segment of the fitness industry. We actively ship to over 20 countries through relationships with international distributors. We are also actively seeking to establish relationships with select national sporting goods retailers for the sale of our products.

Manufacturing

Our products are supplied by nine manufacturing factories located in three countries – the United States, Pakistan and China.

The primary raw materials used to manufacture our products are leather, synthetic fabrics, wood and steel tubing as well as other various materials. We buy our raw materials from several independent suppliers. Our third party manufacturers are required to maintain quality control procedures and supervisors inspect our goods and equipment for defects throughout the manufacturing process and finishing stage.

Marketing

Historically, we have marketed our products through a variety of methods, including athlete and event sponsorship, look books, third party catalogues, and magazine advertisements. Recently, we have also relied on establishing a social media presence to generate awareness for our products, such as Facebook, Twitter, Instagram, Pinterest, and YouTube.

We intend to focus our marketing strategies on the following areas for our Throwdown Brand:

Consumer: We will seek to deploy consistent brand messaging and campaigns i.e. “That’s How I Throwdown” and “Let’s Throwdown” to build engagement with our consumers using a combination of marketing mediums including but not limited to catalog and digital marketing, social networks, mobile app, rewards programs, print, point-of-sale marketing, public relations, and sponsorship and event participation. We expect to utilize these channels to also distribute content, education in our efforts to build the global awareness, purchase intent, conversion, and ultimately, demand through brand loyalty.

Influencers: We intend to expand our network of influencers, including coaches, trainers, top athletes, and brand ambassadors to generate brand awareness.

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Concentration of Accounts

As of June 30, 2016, our top three customers accounted for 51.9% of our total revenues being Crunch Franchising, LLC (33.7%), CA Management Co., Ltd (9.6%) and Eye Fitness (8.7%). Two customers accounted for 90% of our accounts receivable, being Crunch Franchising, LLC ($127,512/71%), and 24 Hour Fitness USA, Inc. ($33,060/19%). As of June 30, 2015, two customers accounted for 88% of our accounts and royalties receivable, being Crunch Franchising, LLC ($72,889/43%), and Partner Business ($75,000/45%). We have written agreements with all of the 2016 customers. As of June 30, 2016, three vendors accounted for 44% of our accounts payable being American Express ($116,310/16%), Everblooming Industrial Limited ($111,094/15%), and Wells Fargo Bank ($95,462/13%). As of June 30, 2015, three vendors accounted for 68% of our accounts payable, being Indeglia & Carney ($51,465/12%), Lynam Industries ($203,394/46%), and Wells Fargo Bank ($46,683/10%). We have written agreements with a majority of the 2016 vendors. We expect our customer and vendor concentration to decrease as we expand our business.

Competition

The fitness equipment, product and apparel industry is highly competitive on a worldwide basis. The intense competition and the rapid changes in technology and consumer preferences in the markets for fitness equipment, products and apparel constitute significant risk factors in our operations.

We compete with a significant number of other equipment and apparel suppliers to the fitness industry, many of whom have the following:

●	Significantly greater financial resources than us;

●	More comprehensive product lines;

●	Longer-standing relationships with suppliers, manufacturers, and retailers;

●	Broader distribution capabilities;

●	Stronger brand recognition and loyalty; and

●	The ability to invest substantially more in product advertising and sales.

Our competitors’ greater capabilities in the above areas may enable them to better differentiate their products from ours, gain stronger brand loyalty, withstand periodic downturns in the apparel and fitness equipment and product industries, compete effectively on the basis of price and production, and more quickly develop new products.

Intellectual Property

We utilize trademarks on nearly all of our products and believe having distinctive marks that are readily identifiable is an important factor in creating a market for our goods, in identifying our brands and the Company, and in distinguishing our goods from the goods of others. We consider our Throwdown®, and Transformations™ trademarks to be among our most valuable intangible assets. Throwdown®, for example is registered in thirty-nine (39) countries. Trademarks registered in the U.S. and outside of the U.S. generally have a duration of ten years depending on the jurisdiction and are generally subject to an indefinite number of renewals for a like period on appropriate application.

We also rely on trade secret protection for our confidential and proprietary information, including more than 25 facets related to design and processes for our equipment. We seek to enter into confidentiality agreements with our employees, partners, and suppliers.

Employees

As of March 17 , 201 7 , we had approximately ten full-time employees. Management considers its relationship with employees to be excellent. None of our employees are represented by a union. We have never experienced a material interruption of operations due to labor disagreements.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

Recent Business Expansion- Sports Surfaces Division

Overview

The Company, through its sports surfaces division, is engaged in the design, engineering and construction of athletic fields and facilities and sports complexes and the sale of customized synthetic turf products.

According to Applied Market Information (AMI), over 2,000 athletic field projects were constructed in the U.S. in 2015, creating a $1.8 billion synthetic turf market. These statistics are supported by the number of square meters of synthetic turf manufactured and installed in the U.S. in 2015, based on an average size of 80,000 square feet per project. We believe synthetic turf fields have become the field of choice for public and private schools, municipal parks, and recreation departments, non-profit and for profit sports venue businesses, residential and commercial landscaping and golf related venues. We believe this is due to the spiraling costs associated with maintaining natural grass athletic fields and the demand for increased playing time, durability of the playing surface and the ability to play on that surface in any weather conditions.

In addition to the increased need for available playing space, collegiate athletic facilities have become an attractive recruiting tool for many institutions. The competition for athletes and recruiting has resulted in a multitude of projects to build new, or upgrade existing, facilities. These projects include indoor fields, bleachers, press boxes, lighting, concession stands as well, as locker rooms and gymnasiums. We believe that our position in the sports equipment and performance-training industries allows us to benefit from this increased demand because we are able to compete for the sale of turf as well as the design and construction on such projects, whereas our competitors can typically only compete for the turf components or the construction, but not both. In fact, according to a current IBIS report, there are no national firms competing in these sectors that have even 5% market share.

Lines of Business

Our sports surfaces division has two primary lines of business. Our primary revenue generation comes from the sale and installation of synthetic turf products. Our secondary source of revenue is generated as a result of the design, engineering, constructing, and construction management of athletic facilities and sports complexes.

Target Markets

Our main target market is the more than 60,000 colleges, universities, high schools and primary schools in the United States with athletic programs, both public and private. Municipal parks and recreations departments, commercial and residential landscaping as well as golf and golf related activities also represent significant market opportunities for the Company.

Additionally, we target private club sports associations and independent athletic training facilities inclusive of all major sports, including; football, soccer, baseball, softball, lacrosse, field hockey, rugby, as well as track and field.

We also intend to market our unique design-build services to public youth sports leagues and all semi-professional and professional sports leagues.

Suppliers

We are constantly reviewing synthetic turf fibers around the world in an effort to produce the best turf possible. The vast majority of our fiber comes from Bonar, a recent Mattex acquisition, or TenCate Yarns. In the past, we have used yarns from German, Danish and Italian companies as well as several domestic yarns.

We apply this same review to our tufters and currently we use Controlled Products LLC out of Dalton Georgia for most of our sports surface assembly. We are always looking worldwide for the best quality and value for our customers and as such, we are a de facto owner’s rep for sports surfaces.

Warranty

Our warranty for sports fields is a “Triple Play Warranty” with 8 year warranties for the fiber directly from the fiber manufacturer, for the tufting from the tufting manufacturer and from the Company for any defects arising from installation. This gives our clients the most protection possible from any defects in workmanship or materials.

Sales and Marketing

Our newly established sport surfaces division, through its president, Jim Bateman, has designed, marketed and installed synthetic turf fields for over 15 years. Based in Mississippi, Enviroturf Services started when Mr. Bateman, as a trustee for a small university, was challenged to raise the money for a synthetic sports field for the university stadium. Mr. Bateman took that challenge, built the field and used that experience to found a synthetic turf company that has become a leading player throughout the Southeast with over 200 installation projects from Texas to Georgia and Mississippi to Illinois. Our marketing strategy relies on a referrer network of coaches, administrators and sports equipment reps to identify prospects and sell our products. We have sales representatives in Alabama, Mississippi, Texas, Utah and California in addition to over 20 referrer representatives throughout the country.

Competition

The competitive landscape with respect to manufacturing is very well-established, with seven companies selling the majority of synthetic turf products. Based on management’s experience and knowledge of the synthetic turf industry, Field Turf is the leading manufacturer of synthetic turf athletic fields and synthetic turf products, with what we believe is roughly 45% of the overall market and is one of the only companies operating in this space that we characterize as a true manufacturer. Shaw Sports (Shaw is a fiber manufacturer and a tufter as well), Astroturf, LLC, Sprint Turf, Pro Grass, A-Turf, Astroturf and ProGrass were recently purchased by the same European conglomerate and the combined company will manufacture their own fiber and tuft it as well. These entities and Hellas Construction are all purveyors of synthetic turf athletic fields with varying degrees of manufacturing and assembly. We estimate that these six companies account for approximately 20% of synthetic turf athletic field sales. There remains over 20 other distributors, and to varying degrees manufacturers and assemblers, of synthetic turf products that account for the remaining 35% of the synthetic turf athletic fields market. These applications run the entire gamut of synthetic turf from residential and commercial landscaping, to golf applications, parks and recreation, private parks, airports, highway medians, downhill skiing, and other applications.

The competitive landscape from an installation and construction perspective looks very different when compared to the landscape of the manufacturing side of the industry. In regard to installation and construction of artificial turf fields and athletic facilities, the industry is very much fragmented. There are no clear national leaders from the perspective of facilities construction. The bulk of the construction is provided by local or regional general contracting firms that specialize in certain phases of synthetic turf athletic fields and facility construction, but, to our knowledge, no competitors with significant market share offer a true turn-key operation, to include their own in-house engineering staff. Sports Field offers full service design and engineering services, with forensic studies of athletic facilities to properly prepare and recommend custom specifications based on specific circumstances unique to every facility. In addition, the Company will provide full service turn-key construction services for the facility depending on a client’s needs, or simply provide project management services for a particular project.

Trademarks

We currently have one registered trademark with the United States Patent and Trademark Office, “EnviroTurf.”

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DESCRIPTION OF PROPERTY

Our executive office is currently located at 25731 Commercentre Drive, Lake Forest, CA 92630 under a 38-month lease ending October 31, 2018 at a rate of approximately $22,623 per month. Our showroom, warehouse, and fulfillment center is also located at this address.

LEGAL PROCEEDINGS

We are not currently involved in any litigation that we believe could have a material adverse effect on our financial condition or results of operations. We are party to claims and litigation that arise in the normal course of business. To our knowledge, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of our executive officers or any of our subsidiaries, threatened against or affecting our company, our common stock, any of our subsidiaries or any of our companies or our company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock, the sole outstanding class of our voting securities, by (i) any person or group owning more than 5% of each class of voting securities, (ii) each director, (iii) each executive officer named in the Summary Compensation Table in the section entitled “Executive Compensation” above and (iv) all executive officers and directors as a group. As of March 17 , 2017, we had 29,106,890 shares of common stock issued and outstanding.

Name and Address (1)	Number of Shares Beneficially Owned		Percentage Owned
5% Stockholders:
PIMCO High Yield Portfolio (2)	5,799,534,	(3)	15%
Kodiak Capital Group, LLC(4)	1,250,000		6%
Lisa Ann Willis (6)	1,374,974		5%

Executive Officers:

David E. Vautrin	6,446,511	(5)	21.4%
Charles E. Joiner	2,974,877		10%
Scott Cameron	260,000		*
James Bateman	1,450,000		5

Directors:

Kevin Hirsch, MD	1,220,415	(6)	4%
Brent D. Willis	1,375,120		5%

All directors and officers as a group (5 persons)	13,726,923		45.6%

Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder.

Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of the date of this Report are considered outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

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*Less than 1%

(1)	Unless otherwise indicated the address is c/o XFit Brands, Inc., 25731 Commercentre Drive, Lake Forest, CA 92630.

(2)	The address is 840 Newport Center Drive, Newport Beach, CA 92660. PIMCO High Yield Portfolio is a commingled 1940 Act registered fund, and the investment adviser of the fund is Pacific Investment Management Company LLC (PIMCO). The lead portfolio manager of the Fund is Christian Stracke. Mr. Stracke is a Managing Director of PIMCO and, in his capacity as the portfolio manager of the fund, is the natural person with voting and investment control over these shares on behalf of the fund.

(3)	Includes 2,910,689 shares under presently exercisable warrants.

(4)	The address is 260 Newport Center Drive, Newport Beach, CA 92660

(5)	The address is 1010 Central Ave. Unit 433, St Petersburg, FL 33705

(6)

Includes 5,444,331 shares held under a trust of which Mr. Vautrin is the trustee , and 1,002,180 shares which may be acquired upon conversion of accumulated and unpaid salary and vacation pay under his severance agreement.

(7)	Includes 1,220,415 shares held under trust of which Mr. Hirsh’s wife is the trustee.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of officers and directors as of the date hereof. Our executive officers are elected annually by our board of directors. Our executive officers hold their offices until they resign, are removed by the Board, or his successor is elected and qualified.

Directors and Executive Officers

Name	Age	Position
David E. Vautrin	46	Interim Chief Executive Officer, director
Charles E. Joiner	43	President, director
Scott Cameron	49	Chief Financial Officer
Brent D. Willis	56	Director (Executive Chairman)
James M. Bateman		President, Sports Division, director
Kevin Hirsch	56	Director

Set forth below is a brief description of the background and business experience of our executive officers and directors during the past five (5) years or more.

David E. Vautrin, Interim Chief Executive Officer and director. Mr. Vautrin was our Chief Executive Officer and is a director since inception in September 2014. On March 16, 2017 Mr. Vautrin resigned as Chief Executive Officer to pursue other opportunities but has agreed to remain as interim Chief Executive Officer until a successor can be identified. In addition, Mr. Vautrin has served and continues to serve as Chief Executive Officer and a director of our affiliated entities: Throwdown Industries, Inc. (2009-present), Throwdown Industries, LLC (2012-present), and Throwdown Industries Holdings, LLC (2012-present). Commencing March 1, 2017 Mr. Vautrin became CR Brands President of CannaRoyalty Corp., a publicly traded legal cannabis company. From 2007-2008, Mr. Vautrin was the Senior Vice President of Marketing at Cott Corporation, (NYSE: COT), a retail brand beverage company. Mr. Vautrin received his Bachelor of Science in Business Administration from the State University of New York.

Charles E. Joiner, President and director. Mr. Joiner has been our President and a director since inception in September 2014. In addition, Mr. Joiner has served and continues to serve as President and a director of our affiliated entities: Throwdown Industries, Inc. (2009-present), Throwdown Industries, LLC (2012-present), and Throwdown Industries Holdings, LLC (2012-present). Mr. Joiner received his Bachelors of Science in Business Marketing from Utah Valley University in Orem, Utah.

Scott Cameron, Chief Financial Officer. Mr. Cameron joined as Controller in April 2016 and was recently promoted to Chief Financial Officer. In his 25 plus year accounting career, Mr. Cameron has held the titles of Controller, Vice President of Accounting, Accounting Manager and Compliance Analyst in industries ranging from Entertainment, Property Management and Financial Services. Most recently, from March 2011 through August 2015, Mr. Cameron served as  Compliance Analyst for First Allied Securities Inc. Mr. Cameron received his Bachelors of Science in Business Administration from California State University San Marcos.

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Brent D. Willis, Director (Executive Chairman). Mr. Willis has served as a director (Chairman) since inception in September 2014. In addition, Mr. Willis has served and continues to serve as Chairman for our affiliated entities: Throwdown Industries, Inc. (2008-present), Throwdown Industries, LLC (2012-present), and Throwdown Industries Holdings, LLC (2012-present). Mr. Willis has served as the Chief Executive Officer, President, Secretary and a director of Electronic Cigarettes International Group, LTD (ECIG) from June 25, 2013 to April 8, 2015. From June 2012 until June 2013, Mr. Willis served as Chairman and Chief Executive Officer of Victory Electronic Cigarettes, Inc. From 2009 to 2013, Mr. Willis served as the Chairman and Chief Executive Officer of Liberty Ammunition Inc., a private lead-free ammunition company. From 2008 to 2009, Mr. Willis was the Chairman and Chief Executive Officer of Vascular Technologies, Inc., a private medical device company. Mr. Willis served as the Chief Executive Officer and on the board of directors of Cott Corporation (NYSE: COT), a retail brand beverage company, from 2006 to 2008 and on the board of directors for the American Beverage Association. From 2002 to 2006, Mr. Willis was the Global Chief Commercial Officer, President, and on the board of management for Anheuser-Busch InBev SA/NV (NYSE: BUD) and the board of directors of AmBev (NYSE: ABV). From 1996 through 2001, Mr. Willis served as a President in Latin America for the Coca-Cola Company. From 1987 through 1996, Mr. Willis worked for Kraft Foods, Inc. Mr. Willis is also the Chief Executive Officer of New Age Beverages Corporation, a public company. Mr. Willis obtained a Bachelors of Science in Engineering from the United States Military Academy at West Point in 1982 and obtained a Masters in Business Administration from the University of Chicago in 1991.

James M Bateman, President, Sports Division and Director. Mr. Bateman joined XFit Brands in October 2016.  Prior to that, Mr. Bateman was in the financial services industry licensed as a registered representative (1982-2006) and registered principal(1996-2006) with the SEC and served as the President of Community Insurance Management Corp. for ten years before founding JMB Financial Group in 1989, an agency of MassMutual Financial Services. In 2000 Mr. Bateman joined Sanders, Morris, Harris Inc, a Houston based investment banking firm, until 2004 and with the Leaders Group till 2006.   Mr. Bateman founded SurfacesPlus LLC and later formed Environmental Turf Services LLC in 2008. He served as CEO until selling the assets of the company to XFit Brands Inc. in 2016. Mr. Bateman studied at Wheaton College and Wichita State University with an emphasis in math and chemistry. He has served on various community and civic boards and currently serves as a trustee for Belhaven University.

Kevin Hirsch, MD, Director. Dr. Hirsch has served as a director since inception in September 2014. In addition, Dr. Hirsch has served and continues to serve as a director for our affiliated entities: Throwdown Industries, Inc. (2009-present), Throwdown Industries, LLC (2012-present), and Throwdown Industries Holdings, LLC (2012-present). Dr. Hirsch is a board certified trauma surgeon and has been at Healthcare America (HCA) since May 2011, and prior at Bayfront Medical Center, St. Petersburg, Florida from 1992 to 2010, including as a trauma surgeon. Dr. Hirsch also was a founder and a member of the board of directors of DecisionHR, a professional employee organization, from 1995 until it was acquired by First Advantage Corporation in 2006. Dr. Hirsch is also a founder of Medical 6 Sigma, LLC, a management advisory consulting firm for large risk-adjusted group practices. Dr. Hirsch is also a private developer of commercial and institutional real estate and has, along with his sons, developed a line of nanotechnology antimicrobials.

Board of Directors

The minimum number of directors we are authorized to have is three and the maximum is seven. Although we anticipate appointing additional directors in the future, as of the date hereof we have 5 directors consisting of David E. Vautrin, Charles Joiner, Brent D. Willis, James Bateman and Kevin Hirsch, MD. We considered Mr. Vautrin’s prior experience as an officer and director of our affiliated companies in concluding that he was qualified to serve as one of our directors. We considered Mr. Joiner’s prior experience as an officer and director of our affiliated companies as important factors in concluding that he was qualified to serve as one of our directors. We considered Mr. Willis’ prior experience as an officer and director of our affiliated entities as well as his experience as an officer and director of a public company as important factors in concluding that he was qualified to serve as one of our directors. We considered Mr. Bateman’s experience as the founder of Environmental Turf Surfaces, the basis of our recently established Sports Surfaces Division. We considered Dr. Hirsch’s prior experience as a director of our affiliated entities as important factors as well as his prior leadership and entrepreneurial experience as important factors in concluding that he was qualified to serve as one of our directors. Directors on our Board of Directors are elected for one-year terms and serve until the next annual security holders’ meeting or until their death, resignation, retirement, removal, disqualification, or until a successor has been elected and qualified. All officers are appointed annually by the Board of Directors and serve at the discretion of the Board. Currently, directors receive no compensation for their services on our Board.

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All directors will be reimbursed by us for any appropriate expenses incurred in attending directors’ meetings provided that we have the resources to pay these expenses. We will consider applying for officers and directors’ liability insurance at such time when we have the resources to do so.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, our Board of Directors intends to establish an Audit Committee and a Compensation Committee. The Audit Committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The Compensation Committee will review and recommend compensation arrangements for the officers and employees. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees. We believe that we will need a minimum of three independent directors to have effective committee systems.

As of the date hereof, we have not established any Board committees.

Family Relationships

No family relationship exists between any director, executive officer, or any person contemplated to become such.

Possible Potential Conflicts

We are unaware of any potential conflicts of interest.

Director Independence

We currently do not have any independent directors serving on our board of directors.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has, during the past ten years:

●	has had any bankruptcy petition filed by or against any business of which he was a general partner or executive officer, either at the time of the bankruptcy or within two years before that time;

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities;

●	been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been subject or a party to or any other disclosable event required by Regulation S-K.

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Code of Business Conduct and Ethics

We have adopted a code of ethics that applies to the principal executive officer and principal financial and accounting officer. We will provide to any person without charge, upon request, a copy of our code of ethics. Requests may be directed to our principal executive offices at 25731 Commercentre Drive, Lake Forest CA 92630.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents summary information regarding the total compensation awarded to, earned by, or paid to each of the named executive officers for services rendered to us for the years ended June 30, 2016 and 2015. The compensation listed in the table below represents amounts paid to our executive officers from our wholly-owned operating subsidiary and predecessor company, Throwdown Industries Holdings, LLC for the periods presented.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	All Other Compensation ($)(1)	Total ($)
David E. Vautrin,
Interim Chief Executive Officer and director , former Chief Executive Officer	2016	$100,000	—	—	$52,832	$152,832

	2015	$97,280	—	—	$45,698	$142,978

Charles E. Joiner,
President and director	2016	$90,000	—	—	$52,832	$142,832

	2015	$86,636	—	—	$45,698	$132,334

Miranda CFO Services,
Chief Financial Officer	2016	$88,258	—	—	—	$88,258
(Since September 2014)
	2015	$129,838	—	$25,000	—	$154,838

Brent Willis,
Executive Chairman	2016	$50,000	—	—	—	$50,000

	2015	—	—	—	—	—

(1)	Each of Mr. Vautrin and Mr. Joiner receive additional compensation equal to 2% of the company’s gross revenues, which are reflected in the table above under “All Other Compensation”. Vautrin and Joiner have the following accrued and unpaid variable compensation through 6.30.16; Vautrin $33,701, Joiner $42,965.

(2)	CFO Services were contracted through Miranda CFO Services, Inc. Mr. Miranda passed away on October 12, 2016.

Other than as set forth in the table above, there has been no cash or non-cash compensation awarded to, earned by or paid to any of our officers and directors during the periods set forth above.

Director Compensation

Currently, directors receive no compensation for their services on our Board. All directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending board of director and committee meetings provided that we have the resources to pay these expenses.

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Employment Agreements

We do not currently have any agreements with our executive officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 26, 2014, XFit Brands, Inc. entered into a Contribution and Exchange Agreement with TD Legacy and Holdings under which TD Legacy contributed all of its membership interest in Holdings to XFit, in exchange for the issuance by XFit of twenty million (20,000,000) shares of common stock to TD Legacy.

On December 31, 2014, TD Legacy issued 173 limited liability company units to our chief financial officer in consideration his agreement to cancel indebtedness of $25,000 to him for consulting services previously rendered.

On March 16, 2017 David E. Vautrin, Chief Executive Officer of the Company, resigned his officer positions with the Company, to pursue other opportunities. Mr. Vautrin did not resign as a result of any disagreement with the the Company and will remain a member of the Board of Directors. The Board of Directors has begun a search process for a new chief executive officer. Until a successor is identified or otherwise directed, David E. Vautrin has agreed to act as interim principal executive officer, and Charles Joiner, who currently serves as President of the Company and a member of its Board of Directors, will assume the operational responsibilities of the business. Mr. Vautrin is not receiving compensation as interim principal executive officer.

In connection with Mr. Vautrin’s resignation, Mr. Vautrin agreed to extend the date by which accrued and unpaid salary and vacation pay from the 72 hours mandated under California law for 90 days to June 16, 2017. This amounts to $61,133.03. Mr. Vautrin can, at his sole election, convert such compensation as listed above in shares of the Company’s common stock at the lessor of 15 cents or 25% discount to the fair market value on the date of election of Mr. Vautrin. For the purposes of Waiver, the “fair market value” shall be shall be the prior ten-day volume-weighted average price (“VWAP”) of the common stock on the principal trading market determined as of date Mr. Vautrin elects the option to convert to common stock pursuant to the Waiver Agreement. As of March 17, 2017, Mr. Vautrin can convert such amounts into 1,002,180 shares of common stock.

In addition, Mr. Vautrin has personally guaranteed the Company’s $35,000 line of credit with Wells Fargo and its corporate credit card with a $50,000 credit limit. The Company has agreed to stop using these credit facilities and to pay them off or otherwise obtain a release of Mr. Vautrin’s guarantee within 90 days. In the event that it is determined by Mr. Vautrin that his guaranty can not be removed, then Mr. Vautrin at his sole discretion can take action to remove his name as the CEO and or guarantee to any banking or Company related documents. In the event that the Company does not payoff in full the $35,000 working capital line and credit card in full within the 90 days, then Mr. Vautrin can, at his sole election, convert the balance of such personally guaranteed obligations as listed above into shares of the Company’s common stock at the lessor of $0.15 per share or a 50% discount to the fair market value (as defined above) on the date of election of Mr. Vautrin and payoff such upon receipt from such new share issuance. The Company will pay the costs of any legal opinion required for removal of restrictive legend for shares issued pursuant to this Agreement.

If permitted under the Company’s health plan, and at Mr. Vautrin’s sole discretion, he may off set the back pay with continued use of the existing current health and car insurance coverage for him and his family.

We believe that the foregoing transactions were in our best interests (or the best interests of our related party entities). Consistent with 78.140 of the Nevada Revised Statutes, it is our current policy that all transactions between us and our officers, directors and their affiliates will be entered into only if such transactions are approved by a majority of the disinterested directors, are approved by vote of the stockholders, or are fair to us as a corporation as of the time it is authorized, approved or ratified by the board. We will conduct an appropriate review of all related party transactions on an ongoing basis, and, where appropriate, we will utilize our audit committee for the review of potential conflicts of interest.

Except as set forth above, none of the following persons has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party:

(A)	Any of our directors or officers;

(B)	Any proposed nominee for election as our director;

(C)	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our common stock; or

(D)	Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of our Company.

Director Independence

We currently do not have any independent directors serving on our board of directors.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

On September 3, 2015 FINRA assigned our common stock the trading symbol “XFTB.” Our stock is quoted on the OTC Markets (QB Marketplace Tier). The table below sets forth the high and low bid prices for our common stock for each quarter since September 3, 2015, as reported on the OTC Markets. All share prices have been adjusted to reflect our 1-5 forward stock split effectuated on April 15, 2016.

We consider our stock to be “thinly traded” and any reported sale prices may not be a true market-based valuation of our stock. Some of the bid quotations from the OTC Markets set forth below may reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Period	High Price	Low Price
Fiscal Year Ended June 30, 2017
First Quarter	$0.44	$0.055
Second Quarter	$0.23	$0.061
Third Quarter (through March 17 , 2017)	$0.20	$0.065

Fiscal Year Ended June 30, 2016
First Quarter	$0.95	$0.26
Second Quarter	$2.00	$0.95
Third Quarter	$1.00	$0.65
Fourth Quarter	$1.00	$0.32

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As of March 17 , 2017, there were 29,106,890 shares of common stock outstanding, which were held by approximately 100 record stockholders. In addition, we have issued a warrant that allows PIMCO to purchase an amount of shares of our common stock equal to ten percent of all shares of our common stock then outstanding, at an exercise price of $350,000 for the full ten percent of our common stock ($35,000 for each one-percent of our common stock purchased). The warrant may be exercised in whole or in part and expires on June 12, 2024. Based on the current shares outstanding, PIMCO would be entitled to receive 2,910,689 shares upon full exercise of the warrant on the date hereof.

Securities Authorized for Issuance Under Equity Compensation Plans. The following provides information concerning compensation plans under which our equity securities are authorized for issuance as of June 30, 2016:

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	215,000	$1.00	2,785,000
Equity compensation plans not approved by security holders	—	N/A	—
Total	215,000	$1.00	2,785,000

(1)	On October 21, 2014, our Board of Directors and our sole stockholder adopted our 2014 Stock Incentive Plan. The purpose of our 2014 Stock Incentive Plan is to advance the best interests of the company by providing those persons who have a substantial responsibility for our management and growth with additional incentive and by increasing their proprietary interest in the success of the Company, thereby encouraging them to maintain their relationships with us. Further, the availability and offering of stock options and common stock under the plan supports and increases our ability to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability which we depend. The total number of shares available for the grant of either stock options or compensation stock under the plan is 3,000,000 shares, subject to adjustment. Our Board of Directors administers our plan and has full power to grant stock options and common stock, construe and interpret the plan, establish rules and regulations and perform all other acts, including the delegation of administrative responsibilities, it believes reasonable and proper. Any decision made, or action taken, by our Board of Directors arising out of or in connection with the interpretation and administration of the plan is final and conclusive. The Board of Directors, in its absolute discretion, may award common stock to employees of, consultants to, and directors of the Company, and such other persons as the Board of Directors or compensation committee may select, and permit holders of common stock options to exercise such options prior to full vesting therein and hold the common stock issued upon exercise of the option as common stock. Stock options may also be granted by our Board of Directors or compensation committee to non-employee directors of the Company or other persons who are performing or who have been engaged to perform services of special importance to the management, operation or development of the Company. In the event that our outstanding common stock is changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, other reorganization, recapitalization, combination of shares, stock split-up or stock dividend, prompt, proportionate, equitable, lawful and adequate adjustment shall be made of the aggregate number and kind of shares subject to stock options which may be granted under the plan. Our Board of Directors may at any time, and from time to time, suspend or terminate the plan in whole or in part or amend it from time to time in such respects as our Board of Directors may deem appropriate and in our best interest. As of June 30, 2016, we have not issued any shares under the plan and we have granted options to purchase 1,587,500 shares under the plan.

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Stock Option Grants

As of December 31, 2016, we have granted stock options to purchase 2,412,500 shares of our common stock at an exercise price of $0.20 per share.

Transfer Agent and Registrar

The transfer agent for our common stock is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598, telephone: (212) 828-8436.

Dividend Policy

We have not paid cash dividends on our common stock since our inception and we do not contemplate paying dividends in the foreseeable future.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

We are authorized to issue 1,250,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 per share.

Common Stock

As of March 17, 2017, 29,106,890 shares of common stock are issued and outstanding.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to our Articles of Incorporation, Bylaws, which are publicly available on the SEC website, and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities. All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

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Preferred Stock

We are also authorized to issue 10,000,000 shares of undesignated preferred stock. Pursuant to our Articles of Incorporation, our Board of Directors has the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and issue the preferred stock in one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends, or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The Board of Directors effects a designation of each series of preferred stock by filing with the Nevada Secretary of State a Certificate of Designation defining the rights and preferences of each series. Documents so filed are matters of public record and may be examined according to procedures of the Nevada Secretary of State, or copies may be obtained from us. Our Board of Directors has not designated any series or issued any shares of preferred stock at this time.

The ability of directors, without security holder approval, to issue additional shares of preferred stock could be used as an anti-takeover measure. Anti-takeover measures may result in you receiving less compensation for your stock.

The issuance of preferred stock creates additional securities with dividend and liquidation preferences over common stock, and may have the effect of delaying or preventing a change in control without further security holder action and may adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock.

Holders

As of the date of this Prospectus, we have approximately 29 record stockholders.

Warrants

PIMCO Warrant

We have issued a warrant that allows the PIMCO Fund to purchase an number of shares of our common stock equal to ten percent (10%) of all shares of common stock then outstanding, at an exercise price of $350,000 for the full 10% of our common stock ($35,000 for each one-percent of common stock purchased). The warrant may be exercised in whole or in part and expires on June 12, 2024. Based on the current shares outstanding as of the date of this Prospectus, PIMCO would be entitled to receive 2,910,689 , shares upon full exercise of the warrant as of March 17 , 2017.

We issued piggyback registration rights to the PIMCO Fund relating to the shares of capital stock issuable upon exercise of the warrant, subject to customary underwriter and other cut-backs and exclusions.

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Dividend Policy

It is unlikely that we will declare or pay cash dividends in the foreseeable future. We intend to retain earnings, if any, to expand our operations. To date, we have paid no dividends on our shares of common stock and have no present intention of paying any dividends on our shares of common stock in the foreseeable future. The payment by us of dividends on the shares of common stock in the future, if any, rests solely within the discretion of our board of directors and will depend upon, among other things, our earnings, capital requirements and financial condition, as well as other factors deemed relevant by our Board of Directors. Our agreement with PIMCO prohibits the payment of cash dividends on our common stock.

Equity Compensation Plan Information

On October 21, 2014, our Board of Directors and our sole stockholder adopted the 2014 Stock Incentive Plan. The purpose of our 2014 Stock Incentive Plan is to advance the best interests of the company by providing those persons who have a substantial responsibility for our management and growth with additional incentive and by increasing their proprietary interest in the success of the company, thereby encouraging them to maintain their relationships with us. Further, the availability and offering of stock options and common stock under the plan supports and increases our ability to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability which we depend. The total number of shares available for the grant of either stock options or compensation stock under the plan is 3,000,000 shares, subject to adjustment. Our Board of Directors administers our plan and has full power to grant stock options and common stock, construe and interpret the plan, establish rules and regulations and perform all other acts, including the delegation of administrative responsibilities, it believes reasonable and proper. Any decision made, or action taken, by our Board of Directors arising out of or in connection with the interpretation and administration of the plan is final and conclusive. The Board of Directors, in its absolute discretion, may award common stock to employees of, consultants to, and directors of the Company, and such other persons as the Board of Directors or compensation committee may select, and permit holders of common stock options to exercise such options prior to full vesting therein and hold the common stock issued upon exercise of the option as common stock. Stock options may also be granted by our Board of Directors or compensation committee to non-employee directors of the Company or other persons who are performing or who have been engaged to perform services of special importance to the management, operation or development of the Company. In the event that our outstanding common stock is changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, other reorganization, recapitalization, combination of shares, stock split-up or stock dividend, prompt, proportionate, equitable, lawful and adequate adjustment shall be made of the aggregate number and kind of shares subject to stock options which may be granted under the plan. Our Board of Directors may at any time, and from time to time, suspend or terminate the plan in whole or in part or amend it from time to time in such respects as our Board of Directors may deem appropriate and in our best interest. As of September 30, 2016, we have not issued any shares under the plan, and there are options to purchase 1,587,500 shares under this plan.

Registration Rights

Kodiak Capital Equity Purchase Agreement/GHS Investment Agreement

On December 17, 2014, we entered into a registration rights agreement with Kodiak Capital, LLC under which we are obligated to register the shares to be acquired by Kodiak pursuant to that certain Equity Purchase Agreement dated December 17, 2014 under which Kodiak agreed to purchase up to $5 million of our common stock, subject to certain conditions. As of December 31 , 2016 we had put 3,100,000 shares to Kodiak. While the Kodiak agreement will be terminated prior to the Effective Date of this Registration Statement, we will continue to have registration obligations to Kodiak under their Registration Rights Agreement.

On August 13, 2016, we entered into a registration rights agreement with GHS under which we are obligated to register the shares to be acquired by GHS pursuant to that certain Investment Agreement dated August 13, 2016 under which GHS agreed to purchase up to $5 million of our common stock, subject to certain conditions.

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Piggyback Registration Rights

We issued piggyback registration rights (with standard carve-outs) to the PIMCO Fund relating to the shares of capital stock issuable upon exercise of their respective warrants, subject to customary underwriter and other cut-backs and exclusions.

Anti-Takeover Provisions

Our Articles of Incorporation contain provisions that might have an anti-takeover effect. These provisions, which are summarized below, may have the effect of delaying, deterring or preventing a change in control of our company. They could also impede a transaction in which our stockholders might receive a premium over the then-current market price of our common stock and our stockholders’ ability to approve transactions that they consider to be in their best interests.

Our Articles of Incorporation permit our Board of Directors to issue preferred stock. We could authorize the issuance of a series of preferred stock which would grant to holders preferred rights to our assets upon liquidation, the right to receive dividend coupons before dividends would be declared to holders of shares of our existing preferred stock and our existing preferred stock and common stock. Our current stockholders have no redemption rights. In addition, as we have a large number of authorized but unissued shares, our board of directors could issue large blocks of voting stock to fend off unwanted tender offers or hostile takeovers without further stockholder approval.

Transfer Agent

The transfer agent for our common stock is vStock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598, telephone: (212) 828-8436.

LEGAL MATTERS

The validity of the common stock offered by this Prospectus will be passed upon for us by J.P. Galda & Co., Berwyn, Pennsylvania. Joseph P. Galda, the principal of J.P. Galda & Co., is the beneficial owner of 120,000 shares of our common stock.

EXPERTS

Our financial statements included in this Prospectus and in the registration statement have been audited by Accell, Audit and Compliance, P.A., independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance on such report, given the authority of said firm as an expert in auditing and accounting.

AVAILABLE INFORMATION

We are filing with the SEC this registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This Prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this Prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of XFit Brands, Inc.

We have audited the accompanying balance sheets of XFit Brands, Inc. and its subsidiaries as of June 30, 2016 and 2015, and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of XFit Brands, Inc. and its subsidiaries as of June 30, 2016 and 2015, and the results of its operations and its cash flows for each of the years in the two-year period ended June 30, 2016, in conformity with accounting principles generally accepted in the United States of America.

/s/ Accell Audit and Compliance, P.A.

Tampa, Florida

September 28, 2016

F-1

XFit Brands, Inc. and Subsidiaries

Consolidated Balance Sheets

	June 30,
	2016	2015
ASSETS
Current Assets
Cash	$6,829	$51,016
Accounts receivable	179,636	92,823
Royalties receivable	-	75,000
Prepaid expenses	114,060	333,572
Inventory	288,184	169,292
Total Current Assets	588,709	721,703
Property and equipment, net	37,676	42,292
Other assets
Deposits	23,467	27,480
Intangible assets, net	13,640	52,264
TOTAL ASSETS	$663,492	$843,739

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable	$730,026	$446,063
Related party payable	95,620	95,620
Accrued expenses	165,486	214,310
Customer deposits	129,201	158,467
Line of credit	34,999	-
Short term financing, net of discounts	108,333	-
Total Current Liabilities	1,263,665	914,460
Note payable, net	2,478,720	1,620,289
Total Liabilities	3,742,385	2,534,749

Commitments and contingencies (Note 10)

Stockholders’ Deficit
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized, no shares issued and outstanding as of June 30, 2016 and 2015	-	-
Common stock, $0.0001 par value; 1,250,000,000 shares authorized, 21,192,807 and 20,367,500 shares issued and outstanding as of June 30, 2016 and 2015, respectively	2,119	2,037
Additional paid in capital	4,712,245	4,317,444
Accumulated deficit	(7,793,257)	(6,010,491)
Total Stockholders’ Deficit	(3,078,893)	(1,691,010)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$663,492	$843,739

See accompanying notes to the consolidated financial statements.

F-2

XFit Brands, Inc. and Subsidiaries

Consolidated Statements of Operations

	For the Years Ended June 30,
	2016	2015
Revenues
Product sales	$2,342,347	$1,833,800
Royalties	15,413	205,439
Total revenues	2,357,760	2,039,239
Cost of revenues	1,326,036	1,418,495
Gross profit	1,031,724	620,744
Operating expenses
General and administrative	1,891,832	1,524,270
Sales and marketing	353,421	323,050
Total operating expenses	2,245,253	1,847,320
(Loss) income from operations	(1,213,529)	(1,226,576)
Other income (expense)
Interest expense	(569,237)	(381,981)
Other income	-	14,762
Net loss	$(1,782,766)	$(1,593,795)
Loss per common share – basic and diluted	$(0.09)	$(0.08)
Weighted average shares outstanding – basic and diluted	20,558,382	20,032,007

See accompanying notes to the consolidated financial statements.

F-3

XFit Brands, Inc. and Subsidiaries

Consolidated Statements of Changes in Stockholders’ Deficit

For the Years Ended June 30, 2016 and 2015

	Common Stock		Additional Paid	Accumulated	Total Stockholders’
	Shares	Amount	In Capital	Deficit	Deficit
Balance, June 30, 2014	20,000,000	$2,000	$3,817,667	$(4,416,696)	$(597,029)

Distribution	-	-	(100,000)	-	(100,000)
Shares issued for services	12,500	1	244,813	-	244,814
Shares issued for Asset Purchase	55,000	6	54,994	-	55,000
Shares issued for vendor credits	300,000	30	299,970	-	300,000
Net loss	-	-	-	(1,593,795)	(1,593,795)
Balance, June 30, 2015	20,367,500	2,037	4,317,444	(6,010,491)	(1,691,010)

Shares issued to employees	135,000	13	113,987	-	114,000
Shares issued to vendors	190,307	19	114,181	-	114,200
Sale of shares	450,000	45	116,205	-	116,250
Shares issued for financing	50,000	5	49,995	-	50,000
Stock options to employees	-	-	433	-	433
Net loss	-	-	-	(1,782,766)	(1,782,766)

Balance, June 30, 2016	21,192,807	$2,119	$4,712,245	$(7,793,257)	$(3,078,893)

See accompanying notes to the consolidated financial statements.

F-4

XFit Brands, Inc. and Subsidiaries
Consolidated Statements of Cash Flows

	For the Years Ended June 30,
	2016	2015
Cash flows from operating activities:
Net (loss) income	$(1,782,766)	$(1,593,795)
Adjustments to reconcile net (loss) income to net cash from operations:
Depreciation and amortization	62,043	27,009
Amortization of debt issuance costs and loan discount	203,975	146,038
Stock based compensation	228,200	244,814
Value of stock options issued to employees	433	-
Bad debt write-off of royalty receivable	64,385	-
Interest on note payable added to principal	127,658	-
Changes in operating assets and liabilities:
Accounts receivable	(86,813)	(71,923)
Royalties receivable	10,615	(19,367)
Prepaid expenses	219,512	(33,572)
Inventory	(118,891)	31,179
Deposits	4,014	(22,967)
Accounts payable	283,965	314,919
Accrued expenses	36,304	5,000
Payroll taxes payable	-	178,155
Customer deposits	(29,267)	117,218
Net cash from operating activities	(776,633)	(677,292)
Cash flows from investing activities:
Purchases of property and equipment	(9,338)	(53,839)
Acquisition of intangible asset	(9,465)	(11,896)
Net cash from investing activities	(18,803)	(65,735)
Cash flows from financing activities:
Payoff of bank line of credit	(19,227)	-
Related party payable	-	(40,311)
Proceeds from bank line of credit	54,226	-
Proceeds from sale of stock	116,250	-
Proceeds from short term financing	100,000	-
Proceeds from note payable	500,000	500,000
Debt issuance costs	-	(25,969)
Net cash from financing activities	751,249	433,720
Net change in cash	(44,187)	(309,307)

Cash, beginning of year	51,016	360,323
Cash, end of year	$6,829	$51,016
Supplemental cash flow information:
Cash paid for interest	$237,604	$145,345
Non-cash investing and financing activities:
Distribution	$-	$100,000
Issuance of common shares for Asset Purchase	-	55,000
Issuance of common shares for vendor credits	-	300,000
Issuance of common shares for loan fees	50,000	-

See accompanying notes to the consolidated financial statements.

F-5

XFit Brands, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

June 30, 2016 and 2015

NOTE 1 – NATURE OF THE BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

XFit Brands, Inc. (“XFit” or the “Company”) was incorporated on September 16, 2014 under the laws of the State of Nevada. The fiscal year of the Company is June 30. XFit’s principal business activity is the design, development, and worldwide marketing and selling of functional equipment, training gear, apparel and accessories for the impact sports market and fitness industry. Products are marketed and sold under the “Throwdown®” brand name to gyms, fitness facilities and directly to consumers via an internet website and through third party catalogues through a mix of independent distributors and licensees throughout the world.

These financial statements represent the consolidated financial statements of XFit and its wholly owned operating subsidiaries Throwdown Industries Holdings, LLC (“Holdings”), Throwdown Industries, LLC (“TDLLC”), and Throwdown Industries, Inc. (“TDINC”). On September 26, 2014, XFit entered into a Contribution and Exchange Agreement with TD Legacy, LLC (“TD Legacy”) and Holdings under which TD Legacy contributed all of its membership interest in Holdings to XFit in exchange for the issuance by XFit of 20,000,000 shares of common stock to TD Legacy. The result of this transaction was that Holdings became a wholly owned subsidiary of XFit. The financial statements have been restated to reflect this conversion.

Forward Stock Split

On March 28, 2016, the Board of Directors approved a 1-for-5 forward split of its outstanding shares of common stock (and proportional increase of its authorized common stock from 250 million shares to 1.25 billion shares) with a record date of April 14, 2016 and an effective date of April 15, 2016. Prior to the split, the Company had 4,118,500 shares issued and outstanding and after the split, the Company had 20,592,500 shares issued and outstanding. All references in the consolidated financial statements and notes to consolidated financial statements, numbers of shares, and share amounts have been retroactively restated to reflect the 1-for-5 forward split, unless explicitly stated otherwise.

Basis of Presentation

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Basis of Consolidation

The consolidated financial statements include the accounts of XFit, Holdings, TDLLC and TDINC. All significant intercompany transactions and balances have been eliminated in consolidation.

The Company also consolidates any variable interest entities (“VIEs”), of which it is the primary beneficiary, as defined within Accounting Standards Codification (“ASC”) 810. The Company does not have any VIEs that are required to be consolidated as of June 30, 2016 or 2015.

Use of Estimates

Consolidated financial statements prepared in accordance with GAAP require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Among other things, management has estimated the collectability of its accounts receivable, the valuation of long-lived assets, and equity instruments issued for financing. Actual results could differ from those estimates.

F-6

Concentration of Credit Risk

Financial instruments that potentially subject the Company to a significant concentration of credit risk include cash, accounts receivable, royalties receivable, revenue, and vendor concentrations. At times, the Company maintains deposits in federally insured financial institutions in excess of federally insured limits. Management monitors the credit rating and concentration of risk with these financial institutions on a continuing basis to mitigate risk.

The Company controls credit risk related to accounts receivable and royalties receivable through credit approvals, credit limits and monitoring procedures.

As of June 30, 2016, our top three customers accounted for 51.9% of our total revenues being Crunch Franchising, LLC (33.7%), CA Management Co., Ltd. (9.6%) and Eye Fitness (8.7%). Two customers accounted for 90% of our accounts receivable, being Crunch Franchising, LLC ($127,512/71%), and 24 Hour Fitness USA, Inc. ($33,060/19%). As of June 30, 2015, two customers accounted for 88% of our accounts and royalties receivable, being Crunch Franchising, LLC ($72,889/43%), and Partner Business ($75,000/45%). We have written agreements with all of the 2016 customers. As of June 30, 2016, three vendors accounted for 44% of our accounts payable being American Express ($116,310/16%), Everblooming Industrial Limited ($111,094/15%), and Wells Fargo Bank ($95,462/13%).

As of June 30, 2015, three vendors accounted for 68% of our accounts payable, being Indeglia & Carney ($51,465/12%), Lynam Industries ($203,394/46%), and Wells Fargo Bank ($46,683/10%). We have written agreements with a majority of the 2016 vendors. We expect our customer and vendor concentration to decrease as we expand our business.

Fair Value of Financial Instruments

ASC 820 defines “fair value” as the price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.

The Company determines the fair value of its financial instruments based on a three-level hierarchy for fair value measurements under which these assets and liabilities must be grouped, based on significant levels of observable or unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect management’s market assumptions. This hierarchy requires the use of observable market data when available. These two types of inputs have created the following fair-value hierarchy:

Level 1 — Valuations based on unadjusted quoted market prices in active markets for identical securities.

Level 2 — Valuations based on observable inputs (other than Level 1 prices), such as quoted prices for similar assets at the measurement date; quoted prices in markets that are not active; or other inputs that are observable, either directly or indirectly.

Level 3 — Valuations based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value measurement.

At June 30, 2014, the warrants issued in connection with the loan discussed in Note 5 were measured at fair value on a non-recurring basis using unobservable inputs (Level 3).

Financial Instruments

The carrying amounts of cash, accounts and royalties receivable, accounts payable and accrued expenses approximate fair value as of June 30, 2016 and 2015, due to the short-term nature of the instruments.

Long-Lived Assets and Intangible Assets

In accordance with ASC 350-30, the Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made.

F-7

The Company had no such asset impairments at June 30, 2016 or 2015. There can be no assurance, however, that market conditions will not change or demand for the Company’s products under development will continue. Either of these could result in future impairment of long-lived assets.

Revenue Recognition

Product sales are recognized upon shipment of inventory to customers. Royalty revenues are recognized upon the terms of the underlying royalty agreements, when amounts are reliably measurable and collectability is assured.

Accounts receivable consist primarily of receivables from product sales. Management determines the allowance for doubtful accounts based on historical losses and current economic conditions. On a continuing basis, management analyzes delinquent receivables, and once these receivables are determined to be uncollectible, they are written off against an existing allowance account. As of June 30, 2016 and 2015, the Company has determined that an allowance for doubtful accounts is not necessary as all accounts are considered fully collectible.

Cash and Cash Equivalents

The Company considers cash on hand, cash in banks and other highly liquid instruments purchased with an original maturity date of three months or less to be cash equivalents.

Inventory

Inventory, which primarily represents finished goods, is valued at the lower of cost or market. Cost has been derived principally using standard costs utilizing the first-in, first-out method. Write-downs for finished goods are recorded when the net realizable value has fallen below cost and provide for slow moving or obsolete inventory.

Loan Discounts and Loan Fees

The Company amortizes loan discounts over the term of the loan using the effective interest method. Costs associated with obtaining financing are capitalized and amortized over the term of the related loans using the effective interest method. As of June 30, 2016 and 2015, the Company had $602,112 and $527,112 of total gross debt issuance costs, respectively. Amortization of the debt issuance costs was $203,975 and $146,038 for the years ended June 30, 2016 and 2015, respectively, which was recorded as a component of interest expense on the consolidated statements of operations.

Income Taxes

In accordance with ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company established a valuation allowance based upon the potential likelihood of realizing the deferred tax asset in the future tax consequences. Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

F-8

The Company has adopted the provisions set forth in ASC Topic 740 to account for uncertainty in income taxes. In the preparation of income tax returns in federal and state jurisdictions, the Company asserts certain tax positions based on its understanding and interpretation of the income tax law. The taxing authorities may challenge such positions, and the resolution of such matters could result in recognition of income tax expense in the Company’s financial statements. Management believes it has used reasonable judgments and conclusions in the preparation of its income tax returns.

The Company uses the “more likely than not” criterion for recognizing the tax benefit of uncertain tax positions and to establish measurement criteria for income tax benefits. The Company has determined that it has no material unrecognized tax assets or liabilities related to uncertain tax positions as of June 30, 2016 and 2015. The Company does not anticipate any significant changes in such uncertainties and judgments during the next 12 months.

The Company’s policy is to recognize interest and/or penalties related to income tax matters in income tax expense. The Company had no accrual for interest or penalties on its consolidated balance sheets at June 30, 2016 and 2015, respectively.

Taxes Collected from Customers and Remitted to Governmental Authorities

The Company reports taxes collected, which are primarily sales tax, on a net basis.

Income (Loss) per Share

The basic (loss) income per share is calculated by dividing the Company’s net (loss) income available to common shareholders by the weighted average number of common shares during the year. The diluted net (loss) income per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted average number of shares adjusted for any potentially dilutive debt or equity. Diluted net (loss) income per share is the same as basic net (loss) income per share due to the lack of dilutive items. As of June 30, 2016 and 2015, the Company had 2,354,756 and 2,263,060 dilutive shares outstanding, respectively, that are attributable to the PIMCO warrant, which have been excluded as their effect is anti-dilutive.

Property and Equipment, net

Property and equipment are stated at cost, net of accumulated depreciation and amortization. The cost of property and equipment is depreciated or amortized using the straight-line method over the following estimated useful lives:

Computer equipment and software	3 years
Furniture	3 years
Machinery	3-5 years

Prepaid Expenses

During the year ended June 30, 2015, the Company issued 300,000 shares of its common stock valued at $300,000 to two key vendors in consideration of future inventory purchases. As of June 30, 2015, the Company has not utilized these vendor credits and the $300,000 is included in prepaid expenses on the consolidated balance sheets. During the year ended June 30, 2016, we had consumed all of the credit with one vendor and had approximately $105,000 remaining with the other at year end.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising expense was $38,492 and $77,175 for the years ended June 30, 2016 and 2015, respectively, and is included in sales and marketing expense on the consolidated statements of operations.

F-9

Shipping and Handling Fees

All amounts billed to a customer in a sales transaction related to shipping and handling represent revenues and are reported as product sales in the consolidated statements of operations. Costs incurred by the Company for shipping and handling are reported within cost of revenues in the consolidated statements of operations.

Reclassifications

Certain reclassifications were made to the prior period consolidated financial statements to conform to the current period presentation. There was no change to the previously reported net loss.

Recently Issued Accounting Standards

The Company has implemented all new accounting standards and does not believe that there are any other new accounting pronouncements that have been issued that may have a material impact on the consolidated financial statements.

In April 2015, the Financial Accounting Standards Board (“FASB”) issued ASU 2015-03, Interest-Imputation of Interest: Simplifying the Presentation of Debt Issuance Costs (“ASU2015-03”). ASU 2015-03 requires companies to present debt issuance costs as a direct deduction from the carrying value of that debt liability. ASU 2015-03 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is allowed for financial statements that have not been previously issued. Entities would apply the new guidance retrospectively to all prior periods (i.e., the balance sheet for each period is adjusted). The adoption of this standard is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

Subsequent Events

In accordance with ASC 855, Subsequent Events, the Company evaluated subsequent events through the date of this report, which was the date the consolidated financial statements were available for issue.

NOTE 2 – PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following at:

	June 30, 2016	June 30, 2015
Office furniture and equipment	$51,794	$46,233
Warehouse equipment	15,254	13,254
Molds and dies	4,200	6,650
Leasehold improvements	4,227	—
Total, cost	75,475	66,137
Accumulated Depreciation	(37,799)	(23,845)
Property and equipment, net	$37,676	$42,292

Depreciation expense for the twelve months ended June 30, 2016 and 2015 was $13,954 and $12,377, respectively.

F-10

NOTE 3 - INTANGIBLE ASSETS, NET

Intangible assets consisted of the following at:

	June 30, 2016	June 30, 2015
Transformations exercise fitness program	$62,500	$62,500
Trademark and patent	8,277	4,396
Computer software	5,584	—
Total, cost	76,361	66,896
Accumulated amortization	(60,052)	(14,632)
Intangible assets, net	$16,309	$52,264

Amortization expense for the twelve months ended June 30, 2016 and 2015 was $48,089 and $14,632, respectively.

NOTE 4 – SHORT TERM FINANCING

On May 3, 2016, the Company entered into a Securities Purchase Agreement (“SPA”) with a single accredited investor (“Investor”) under which it issued and sold to Investor a promissory note in the principal amount of $125,000 (the “Note”). The Note has a maturity date of December 31, 2016 and an original issue discount of $20,000. In addition, the Company agreed to pay Investor’s expenses in connection with the SPA and issuance of the Note of $5,000. Accordingly, the Company received net proceeds from Investor of $100,000, which proceeds were used for investor relation services.

So long as the Note is outstanding, upon any issuance of any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to Investor in the Note or the SPA, then the Company will notify Investor of such additional or more favorable term and such term, at Investor’s option, shall become a part of the Note and/or SPA. The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms interest rates, and original issue discounts.

Interest shall not accrue on the unpaid principal balance of this Note unless an Event of Default occurs. Upon the occurrence of an Event of Default, the outstanding balance of this Note shall bear interest at the lesser of the rate of fifteen percent (15%) per annum or the maximum rate permitted by applicable law. The Note has a prepayment deadline of November 3, 2016. Events of Default under the Note include failure to pay any amounts when due, including on the prepayment deadline, breach of covenants or representations and warranties or upon voluntary bankruptcy or insolvency proceedings.

At any time following the occurrence of an Event of Default, Investor may, by written notice to the Company, declare all unpaid principal, plus all accrued interest and other amounts due hereunder to be immediately due and payable at an amount equal to 125% of the outstanding principal amount of the Note at the time of the default (“Mandatory Default Amount”); provided, however, that for an Event of Default for failure to pay the Note in full on the Prepayment Deadline, Investor will not accelerate the Note unless the Company fails to pay the Mandatory Default Amount (plus all accrued interest from and after the Event of Default) on the Maturity Date.

NOTE 5 – NOTE PAYABLE

The note payable is comprised of the following at:

	June 30,
	2016	2015
Note payable	$2,712,787	$2,000,000
Less: unamortized loan discount	(154,462)	(277,070)
Less: unamortized debt issuance costs	(79,605)	(102,641)
Total Note Payable, net	$2,478,720	$1,620,289

On June 10, 2014, the Company entered into a Note Purchase Agreement (“Agreement”) with Pacific Investment Management Company (“PIMCO”) that authorized the issuance of up to $2,500,000. On June 12, 2014, the Company entered into a Senior Secured Note (“Note”) whereby the Company drew $1,500,000. The note bears interest at 14% and an effective interest rate of 21%. This Note is collateralized by all of the assets of the Company.

On February 6, 2015, the Company drew down an additional $500,000 of funds on the PIMCO Note Payable. Following the February 6, 2015 draw, the principal balance payable on the PIMCO note is $2,000,000, and the Company has an additional $500,000 available to draw on this loan facility. The full principal balance outstanding related to this note is due on July 12, 2017. Subsequently, the parties reached an agreement to treat the interest as Payment in Kind (PIK) and add the interest to the amount of the loan on a quarterly basis. This, in effect, increased the amount of the loan.

The Note includes various covenants, including but not limited to, having annual audited financial statements within 90 days of the end of the fiscal year. At June 30, 2016, the Company is in compliance with all covenants.

In connection with the Note, the Company granted warrants to acquire up to 10% of the Company’s capital stock based on an aggregate enterprise fair market value of $15.0 million. The Company valued the warrants using the Black-Scholes option pricing model with the following variables: annual dividend yield of 0%; expected life of 10 years; risk free rate of return of 2.92%; and expected volatility of 0%. The Company estimated the value of the warrants to be $377,480, which is recorded as a loan discount and is being amortized under the effective interest method to interest expense over the term of the loan.

NOTE 6 – RELATED PARTY TRANSACTIONS

Related Party Receivable

As of June 30, 2014, the Company had a related party receivable of $100,000 from TD Legacy, the sole member of Holdings at that time. In June 2014, Holdings paid the balance of the $500,000 note payable to Windsor Court Holdings, LLC (“WCH”) and an additional $100,000 transaction fee on behalf of TD Legacy, which redeemed the 25% interest in Holdings from WCH to TD Legacy. The Company issued a $100,000 distribution to its sole member, TD Legacy, which eliminated the related party receivable during the year ended June 30, 2015. In 2016 there were no additional related party transactions.

F-11

Related Party Payable

As of June 30, 2016 and 2015, the Company has $95,620 of salaries and bonuses payable to four of its officers and membership interest holders. These bonuses were to cover income taxes relating to equity issued during 2009.

NOTE 7 – LICENSING AGREEMENTS

On October 2, 2013, the Company entered into a license agreement with Dethrone Royalty Holdings, Inc. (“Dethrone”), pursuant to which the Company granted an exclusive, non-sub licensable and non-assignable right to Dethrone to use Company trademarks and other intellectual property. In consideration for the license agreement, the Company shall receive royalties of 10% of the net revenue generated by sales and other transfers of the licensed products during the term of the license agreement (subject to minimum requirement). In addition to the royalty payments, the Company received 5,437,603 shares of Dethrone’s common stock, at a trading value of $114,190, which was recorded as other income on the consolidated statements of operations. As of June 30, 2014, the Company wrote down the shares to fair market value, which has been recorded as a loss on value of marketable securities on the consolidated statements of operations. The change was due to a decline in the fair value of the marketable security which, in the opinion of management, was considered to be other than temporary. This agreement was terminated on February 14, 2015. Total royalties related to this agreement were zero and $75,000 for the years ended June 30, 2016 and 2015, respectively.

On April 10, 2014, the Company entered into a distribution and license agreement with Partner Business Importacao e Exportacao, LTDA, a Brazilian corporation (“Partner”). Pursuant to the agreement, the Company granted a two-year, non-assignable, royalty-based license and right to use the trademarks and other intellectual property in the territory defined as Brazil. In consideration for the license agreement, the Company shall receive the greater of royalties of 10% of the net sales generated by sales and other transfers of the licensed products during the term of the license agreement or the minimum royalties outlined in the agreement. Total royalties related to this agreement were zero and $75,000 for the years ended June 30, 2016 and 2015, respectively.

On March 26, 2015, the Company entered into a distribution agreement with Eye Fitness Pty Ltd (“Eye Fitness”), an Australian Company. Pursuant to the agreement, the Company granted a two-year, non-assignable, distribution agreement for Australia and key accounts in the United Kingdom, Thailand and Singapore. In consideration for the distribution agreement, the Company shall receive minimum royalties as outlined in the agreement. There was no royalty revenue for the years ended June 30, 2016 and 2015.

NOTE 8 – INCOME TAXES

The Company’s net loss totaled $1,782,766 for the year ended June 30, 2016. During the year ended June 30, 2015, the Company had a net loss of $1,593,795.

The total provision for income taxes, which consists of U.S. federal income and California Franchise taxes, consists of the following:

	June 30,
	2016	2015

Current taxes	$(710,664)	$(609,092)
Deferred taxes	710,664	609,092
Total	$-	$-

F-12

A reconciliation of the tax on the Company’s loss for the year before income taxes and total tax expense are shown below:

	June 30,
	2016	2015
Income tax liability (benefit) at the U.S statutory income tax and California Franchise tax rates	(39.8)%	(39.8)%
Loss on marketable securities	-	-
Amortization of loan discount	2.9%	2.6%
Other differences	0.0%	0.1%
Change in valuation allowance	36.9%	37.1%
Total	-	-

Based on the weight of available evidence, the Company’s management has determined that it is more likely than not that the net deferred tax assets will not be realized. Therefore, the company has recorded a full valuation allowance against the net deferred tax assets.

The components of net deferred tax assets recognized are as follows:

	June 30,
	2016	2015
Deferred noncurrent tax asset:
Net operating loss carry-forward	$1,212,842	$502,178
Basis differences on marketable securities	-	45,448
Total, deferred noncurrent tax asset	1,212,842	547,626
Deferred noncurrent tax liabilities:
Value of warrants recorded as loan discount	-	110,274
Other, net	-	-
Total deferred noncurrent tax liabilities	-	110,274
Total, deferred noncurrent tax asset, net	1,212,842	437,352
Valuation allowance	(1,212,842)	(437,352)
Total	$-	$-

Due to uncertainties surrounding the Company’s ability to generate future U.S. taxable income to realize these assets, a full valuation allowance has been established to offset the net U.S. deferred tax asset.

The future utilization of the Company’s federal net operating loss and tax credit carry forwards to offset future taxable income may be subject to an annual limitation, pursuant to Internal Revenue Code sections 382 and 383, as a result of ownership changes that may have occurred previously or that could occur in the future.

At June 30, 2016, the Company had federal income tax net operating losses of approximately $3.4 million. The federal net operating losses expire at various dates beginning in 2028. The Company files income tax returns in the U.S. federal jurisdiction and California. Tax years 2008 forward remain open to examination for the U.S. federal jurisdiction as a result of net operating loss carryforwards. Tax years 2009 forward remain open to examination by the state taxing authority.

NOTE 9 – STOCKHOLDERS’ DEFICIT

On July 1, 2015, the Company issued 75,000 shares of its common stock valued at $75,000 to an employee as a signing bonus.

On July 15, 2015, the board of directors approved the issuance of 1,587,500 stock options to employees to be utilized on a performance and retention basis.

F-13

On September 30, 2015, the Company issued 50,000 shares of its common stock valued by the Company’s board of directors at $50,000 to PIMCO as a loan fee in consideration of the additional $500,000 draw-down on the PIMCO Note Payable that was funded on October 20, 2015. (See Note 5-Note Payable).

On November 17, 2015, the Company issued options to purchase 215,000 shares of stock to six employees for services rendered. (See Note 10-Commitments and Contingencies-Stock Incentive Plan)

On February 23, 2016, the Company issued 50,000 shares of common stock to an employee and 50,000 shares of common stock to a consultant as part of their former agreements with XFit Brands. The shares were valued at $60,000.

On April 18, 2016, the Company issued 10,000 shares of its common stock valued at $9,000 to an employee as a signing bonus.

On May 18, 2016, the Company issued 100,000 shares of its common stock valued at $60,000 to an investor relations company for services rendered.

On May 19, 2016, the Company issued 5,307 shares of its common stock valued at $3,200 to a marketing consultant for services rendered.

On May 24, 2016, the Company issued 200,000 shares of its common stock valued at $60,000 to an investor pursuant to an equity purchase agreement.

On May 25, 2016, the Company issued 10,000 shares of its common stock valued at $6,000 to a marketing company for services rendered.

On June 1, 2016, the Company issued 25,000 shares of its common stock valued at $15,000 to an investor relations company for services rendered.

On June 21, 2016, the Company issued 250,000 shares of its common stock valued at $56,250 to an investor pursuant to an equity purchase agreement.

NOTE 10 – COMMITMENTS AND CONTINGENCIES

Lease Commitments

On June 18, 2015, the Company entered into a lease agreement for approximately 25,788 square feet of warehouse and office space under a thirty-eight (38) month operating lease that commences on September 1, 2015 and expires on October 31, 2018. The lease has monthly payments of $16,504 with standard rent increases over the life of the lease scheduled in October of each year.

On June 5, 2015, the Company entered into a sublease of a portion of the premises for the period September 1, 2015 through August 31, 2016, at a monthly rental rate of $5,000.

Future minimum lease payments under the operating lease as of June 30, 2016 are as follows:

For the years ending June 30:
2017	$202,508
2018	208,583
2019	70,038
Total	$481,129

Rent expense for the years ended June 30, 2016 and 2015 was $182,952 and $59,747, respectively.

F-14

Litigation

From time-to-time, the Company is subject to various litigation and other claims in the normal course of business. The Company establishes liabilities in connection with legal actions that management deems to be probable and estimable. No amounts have been accrued in the consolidated financial statements with respect to any matters.

Stock Incentive Plan

On October 21, 2014, the Board of Directors and the Company’s sole stockholder adopted the 2014 Stock Incentive Plan. The purpose of the 2014 Stock Incentive Plan is to advance the best interests of the Company by providing those persons who have a substantial responsibility for management and growth of the Company with additional incentive and by increasing their proprietary interest in the success of the Company, thereby encouraging them to maintain their relationships with the Company. Further, the availability and offering of stock options and common stock under the plan supports and increases the Company’s ability to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability which the Company depends. The total number of shares available for the grant of either stock options or compensation stock under the plan is 3,000,000 shares of common stock, subject to adjustment. The Board of Directors administers the plan and has full power to grant stock options. As of June 30, 2016, the Company has not issued any shares under the plan and has granted 1,587,500 options to purchase shares under the plan.

Equity Purchase Agreement

On December 17, 2014, the Company entered into an Equity Purchase Agreement with Kodiak Capital LLC. The Equity Purchase Agreement provides the Company with financing whereby the Company can issue and sell to Kodiak, from time to time, shares of common stock (the “Put Shares”) up to an aggregate purchase price of $5.0 million (the “Maximum Commitment Amount”) during the commitment period. The commitment period is defined as the period beginning on the trading day immediately following the effectiveness of the registration statement and ending December 31, 2016. In addition, in no event shall Kodiak be entitled to purchase that number of Put Shares which when added to the sum of the number of shares of common stock already beneficially owned by Kodiak would exceed 9.99% of the number of shares of common stock outstanding on the applicable closing date.

The Equity Purchase Agreement will terminate when any of the following events occur: (i) Kodiak has purchased an aggregate of $5.0 million of the Company’s common stock, (ii) on December 31, 2016 or (iii) upon written notice from the Company to Kodiak.

Registration Rights Agreement

On December 17, 2014, the Company entered into a registration rights agreement with Kodiak Capital, LLC under which the Company is obligated to register the shares to be acquired by Kodiak pursuant to that certain Equity Purchase Agreement dated December 17, 2014, under which Kodiak agreed to purchase up to $5 million of XFit common stock, subject to certain conditions.

Asset Purchase Agreement

On February 26, 2015, the Company entered into an Asset Purchase Agreement to acquire the exclusive rights, title, and interest in the Transformations exercise and fitness program. The purchase price was $62,500 which comprised of a $7,500 cash payment and fifty-five thousand (55,000) shares of the Company’s common stock that was valued at $55,000. The agreement also has a performance based earn out for a period of eighteen (18) months that was based on fifty percent (50%) of all programming services gross revenues derived from the Transformations program, up to a maximum earn out of $187,500. The earn out is payable in tranches and none of the tranches were met during the years ended June 30, 2016 or 2015.

Vendor Credit Agreements

On June 18 2015, the Company entered into a Stock Purchase Agreement with Ever Blooming Industrial Limited, whereby the Company issued 100,000 shares of its common stock at $1.00 per share. The purchase price is in the form of a manufacturing credit totaling $100,000 to use for future inventory purchases (the “Vendor Credit”). The Company can use all or part of the Vendor Credit until the Vendor Credit is exhausted. The Company had the total $100,000 Vendor Credit at June 30, 2015, which is included in prepaid expenses on the consolidated balance sheets. At June 30, 2016, the Company had exhausted the entire credit.

F-15

On June 26 2015, the Company entered into a Stock Purchase Agreement with Yayu General Machinery Co., LTD, whereby the Company issued 200,000 shares of its common stock at $1.00 per share, or $200,000. The purchase price is in the form of a manufacturing credit of $200,000 to use for future inventory purchases (the “Vendor Credit”). The Company can use all or part of the Vendor Credit until the Vendor Credit is exhausted. The Company had the total $200,000 Vendor Credit at June 30, 2015, which is included in prepaid expenses in the consolidated balance sheets. At June 30, 2016, the Company still had approximately $105,000 remaining on the credit.

NOTE 11 – SUBSEQUENT EVENTS

On August 3, 2016 the Company entered into an Agreement with Crown Financial, LLC which advances 80% of invoices approved and assumed by Crown for collection. Depending on the length of time taken to collect the invoices, the Company will receive additional payments from Crown ranging from 18.25% if collected within 20 days to 0% if collected in 120 days. Crown has the right to require the Company to repurchase unpaid invoices outstanding for more than 120 days.

On August 13, 2016 the Company entered into an Investment Agreement (the “Investment Agreement”) with GHS Investments, LLC (“GHS”). The Investment Agreement gives the Company the option to sell to GHS, up to $5,000,000 worth of its common stock (“Shares”), over the period following effectiveness of a registration statement covering the resale of the Shares (the “Effective Date”) and ending thirty-six (36) months after the Effective Date. Under the terms of the Investment Agreement, the Company has the right to deliver from time to time a Put Notice to GHS stating the dollar amount of Put Shares (up to $500,000 under any individual Put Notice)(the “Put Amount”) that it intends to sell to GHS with the price per share based on the following formula: the lesser of (a) the lowest sale price for the Common Stock on the date of the Put Notice (the “Put Notice Date”); or (b) the arithmetic average of the three (3) lowest trading prices for the Company’s Common Stock during the five trading days following the Put Notice Date. The maximum number of shares that can be put to GHS is two times the average daily trading volume during the ten trading days prior to the closing of a put (the “Closing Date”). If the amount of the tranche of its outstanding shares exceeds the volume limitation, additional tranches will be delivered until the entire Purchase Amount is delivered. Each tranche, including the initial tranche, will trigger a new purchase price, and will be priced according to the purchase price definition. There are a number of conditions to the Company effecting a put, including the effectiveness of the registration statement.

On September 2, 2016, the Company issued 550,000 shares of its common stock valued at $86,625 to an investor pursuant to an equity purchase agreement.

On September 23, 2016, the Company entered into an agreement with a lender to increase the value of the note payable and to extend the due date. At this time both the new value and the revised date are still to be determined.

F-16

XFit Brands, Inc.

Condensed Consolidated Balance Sheets

	December 31, 2016	June 30, 2016
	(Unaudited)
ASSETS
Current Assets
Cash	$78,745	$6,829
Accounts receivable	593,567	179,636
Inventory	400,008	288,184
Prepaid expenses	63,947	114,060
Total Current Assets	1,136,267	588,709
Long Term Assets
Property and equipment, net	51,941	37,676
Deposits	23,467	23,467
Intangible assets, net	14,762	13,640
Goodwill	33,695	-
TOTAL ASSETS	$1,260,132	$663,492
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable	$491,928	$730,026
Related party payable	95,620	95,620
Accrued expenses and interest	122,505	273,819
Customer deposits	254,241	129,201
Line of credit	34,999	34,999
Billings in excess of earnings	9,132	-
Total Current Liabilities	1,008,425	1,263,665

Notes payable, net of discounts	3,500,000	2,478,720
Total Liabilities	4,508,425	3,742,385

Commitments and contingencies (Note 10)

Stockholders’ Deficit
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized, no shares issued and outstanding as of December 31, 2016 and June 30, 2016	-	-
Common stock, $0.0001 par value, 1,250,000,000 shares authorized, 29,156,890 and 21,192,807 shares issued and outstanding as of December 31, 2016 and June 30, 2016, respectively	2,916	2,119
Additional paid in capital	5,594,736	4,712,245
Accumulated deficit	(8,845,945)	(7,793,257)
Total Stockholders’ Deficit	(3,248,293)	(3,078,893)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$1,260,132	$663,492

See accompanying notes to the condensed consolidated financial statements.

F-17

XFit Brands, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

For the three and six month periods ended December 31, 2016 and 2015

	For the Three Months Ended		For the Six Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenues
Product sales	$902,185	$674,675	$1,394,192	$1,147,931
Cost of revenues	577,829	386,487	854,937	645,331
Gross profit	324,356	288,188	539,255	502,600

Operating expenses
General and administrative	526,472	402,575	924,717	847,505
Sales and marketing	74,328	84,302	138,503	174,196
Total operating expenses	600,800	486,877	1,063,220	1,021,701

Loss from operations	(276,444)	(198,689)	(523,965)	(519,101)

Interest expense	(194,216)	(142,279)	(353,148)	(258,556)
Loss on extinguishment of debt	(175,575)	-	(175,575)	-
Net loss	$(646,235)	$(340,968)	$(1,052,688)	$(777,657)
Loss per common share - basic and diluted	$(0.02)	$(0.02)	$(0.04)	$(0.04)
Weighted average shares outstanding – basic and diluted	26,479,922	20,492,500	23,954,299	20,492,500

See accompanying notes to the condensed consolidated financial statements.

F-18

XFit Brands, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

For the six month periods ended December 31, 2016 and 2015

	Six Month Periods Ended December 31,
	2016	2015
Cash flows from operating activities
Net loss	$(1,052,688)	$(777,657)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	18,209	29,942
Loss on extinguishment of debt	175,575	-
Amortization of debt issuance costs and loan discount	127,753	91,905
Stock-based compensation	57,192	75,433
Changes in operating assets and liabilities
Accounts receivable	(166,834)	(116,065)
Royalties receivable	-	9,587
Prepaid expenses	50,113	127,337
Inventory	(57,122)	(84,160)
Accounts payable	(112,011)	158,044
Accrued expenses	19,825	(1,036)
Billing in excess of earnings	(17,701)	-
Customer deposits	125,040	51,633
Net cash used in operating activities	(832,649)	(435,037)
Cash flow from investing activities
Purchase of intangibles and property and equipment	-	(10,510)
Acquisition of Environmental Turf Services, net of cash acquired	(184,260)	-
Net cash used in investing activities	(184,260)	(10,510)
Cash flows from financing activities
Net proceeds from line of credit	-	34,197
Proceeds from borrowings on notes payable	1,000,000	500,000
Repayment of notes payable	(125,000)	-
Proceeds from sale of stock	213,825	-
Net cash provided by financing activities	1,088,825	534,197
Net increase in cash	71,916	88,650
Cash at beginning of period	6,829	51,016
Cash at end of period	$78,745	$139,666
Supplemental cash flow information:
Cash paid for interest	$38,214	$103,305
Non-cash investing and financing activities:
Value of common shares issued as a loan fee	$-	$50,000
Interest expense added to loan principal balance	$34,000	$-
Principal and accrued interest settled with common stock	$278,689	$-
Patent acquired with shares of common stock	$8,900	$-
Payables settled with shares of common stock	$126,087	$-
Common stock issued to acquire Environmental Turf Services	$146,000	$-

See accompanying notes to the condensed consolidated financial statements.

F-19

XFit Brands, Inc.

Notes to Condensed Consolidated Financial Statements (Unaudited)

NOTE 1 – NATURE OF THE BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

History of the Company

XFit Brands, Inc. (“XFit” or the “Company”) was incorporated on September 16, 2014 under the laws of the State of Nevada. The fiscal year of the Company is June 30. XFit’s principal business activity is the design, development, and worldwide marketing and selling of functional equipment, training gear, apparel and accessories for the sports market and fitness industry. The Company provides a full portfolio of products and services spanning Mixed Martial Arts and other high and low impact fitness regimes and own the trademarks Throwdown®, EnviroTurf®, GlideBoxx® and Transformations. Products are sold to gyms, fitness facilities, universities, first responders and directly to consumers via website and through third-party catalogues through a mix of independent distributors and licensees.

These financial statements represent the consolidated financial statements of XFit and its wholly owned operating subsidiaries Throwdown Industries Holdings, LLC (“Holdings”), Throwdown Industries, LLC (“TDLLC”), and Throwdown Industries, Inc. (“TDINC”).

Forward Stock Split

On March 28, 2016, the Board of Directors approved a 1-for-5 forward split of its outstanding shares of common stock (and proportional increase of its authorized common stock from 250 million shares to 1.25 billion shares) with a record date of April 14, 2016 and an effective date of April 15, 2016. Prior to the split, the Company had 4,118,500 shares issued and outstanding and after the split, the Company had 20,592,500 shares issued and outstanding. All references to the number of shares and per-share amounts within these condensed consolidated financial statements, including the notes thereto, have been retroactively restated to reflect this stock split, unless explicitly stated otherwise.

Basis of presentation

The accompanying condensed consolidated financial statements are unaudited, but in the opinion of management, reflect all adjustments necessary to fairly state the Company’s financial position, results of operations, and cash flows as of and for the dates and periods presented. The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information.

These unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited financial statements and footnotes as of and for the years ended June 30, 2016 and 2015, which were filed with the Company’s annual report Form 10-K on September 29, 2016. The results of operations for the six months ended December 31, 2016 are not necessarily indicative of results that may be expected for the year ending June 30, 2017 or for any other interim period.

Basis of Consolidation

The condensed consolidated financial statements include the accounts of XFit, Holdings and TDINC. All significant intercompany transactions and balances have been eliminated in consolidation.

F-20

Recent Accounting Pronouncements

The Company has implemented all applicable new accounting standards and does not believe that there are any other new accounting pronouncements that have been issued that may have a material impact on the condensed consolidated financial statements.

In April 2015, the Financial Accounting Standards Board (“FASB”) issued ASU 2015-03, Interest—Imputation of Interest: Simplifying the Presentation of Debt Issuance Costs (“ASU2015-03”). ASU 2015-03 requires companies to present debt issuance costs as a direct deduction from the carrying value of that debt liability. ASU 2015-03 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is allowed for financial statements that have not been previously issued. Entities would apply the new guidance retrospectively to all prior periods (i.e., the balance sheet for each period is adjusted). The adoption of this standard did not have a material impact on the Company’s financial position, results of operations or cash flows.

Loss per Share

The basic loss per share is calculated by dividing the Company’s net loss available to common shareholders by the weighted average number of common shares during the period. The diluted net loss per share is calculated by dividing the Company’s net loss available to common shareholders by the diluted weighted average number of shares outstanding during the period. To compute the diluted weighted average number of shares outstanding, the Company begins with the basic weighted average number of shares outstanding and adds any potentially dilutive securities that are convertible into shares of common stock. Diluted net loss per share is the same as basic net loss per share due to the lack of dilutive items. For the six months ended December 31, 2016 and 2015, the Company had warrants and options outstanding to acquire shares of common stock that totaled 2,999,281 and 2,268,615 shares, respectively, which were excluded as their effect would have been anti-dilutive.

Reclassifications

Certain reclassifications were made to the prior period, condensed consolidated financial statements to conform to the current period presentation. There was no change to the previously reported net loss.

Use of Estimates

Condensed consolidated financial statements prepared in accordance with GAAP require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Among other things, management has estimated the collectability of its accounts receivable, the valuation of long-lived assets, and the fair value of equity instruments issued. Actual results could differ from those estimates.

Loan Discounts and Loan Fees

The Company amortizes loan discounts over the term of the loan using the effective interest method. Costs associated with obtaining financing are capitalized and amortized over the term of the related loans using the effective interest method. Amortization of the debt issuance costs and loan discount was $127,753 and $91,905 for the six months ended December 31, 2016 and 2015, respectively, which was recorded as a component of interest expense on the condensed consolidated statements of operations.

F-21

NOTE 2 – ACQUISITION OF ENVIRONMENTAL TURF SERVICES

On October 14, 2016, but effective as of October 10, 2016, XFit Brands, Inc. (“XFit” or the “Company”) acquired the assets of Environmental Turf Services, LLC (“EnviroTurf”) pursuant to a definitive Asset Purchase Agreement dated October 10, 2016 (the “Purchase Agreement”) between the Company and EnviroTurf. The acquisition was completed on October 14, 2016 upon delivery and acceptance of the schedules to the Purchase Agreement (the “Acquisition”).

At the closing of the Acquisition, the Company paid and issued to EnviroTurf a total purchase price of $346,000 as follows: (i) assumption of $200,000 of EnviroTurf’s accounts payable and (ii) 2,000,000 unregistered shares of XFit Common Stock (the “Purchase Price Shares”), which were valued at the closing price on the date of XFit’s Common Stock on the date of the Acquisition. The Company financed the Acquisition and related costs through a combination of cash on hand and internally-generated working capital.

The purchase price has been preliminarily allocated to the assets acquired and liabilities assumed as follows:

Cash	$15,740
Accounts receivable	247,097
Inventory	54,702
Property and equipment	24,696
Goodwill	33,695
Accrued expenses	(3,163)
Billing in excess of earnings	(26,767)
Total purchase consideration	$346,000

The above allocation is preliminary and is subject to change. Because the acquisition was consummated on October 14, 2016, the Company has begun to assess the fair value of the various net assets acquired, but has not yet completed this assessment. The Company is also in the process of identifying other intangible assets, such as customer relationships and recipes that may need to be recognized apart from goodwill. Once identified, these other intangible assets, if any, will be recorded at their fair values. The Company is working to finalize the allocations as quickly as possible, and anticipates that the allocation will not be final for approximately 6 months. Any adjustments necessary may be material to the condensed consolidated balance sheet and the amount of goodwill recognized. Any resulting adjustments would have no impact to the December 31, 2016 reported operating results.

Because the Company acquired the assets of EnviroTurf, any resulting goodwill will be deductible for income tax purposes over a subsequent 15-year period.

The operating results of EnviroTurf are included in the Company’s operating results beginning as of October 10, 2016. Included in the Company’s operating results are revenues of $201,240, cost of revenues of $159,367 and operating expenses totaling $110,445 that are related to EnviroTurf. The following pro forma, unaudited operating results include the operating results of EnviroTurf as if the Acquisition was completed on July 1, 2016.

Revenues	$1,826,215
Net loss	$(1,101,947)
Loss per common share – basic and dilutive	$(0.04)
Weighted average shares outstanding – basic and dilutive	25,106,473

NOTE 3 – PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following at:

	December 31, 2016	June 30, 2016
	(Unaudited)
Office furniture and equipment	$51,794	$51,794
Automobiles	24,696	-
Warehouse equipment	15,254	15,254
Molds and dies	4,200	4,200
Leasehold Improvements	4,227	4,227
Total, cost	100,171	75,475
Accumulated Depreciation	(48,230)	(37,799)
Property and equipment, net	$51,941	$37,676

F-22

Depreciation expense for the six months ended December 31, 2016 and 2015 was $10,431 and $6,151, respectively.

NOTE 4 – INTANGIBLE ASSETS, NET

Intangible assets consisted of the following at:

	December 31, 2016	June 30, 2016
	(Unaudited)
Trademark and patent	$17,177	$8,277
Transformations exercise fitness program	62,500	62,500
Computer Software	5,584	5,584
Total, cost	85,261	76,361
Accumulated Amortization	(70,499)	(62,721)
Intangible assets, net	$14,762	$13,640

Amortization expense for the six months ended December 31, 2016 and 2015 was $7,778 and $23,791, respectively.

F-23

NOTE 5 – SHORT TERM FINANCING

On May 3, 2016, the Company entered into a Securities Purchase Agreement (“SPA”) with a single accredited investor (“Investor”) under which it issued and sold to Investor a promissory note in the principal amount of $125,000 (the “Note”). The Note had a maturity date of December 31, 2016 and an original issue discount of $20,000. In addition, the Company paid the Investor’s expenses totaling $5,000. Accordingly, the Company received net proceeds from Investor of $100,000, which proceeds were used for investor relation services. This note was repaid as of December 31, 2016.

NOTE 6 – NOTE PAYABLE

The note payable is comprised of the following at:

	December 31, 2016	June 30, 2016
	(Unaudited)
Note payable	$3,500,000	$2,712,787
Less: unamortized loan discount	-	(154,462)
Less: unamortized debt issuance costs	-	(79,605)
Total note payable, net	$3,500,000	$2,478,720

On June 10, 2014, the Company entered into a Note Purchase Agreement (“Agreement”) with Pacific Investment Management Company (“PIMCO”) that authorized the issuance of up to $2,500,000. On June 12, 2014, the Company entered into a Senior Secured Note (“Note”) whereby the Company drew $1,500,000. On February 6, 2015, and October 20, 2015, the Company drew down an additional $500,000 on each date.

On December 16, 2016, the Company entered into an Amended and Restated Note Purchase Agreement (the “PIMCO Amendment”) with PIMCO pursuant to which the Company issued a $3.5 million 9% Senior Secured Fixed Rate Note due July 12, 2020 (the “Note”). The Note refinanced our prior 14% Senior Secured Note in the principal amount of $2.5 million (the “Prior Note”), providing us with an additional $1 million in working capital. As with the Prior Note, the Note is secured by a lien on substantially all of our assets (other than those sold pursuant to our factoring agreement with Crown Financial).

In connection with the PIMCO Amendment, (i) PIMCO converted $278,689 in accrued and unpaid interest into 1,990,639 shares of our common stock. In addition, the Company had previously issued PIMCO a warrant to purchase ten percent of its equity at an exercise price of $1.5 million. The Company amended the terms of the common stock purchase warrant previously issued to PIMCO to reduce the exercise price thereof to $350,000. The amended terms are considered significant and as such the Company is accounting for the PIMCO Amendment as an extinguishment of the prior note payable and the issuance of a new note payable. As a result, the Company recorded a loss on extinguishment of $175,575, which represents $83,465 of unamortized loan discount, $39,515 of unamortized debt issuance costs, and $52,595 of stock-based compensation paid PIMCO. The stock-based compensation is comprised of the incremental value provided by the warrant amendment and the amount by which the fair value of the common stock issued exceeded the amount of settled principal and accrued interest. The shares of common stock were fair valued using the Company’s traded stock price. The incremental fair value added to the warrant was determined by using the Black-Scholes option pricing model with the following variables: annual dividend yield of 0%; expected life of 7.5 years; risk free rate of return of 2.41%; and expected volatility of 158%.

The Note includes various covenants, including, but not limited to, having annual audited financial statements within 90 days of the end of the fiscal year. At December 31, 2016, the Company was not in compliance with all covenants due to untimely filing of the second quarter 10Q. The Company received a waiver from PIMCO to alleviate the non-compliance.

NOTE 7 – BANK LINE OF CREDIT

On July 24, 2015, the Company entered into an unsecured line of credit with Wells Fargo Bank. The line of credit bears interest at prime plus 4% and is personally guaranteed by the Company’s chief executive officer. There is no maturity date.

NOTE 8 – RELATED PARTY TRANSACTIONS

Related Party Payable

As of December 31, 2016 and June 30, 2016, the Company has $95,620 of bonuses payable to four of its officers that also owns shares of common stock. These bonuses were to cover income taxes relating to bonuses issued during 2009.

As of December 31, 2016, the Company has a salary and variable compensation payable to David E Vautrin, CEO and Charles Joiner, President of $14,061 and $14,061 respectively.

F-24

NOTE 9 – STOCKHOLDERS’ DEFICIT

Equity Purchase Agreement

On December 17, 2014, the Company entered into an Equity Purchase Agreement with Kodiak Capital LLC (Kodiak). The Equity Purchase Agreement provides the Company with financing whereby the Company can issue and sell to Kodiak, from time to time, shares of common stock (the “Put Shares”) up to an aggregate purchase price of $5.0 million (the “Maximum Commitment Amount”) during the commitment period. The commitment period is defined as the period beginning on the trading day immediately following the effectiveness of the registration statement and ending December 31, 2016. In addition, in no event shall Kodiak be entitled to purchase that number of Put Shares which when added to the sum of the number of shares of common stock already beneficially owned by Kodiak would exceed 9.99% of the number of shares of common stock outstanding on the applicable closing date.

The Equity Purchase Agreement will terminate when any of the following events occur: (i) Kodiak has purchased an aggregate of $5.0 million of the Company’s common stock, (ii) on December 31, 2016 or (iii) upon written notice from the Company to Kodiak.

During the six months ended December 31, 2016, The Company issued 2,725,000 shares to Kodiak and received $213,825. As of December 31, 2016, the Company has put 3,100,000 shares to Kodiak under the equity purchase agreement.

Investment Agreement with GHS Investments, LLC

On August 13, 2016 the Company entered into an Investment Agreement (the “Investment Agreement”) with GHS Investments, LLC (“GHS”). The Investment Agreement gives the Company the option to sell to GHS, up to $5,000,000 worth of its common stock (“Shares”), over the period following effectiveness of a registration statement covering the resale of the Shares (the “Effective Date”) and ending thirty-six (36) months after the Effective Date. Under the terms of the Investment Agreement, the Company has the right to deliver from time to time a Put Notice to GHS stating the dollar amount of Put Shares (up to $500,000 under any individual Put Notice)(the “Put Amount”) that it intends to sell to GHS with the price per share based on the following formula: the lesser of (a) the lowest sale price for the Common Stock on the date of the Put Notice (the “Put Notice Date”); or (b) the arithmetic average of the three (3) lowest trading prices for the Company’s Common Stock during the five trading days following the Put Notice Date. The maximum number of shares that can be put to GHS is two times the average daily trading volume during the ten trading days prior to the closing of a put (the “Closing Date”). If the amount of the tranche of its outstanding shares exceeds the volume limitation, additional tranches will be delivered until the entire Purchase Amount is delivered. Each tranche, including the initial tranche, will trigger a new purchase price, and will be priced according to the purchase price definition. There are a number of conditions to the Company effecting a put, including the effectiveness of the registration statement.

As of December 31, 2016 the registration statement for the above Investment Agreement still needs to be amended to include recent financial statements. Therefore the Company has not placed any shares under this GHS agreement.

Vendor Credit Agreements

On June 26, 2015, the Company entered into a Stock Purchase Agreement with Yayu General Machinery Co., LTD, whereby the Company issued 200,000 shares of its common stock at $1.00 per share. The purchase price is in the form of a manufacturing credit of $200,000 to use for future inventory purchases (the “Vendor Credit”). The Company can use all or part of the Vendor Credit until the Vendor Credit is exhausted. As of December, 2016 and June 30, 2016, the Company had $54,635 and $105,096, respectfully, of Vendor Credit included in prepaid expenses in the condensed consolidated balance sheets.

Stock Incentive Plan

On October 21, 2014, the Board of Directors and the Company’s sole stockholder adopted the 2014 Stock Incentive Plan. The purpose of the 2014 Stock Incentive Plan is to advance the best interests of the Company by providing those persons who have a substantial responsibility for management and growth of the Company with additional incentive and by increasing their proprietary interest in the success of the Company, thereby encouraging them to maintain their relationships with the Company. Further, the availability and offering of stock options and common stock under the plan supports and increases the Company’s ability to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability which the Company depends. The total number of shares available for the grant of either stock options or compensation stock under the plan is 3,000,000 shares of common stock, subject to adjustment. The Board of Directors administers the plan and has full power to grant stock options.

On October 7, 2016, the Company issued 825,000 options to employees in accordance to the Stock Incentive Plan. Options generally vest over three years, expire after three years, and have an exercise price of $0.07 per share. The options granted were fair valued at $47,970 using the Black-Scholes option pricing model with the following variables: annual dividend yield of 0%; expected life of three years; risk free rate of return of 0.99%; and expected volatility of 158%. During the three-month period ended December 31, 2016, the Company recognized $3,724 of stock-based compensation, which is included in general and administrative expense. As of December 31, 2016, none of these options have vested. However, the Company does expect all options to vest.

Acquisition of Assets of Glideboxx LLC

On October 10, 2016 the Company acquired all of the rights, title, and interest to the GlideBoxx Product, USPTO # 7857734, and related training programs and marketing materials to the Company free and clear of any and all liens, encumbrances, and or liabilities for a purchase price of 100,000 shares of common stock and will also pay Glideboxx LLC 5% (five percent) in total of all net revenue derived from sales of the GlideBoxx for a period of 7 (seven) years in cash or kind. Net Revenue is defined as Gross revenue net discounts and returns. The shares issued were fair valued at $8,900 using the Company’s publicly traded stock price.

Other Common Stock Issuances

On November 11, 2016, the Company issued 869,565 shares of unregistered common stock to settle a payable obligation. The shares were fair valued at $126,087 using the Company’s publicly traded stock price. On November 9, 2016, and on December 26, 2016, the Company issued 28,879 and 250,000 shares of common stock, respectively, as consideration for services received. Using the Company’s publically traded stock price, the shares were fair valued at $53,468 and stock-based compensation expense was recognized, which is included in general and administrative expense.

F-25

NOTE 10 – COMMITMENTS AND CONTINGENCIES

Lease Commitments

On June 18, 2015, the Company entered into a lease agreement for approximately 25,788 square feet of warehouse and office space under a thirty-eight (38) month operating lease that commences on September 1, 2015 and expires on October 31, 2018. The lease has monthly payments of $16,504 with standard rent increases over the life of the lease scheduled in October of each year.

On June 5, 2015, the Company entered into a sublease of a portion of the premises for the period September 1, 2015 through January 31, 2017, at a monthly rental rate of $5,000.

Rent expense for the six-month periods ended December 31, 2016 and 2015, was $141,721 and $67,937, respectively.

Litigation

From time-to-time, the Company is subject to various litigation and other claims in the normal course of business. The Company establishes liabilities in connection with legal actions that management deems to be probable and estimable. No amounts have been accrued in the consolidated financial statements with respect to any matters.

NOTE 11 – SUBSEQUENT EVENTS

On December 31, 2016 Mr. Vautrin, the Company’s Chief Executive Officer, informed the Company’s Board of Directors of his intention to resign as CEO to pursue other opportunities, effective as of March 1, 2017. Mr. Vautrin will remain on the Board of Directors and serve as Interim Chief Financial Officer while the Company completes its search for a permanent chief executive officer. On February 15, 2017 the Board hired William Singer to serve as the Company’s CEO following Mr. Vautrin’s departure.

F-26

F-27

To the Members of Environmental Turf Services, LLC

We have audited the accompanying financial statements of Environmental Turf Services, LLC, including the balance sheets as of December 31, 2015 and 2014, and the related statements of operations and changes in members’ deficit and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statements that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of Environmental Turf Services, LLC as of December 31, 2015 and 2014, in accordance with accounting principles generally accepted in the United States of America.

Tampa, Florida

December 28, 2016

/s/ Accell Audit & Compliance, P.A.

F-28

ENVIRONMENTAL TURF SERVICES, LLC

Balance Sheets

As of December 31, 2015 and 2014

	2015	2014
ASSETS
Current assets
Cash	$4,292	$14
Accounts receivable, net	295,230	58,053
Inventories	44,702	31,915
Total current assets	344,224	89,982

Property and equipment, net	11,596	16,288
TOTAL ASSETS	355,820	106,270

LIABILITIES AND MEMBERS’ DEFICIT
Current liabilities
Accounts payable	1,000,355	895,751
Accrued expenses and other current liabilities	17,553	18,747
Due to related party	500	-
Promissory note, related party	15,000	15,000
Note payable	-	12,198
Billings in excess of cost and estimated earnings	202,657	36,339
Total current liabilities	1,236,065	978,035

Members’ deficit	(880,245)	(871,765)
TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$355,820	$106,270

See Independent Auditors’ Report and accompanying notes to the financial statements.

F-29

ENVIRONMENTAL TURF SERVICES, LLC

STATEMENTS OF OPERATIONS and CHANGES IN MEMBERS’ DEFICIT

For the Years Ended December 31, 2015 and 2014

	2015	2014
Revenues	$1,897,770	$2,513,659

Cost of revenues	1,557,073	2,207,750
Gross profit	340,697	305,909

Operating expenses
Selling, general and administrative expense	339,989	358,833
Depreciation and amortization	5,805	8,879
Total operating expenses	345,794	367,712

Loss from operations	(5,097)	(61,803)

Other income (expense)
Interest expense	(3,550)	(2,600)
Other income	167	1,213
Other income (expense)	(3,383)	(1,387)

Net loss	(8,480)	(63,190)

Members’ deficit, beginning of period	(871,765)	(808,575)

Members’ deficit, end of period	$(880,245)	$(871,765)

See Independent Auditors’ Report and accompanying notes to the financial statements.

F-30

ENVIRONMENTAL TURF SERVICES, LLC

STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2015 and 2014

	2015	2014

Cash Flows From Operating Activities
Net loss	$(8,480)	$(63,190)
Adjustments to reconcile net loss from operating activities:
Depreciation and amortization expense	5,805	8,879
Changes in operating assets and liabilities:
Accounts receivable	(237,177)	47,500
Inventories	(12,787)	(11,724)
Accounts payable	104,604	20,297
Accrued expenses and other current liabilities	(1,194)	2,068
Billings in excess of cost and estimated earnings	166,318	11,292

Net Cash From Operating Activities	17,089	15,112

Cash Flows From Investing Activities
Acquisition of property and equipment	(1,113)	—

Net Cash From Investing Activities	(1,113)	—

Cash Flows From Financing Activities
Proceeds from note payable/related party payable	500	12,198
Note payable payments	(12,198)	(35,000)

Net Cash From Financing Activities	(11,698)	(22,908)

Net Change in Cash	4,278	(7,680)

Cash - Beginning	14	7,694

Cash - Ending	$4,292	$14

Supplemental Disclosure of Cash Flow Information

Cash paid during the period for:
Interest	$3,550	$2,600
Income taxes	$—	$—

See Independent Auditors’ Report and accompanying notes to the financial statements.

F-31

ENVIRONMENTAL TURF SERVICES, LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2015 and 2014

Note 1 - Organization and Nature of Business

Nature of Operations: Environmental Turf Services, LLC (“EnviroTurf” or the “Company”) was formed on July 22, 2008 under the laws of the State of Mississippi, as a limited liability company. The Company installs, markets and sells synthetic turf materials used for residential and commercial purposes.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation: The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. The financial statements and accompanying notes are the representations of the Company’s management, who is responsible for their integrity and objectivity.

Revenue Recognition:

The Company recognizes revenues on sales and cost of sales related to long-term contracts and are accounted for under the percentage-of-completion method. Sales under fixed-type contracts are generally recognized upon passage of title to the customer, which usually coincides with physical delivery or customer acceptance as specified in contractual terms. Such sales are recorded at the cost of items delivered or accepted plus a proportion of profit expected to be realized on a contract, based on the ratio of such costs to total estimated costs at completion. Sales, including estimated earned fees, under cost reimbursement-type contracts are recognized as costs are incurred.

Profits expected to be realized on contracts are based on the Company’s estimates of total contract sales value and costs at completion. These estimates are reviewed and revised periodically throughout the lives of the contracts with adjustments to profits resulting from such revisions being recorded on a cumulative basis in the period in which the revisions are made. When management believes the cost of completing a contract, excluding general and administrative expenses, will exceed contract-related revenues, the full amount of the anticipated contract loss is recognized.

Revenues recognized in excess of amounts billed are classified as current assets under ’‘Cost and earnings in excess of estimated billings.’’ Amounts billed to clients in excess of revenues recognized to date are classified as current liabilities under ’‘Billings in excess of costs and estimated earnings.’’

F-32

ENVIRONMENTAL TURF SERVICES, LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2015 and 2014

Use of Estimates: The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates and assumptions. The Company’s significant estimates relate to the allowance for doubtful accounts, depreciation and amortization periods related to long-lived assets, evaluation of impairment of long-lived assets: property and equipment and sales return reserve.

Cash Concentration: The Companies maintain their cash and cash equivalents in bank depository accounts with major financial institutions. At times, cash balances may exceed insurance limits provided by the Federal Deposit Insurance Corporation. The Companies do not believe the concentration is subject to any unusual financial risk beyond the normal risk associated with commercial banking.

Concentrations: Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. The Company manages credit risk through credit evaluations and monitoring procedures, and generally does not require collateral or other security on accounts receivable.

From time to time, the Company has certain customers whose revenue individually represented 10% or more of the Company’s total revenue, or whose accounts receivable balances individually represented 10% or more of the Company’s total accounts receivable.

For the years ended December 31, 2015 and 2014, five and three customers accounted for 86% and 55%, respectively, of the net revenues.

At December 31, 2015 and 2014, one and two customers accounted for 86% and 100%, respectively, of the accounts receivable, net.

Accounts Receivable: Accounts receivable consists of amounts billed to customers under normal trade terms. Management determines when accounts are past due on the contractual terms of the sale or from payment history on the account. Historically, the Company has had little bad debt expense. As of December 31, 2015 and 2014, the Company’s allowance for doubtful accounts was $33,742.

F-33

ENVIRONMENTAL TURF SERVICES, LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2015 and 2014

Inventories: Inventory primarily consists of installation materials used in the installation of the turf. Costs are derived utilizing the first-in, first out method and are stated at the lower of cost or market. Write-downs are recorded if the net realizable value falls below cost and provides for slow moving or obsolete inventory. As of December 31, 2015 and 2014; respectively, the allowance for obsolete inventory was zero.

Property and Equipment: Property and equipment is recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets.

Useful Life
Equipment	5-7 Years
Vehicles	5 Years
Furniture and office equipment	5-7 Years
Computer and software	3 Years

Repairs and maintenance expenditures not anticipated to extend asset lives and/or productive functionality are expenses as incurred. Upon retirement or disposal, the asset’s carrying value and related accumulated depreciation or amortization are eliminated with a corresponding gain or loss recorded from operations.

Long-Lived Assets: The Company periodically assesses whether there has been impairment in the value of its long-lived assets whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount to the undiscounted future net cash flows, expected to be generated by the asset. If such assets are deemed to be impaired, the amount of impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair market value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair market value, less costs to sell the Assets.

Fair Value of Financial Instruments: The Company have determined that the carrying value of the Company’s cash, accounts receivable and accounts payable and accrued expenses as of December 31, 2015 and 2014 approximate fair value due to their short maturities. The Company’s debt bear market rates of interest.

Income Taxes: The Company is a limited liability company which is treated as partnerships under the provisions of the Internal Revenue Code. Income and losses are passed through to the members and, accordingly, there is no provision for federal income taxes. Management has evaluated tax positions in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 740, Income Taxes, and has not identified any tax positions, other than electing to be taxed as a pass-through entity, that require disclosure.

F-34

ENVIRONMENTAL TURF SERVICES, LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2015 and 2014

The Company’s federal and state income tax returns are subject to examination by the Internal Revenue Service, generally three years after the tax returns were filed.

Advertising: Advertising costs are expensed as incurred. For the years ended December 31, 2015 and 2014, the Company incurred minimal advertising costs.

Warranties: The Company warrants its products against defects in installation, but not for the defects in manufacturing, as these are warranted by the manufacturer. A provision for estimated future costs related to warranty expense is not recorded since these costs have been deemed insignificant by management.

Note 3 – accounts receivable

As of December 31, 2015 and 2014, accounts receivables consisted of the following:

	2015	2014
Amounts billed:
Completed contracts	$328,972	$91,795

Less: Allowance for doubtful accounts	(33,742)	(33,742)
	$295,230	$58,053

F-35

ENVIRONMENTAL TURF SERVICES, LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2015 and 2014

Note 4 – Costs and estimated earnings on uncompleted contracts

Costs and estimated earnings on uncompleted contracts and related amounts billed as of December 31, 2015, and December 31, 2014, are as follows:

	2015	2014
Costs incurred on uncompleted contracts	$273,872	$325,774
Estimated earnings	395,558	105,998

Less: Billings to date	466,773	395,433
	$202,657	$36,339

Such amounts are included in the accompanying balance sheets at December 31, 2015 and 2014, under the following captions:

	2015	2014

Billings in excess of costs and estimated earnings	$202,657	$36,339
	$202,657	$36,339

note 5 – property and equipment

As of December 31, 2015 and 2014, property and equipment consisted of the following:

	2015	2014
Automobiles	$37,557	$37,557
Computers	2,745	1,632
Equipment	2,629	2,629
Furniture and fixtures	2,541	2,541
	45,472	44,359

Less: accumulated depreciation	(33,876)	(28,071)
	$11,596	$16,288

F-36

ENVIRONMENTAL TURF SERVICES, LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2015 and 2014

Depreciation expense was $5,805 and $8,879 for the years ended December 31, 2015 and 2014, respectively.

Note 6 – Note Payable, Promissory note payable and due to related party

On March 3, 2014 the Company entered into a short-term note payable with a financial institution. The note was due June 3, 2014 and interest is stated at 5%. The principal and interest are due upon maturity. As of December 31, 2015 and 2014, the outstanding principal balance on the note was $0 and $12,198; respectively.

The Company entered into a promissory note payable with a family member of a former managing member as part of specified royalties owed as part of the acquisition of the former managing member’s equity interest. As of December 31, 2015 and 2014, the total outstanding balance on this note was $15,000.

The Company was advanced proceeds from its managing member during 2015 at a zero stated interest rate. As of December 31, 2015 and 2014, the outstanding balance on the advance was $500 and $0; respectively.

Note 7 - Commitments And Contingencies

Leases: The Companies lease a warehouse facility on a month to month basis. Total rent expense for the years ended December 31, 2015 and 2014 was $23,197 and $18,903, respectively.

F-37

ENVIRONMENTAL TURF SERVICES, LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2015 and 2014

Litigation, Claims and Assessments: From time to time, the Company is subject to various litigation and other claims in the normal course of business. The Company establishes liabilities in connection with legal actions that management deems to be probable and estimable. No amounts have been accrued in the consolidated financial statements with respect to any matters.

Note 8 – members’ equity (deficit)

Members’ equity consists of Class A and B Units. As of December 31, 2015 and 2014; respectively, the Company had zero Class A Units issued and 691.27 of Class B Units issued. The Class A Units were designated as financial interest holders, but had no provisions for governance and the Class B Units contain provisions for rights of voting and governance, as defined in the Company’s Operating Agreement.

Note 9 - Subsequent Events

The Company has evaluated subsequent events through December 28, 2016, the date the financial statements were available to be issued and has determined the following subsequent events require disclosure in the financial statements:

On October 14, 2016 but effective as of October 10, 2016, XFit Brands, Inc. (“XFit” or the “Company”) acquired the assets of the Company pursuant to a definitive Asset Purchase Agreement dated October 10, 2016 (the “Purchase Agreement”) between XFit and the Company. The acquired assets consisted of inventory, accounts receivable, equipment and vehicles, the registered trademark “ENVIROTURF” and the associated goodwill. The acquisition was completed on October 14, 2016 upon delivery and acceptance of the schedules to the Purchase Agreement.

At the closing of the Acquisition, XFit paid and issued to EnviroTurf a total purchase price of $346,000 as follows: (i) assumption of $200,000 of EnviroTurf’s accounts payable and (ii) 2,000,000 restricted shares of XFit Common Stock (the “Purchase Price Shares”), which were valued at the closing price on the date of XFit’s Common Stock on the date of the Acquisition. XFit will fund the non-share purchase price and the costs and expenses of the Acquisition through a combination of cash on hand and internally-generated working capital.

The Purchase Agreement contains customary representations, warranties and covenants by the parties.

F-38

To the Members of Environmental Turf Service, LLC

We have reviewed the accompanying financial statements of Environmental Turf Service, LLC, which comprise the balance sheets as of June 30, 2016 and September 30, 2016, and the related statements of operations and changes in members’ deficit and cash flows for the six months ended June 30, 2016 and three months ended September 30, 2016 and the related notes to the financial statements. A review includes primarily applying analytical procedures to management’s financial data and making inquiries of company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the financial statements as a whole. Accordingly, we do not express such an opinion.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statements that are free from material misstatement whether due to fraud or error.

Accountant’s Responsibility

Our responsibility is to conduct the review engagement in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the financial statements for them to be in accordance with accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion.

Accountant’s Conclusion

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in accordance with accounting principles generally accepted in the United States of America.

Tampa, Florida

December 28, 2016

/s/ Accell Audit & Compliance, P.A.

F-39

ENVIRONMENTAL TURF SERVICES, LLC

Balance Sheets

As of June 30, 2016 and September 30, 2016

	June 30, 2016	September 30, 2016
ASSETS
Current assets
Cash	$14	$15,740
Accounts receivable, net	200,108	247,097
Inventories	63,611	54,702
Total current assets	263,733	317,539

Property and equipment, net	24,315	24,696
TOTAL ASSETS	288,048	342,235

LIABILITIES AND MEMBERS’ DEFICIT
Current liabilities
Accounts payable	1,036,894	1,242,509
Accrued expenses and other current liabilities	5,041	3,163
Note payable, related party	500	-
Promissory note payable, related party	15,000	15,000
Billings in excess of cost and estimated earnings	126,558	26,767
Total current liabilities	1,183,993	1,287,439

Members’ deficit	(895,945)	(945,204)
TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$288,048	$342,235

See Accountant’s Review Report and accompanying notes to the financial statements .

F-40

ENVIRONMENTAL TURF SERVICES, LLC

STATEMENTS OF OPERATIONS and CHANGES IN MEMBERS’ DEFICIT

For the Six and Three Month Periods Ended June 30, 2016 and September 30, 2016

	Six months ended June 30, 2016	Three months ended September 30, 2016
Revenues	$1,011,992	$432,023

Cost of revenues	843,107	364,910
Gross profit	168,885	67,113

Operating expenses
Selling, general and administrative expense	179,983	114,027
Depreciation and amortization	2,900	1,450
Total operating expenses	182,883	115,477

Loss from operations	(13,998)	(48,364)

Other income (expense)
Interest expense	(1,800)	(900)
Other income	98	5
Other income (expense)	(1,702)	(895)

Net loss	(15,700)	(49,259)

Members’ deficit, beginning of period	(880,245)	$(895,945)

Members’ deficit, end of period	$(895,945)	$(945,204)

See Accountant’s Review Report and accompanying notes to the financial statements.

F-41

ENVIRONMENTAL TURF SERRVICES, LLC

STATEMENTS OF CASH FLOWS

For the Six and Three Month Periods Ended June 30, 2016 and September 30, 2016

	Six months ended June 30, 2016	Three months ended September 30, 2016

Cash Flows From Operating Activities
Net loss	$(15,700)	$(49,259)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization expense	2,900	1,450
Changes in operating assets and liabilities:
Accounts receivable	95,122	(46,989)
Inventories	(18,909)	8,909
Accounts payable	36,539	205,615
Accrued expenses and other current liabilities	(12,512)	(1,878)
Billings in excess of cost and estimated earnings	(76,099)	(99,791)

Net Cash From Operating Activities	11,341	18,057

Cash Flows From Investing Activities
Acquisition of property and equipment	(15,619)	(1,831)

Net Cash From Investing Activities	(15,619)	(1,831)

Cash Flows From Financing Activities
Note payable payments	-	(500)

Net Cash From Financing Activities	-	(500)

Net Change in Cash	(4,278)	15,726

Cash – Beginning	4,292	14

Cash – Ending	$14	$15,740

Supplemental Disclosure of Cash Flow Information

Cash paid during the period for:
Interest	$1,800	$900
Income taxes	$--	$--

See Accountant’s Review Report and accompanying notes to the financial statements.

F-42

ENVIRONMENTAL TURF SERVICES, LLC

NOTES TO FINANCIAL STATEMENTS

For the Six and Three Month Periods Ended June 30, 2016 and September 30, 2016

Note 1 - Organization and Nature of Business

Nature of Operations: Environmental Turf Services, LLC (“EnviroTurf” or the “Company”) was formed on July 22, 2008 under the laws of the State of Mississippi, as a limited liability company. The Company installs, markets and sells synthetic turf materials used for residential and commercial purposes.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation: The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. The financial statements and accompanying notes are the representations of the Company’s management, who is responsible for their integrity and objectivity.

Revenue Recognition:

The Company recognizes revenues on sales and cost of sales related to long-term contracts are accounted for under the percentage-of-completion method. Sales under fixed-type contracts are generally recognized upon passage of title to the customer, which usually coincides with physical delivery or customer acceptance as specified in contractual terms. Such sales are recorded at the cost of items delivered or accepted plus a proportion of profit expected to be realized on a contract, based on the ratio of such costs to total estimated costs at completion. Sales, including estimated earned fees, under cost reimbursement-type contracts are recognized as costs are incurred.

Profits expected to be realized on contracts are based on the Company’s estimates of total contract sales value and costs at completion. These estimates are reviewed and revised periodically throughout the lives of the contracts with adjustments to profits resulting from such revisions being recorded on a cumulative basis in the period in which the revisions are made. When management believes the cost of completing a contract, excluding general and administrative expenses, will exceed contract-related revenues, the full amount of the anticipated contract loss is recognized.

F-43

ENVIRONMENTAL TURF SERVICES, LLC

NOTES TO FINANCIAL STATEMENTS

For the Six and Three Month Periods Ended June 30, 2016 and September 30, 2016

Revenues recognized in excess of amounts billed are classified as current assets under ’‘Cost and earnings in excess of estimated billings.’’ Amounts billed to clients in excess of revenues recognized to date are classified as current liabilities under ’‘Billings in excess of costs and estimated earnings.’’

Use of Estimates: The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates and assumptions. The Company’s significant estimates relate to the allowance for doubtful accounts, depreciation and amortization periods related to long-lived assets, evaluation of impairment of long-lived assets: property and equipment and sales return reserve.

Cash Concentration: The Companies maintain their cash and cash equivalents in bank depository accounts with major financial institutions. At times, cash balances may exceed insurance limits provided by the Federal Deposit Insurance Corporation. The Companies do not believe the concentration is subject to any unusual financial risk beyond the normal risk associated with commercial banking.

Concentrations: Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. The Company manages credit risk through credit evaluations and monitoring procedures, and generally does not require collateral or other security on accounts receivable.

From time to time, the Company has certain customers whose revenue individually represented 10% or more of the Company’s total revenue, or whose accounts receivable balances individually represented 10% or more of the Company’s total accounts receivable.

For the six an three months period ended June 30, 2016 and September 30, 2016, three customers accounted for 86% and 90%, respectively, of the net revenues.

At June 30, 2016 and September 30, 2016, two customers accounted for 90% of the accounts receivable, net.

Accounts Receivable: Accounts receivable consists of amounts billed to customers under normal trade terms. Management determines when accounts are past due on the contractual terms of the sale or from payment history on the account. Historically, the Company has had little bad debt expense. As of June 30, 2016 and September 30, 2016, the Company’s allowance for doubtful accounts was $33,742.

F-44

ENVIRONMENTAL TURF SERVICES, LLC

NOTES TO FINANCIAL STATEMENTS

For the Six and Three Month Periods Ended June 30, 2016 and September 30, 2016

Inventories: Inventory primarily consists of installation materials used in the installation of the turf. Costs are derived utilizing the first-in, first out method and are stated at the lower of cost or market. Write-downs are recorded if the net realizable value falls below cost and provides for slow moving or obsolete inventory. As of June 30, 2016 and September 30, 2016; respectively, the allowance for obsolete inventory was zero.

Property and Equipment: Property and equipment is recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets.

Useful Life
Equipment	5-7 Years
Vehicles	5 Years
Furniture and office equipment	5-7 Years
Computer and software	3 Years

Repairs and maintenance expenditures not anticipated to extend asset lives and/or productive functionality are expenses as incurred. Upon retirement or disposal, the asset’s carrying value and related accumulated depreciation or amortization are eliminated with a corresponding gain or loss recorded from operations.

Long-Lived Assets: The Company periodically assesses whether there has been impairment in the value of its long-lived assets whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount to the undiscounted future net cash flows, expected to be generated by the asset. If such assets are deemed to be impaired, the amount of impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair market value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair market value, less costs to sell the Assets.

Fair Value of Financial Instruments: The Company has determined that the carrying value of the Company’s cash, accounts receivable and accounts payable and accrued expenses as of June 30, 2016 and September 30, 2016 approximate fair value due to their short maturities. The Company’s debt bear market rates of interest.

Income Taxes: The Company is a limited liability company which is treated as partnerships under the provisions of the Internal Revenue Code. Income and losses are passed through to the members and, accordingly, there is no provision for federal income taxes. Management has evaluated tax positions in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 740, Income Taxes, and has not identified any tax positions, other than electing to be taxed as a pass-through entity, that require disclosure.

F-45

ENVIRONMENTAL TURF SERVICES, LLC

NOTES TO FINANCIAL STATEMENTS

For the Six and Three Month Periods Ended June 30, 2016 and September 30, 2016

The Company’s federal and state income tax returns are subject to examination by the Internal Revenue Service, generally three years after the tax returns were filed.

Advertising: Advertising costs are expensed as incurred. For the six and three months period ended June 30, 2016 and September 30, 2016, the Company incurred minimal advertising costs.

Warranties: The Company warrants its products against defects in installation, but not for the defects in manufacturing, as these are warranted by the manufacturer. A provision for estimated future costs related to warranty expense is not recorded since these costs have been deemed insignificant by management.

Note 3 – accounts receivable

As of June 30, 2016 and September 30, 2016, accounts receivables consisted of the following:

	June 30, 2016	September 30, 2016
Amounts billed:
Completed contracts	$233,850	$280,839
Less: Allowance for doubtful accounts	(33,742)	(33,742)
	$200,108	$247,097

F-46

ENVIRONMENTAL TURF SERVICES, LLC

NOTES TO FINANCIAL STATEMENTS

For the Six and Three Month Periods Ended June 30, 2016 and September 30, 2016

Note 4 – Costs and estimated earnings on uncompleted contracts

Costs and estimated earnings on uncompleted contracts and related amounts billed as of June 30, 2016 and September 30, 2016 are as follows:

	June 30, 2016	September 30, 2016
Costs incurred on uncompleted contracts	$534,706	$594,147
Estimated earnings	100,125	100.125

Less: Billings to date	508,273	667,505
	$126,558	$26,767

Such amounts are included in the accompanying balance sheets as of June 30, 2016 and September 30, 2016 under the following captions:

	June 30, 2016	September 30, 2016

Billings in excess of costs and estimated earnings	$126,558	$26,767
	$126,558	$26,767

Note 5 – Property and Equipment

As of June 30, 2016 and September 30, 2016 property and equipment consisted of the following:

	June	Sept
Automobiles	$50,277	$50,277
Computers	2,745	2,745
Equipment	4,104	5,935
Furniture and fixtures	1,065	1,065
	58,191	58,572

Less: accumulated depreciation	(33,876)	(35,326)
	$24,315	$24,696

Depreciation expense was $2,900 and $1,450 for the six and three months period ended June 30, 2016 and September 30, 2016, respectively.

F-47

ENVIRONMENTAL TURF SERVICES, LLC

NOTES TO FINANCIAL STATEMENTS

For the Six and Three Month Periods Ended June 30, 2016 and September 30, 2016

Note 6 – promissory Note Payable, related party and due to related party

The Company entered into a promissory note payable with a family member of a former managing member as part of specified royalties owed as part of the acquisition of the former managing member’s equity interest. As of June 30, 2016 and September 30, 2016, the total outstanding balance on this note was $15,000.

The Company was advanced proceeds from its managing member during 2015 at a zero stated interest rate. As of June 30, 2016 and September 30, 2016, the outstanding balance on the advance was $500 and $0; respectively.

Note 7 - Commitments And Contingencies

Leases: The Companies lease a warehouse facility on a month to month basis. Total rent expense for the six and three months period ended June 30, 2016 and September 30, 2016 were approximately $9,000 and $3,000; respectively.

Litigation, Claims and Assessments: From time to time, the Company is subject to various litigation and other claims in the normal course of business. The Company establishes liabilities in connection with legal actions that management deems to be probable and estimable. No amounts have been accrued in the consolidated financial statements with respect to any matters.

NOTE 8 – MEMBERS’ EQUITY (DEFICIT)

Members’ equity consists of Class A and B Units. As of June 30, 2016 and September 30, 2016; respectively, the Company had zero Class A Units issued and 691.27 of Class B Units issued. The Class A Units were designated as financial interest holders, but had no provisions for governance and the Class B Units contain provisions for rights of voting and governance, as defined in the Company’s Operating Agreement.

Note 9 - Subsequent Events

The Company has evaluated subsequent events through December 28, 2016, the date the financial statements were available to be issued and has determined the following subsequent events require disclosure in the financial statements:

On October 14, 2016 but effective as of October 10, 2016, XFit Brands, Inc. (“XFit” or the “Company”) acquired the assets of the Company pursuant to a definitive Asset Purchase Agreement dated October 10, 2016 (the “Purchase Agreement”) between XFit and the Company. The acquired assets consisted of inventory, accounts receivable, equipment and vehicles, the registered trademark “ENVIROTURF” and the associated goodwill. The acquisition was completed on October 14, 2016 upon delivery and acceptance of the schedules to the Purchase Agreement.

F-48

ENVIRONMENTAL TURF SERVICES, LLC

NOTES TO FINANCIAL STATEMENTS

For the Six and Three Month Periods Ended June 30, 2016 and September 30, 2016

At the closing of the Acquisition, XFit paid and issued to EnviroTurf a total purchase price of $346,000 as follows: (i) assumption of $200,000 of EnviroTurf’s accounts payable and (ii) 2,000,000 restricted shares of XFit Common Stock (the “Purchase Price Shares”), which were valued at the closing price on the date of XFit’s Common Stock on the date of the Acquisition. XFit will fund the non-share purchase price and the costs and expenses of the Acquisition through a combination of cash on hand and internally-generated working capital.

The Purchase Agreement contains customary representations, warranties and covenants by the parties.

F-49

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

For the year ended June 30, 2016 and the three months ended September 30, 2016

Further to the Form 8-K dated October 19, 2016, on October 10, 2016 XFit Brands, Inc. (“XFit” or the “Company”) acquired the assets of Environmental Turf Services, LLC (“EnviroTurf”) pursuant to a definitive Asset Purchase Agreement dated October 10, 2016 (the “Purchase Agreement”) between the Company and EnviroTurf. The acquired assets consisted of inventory, accounts receivable, equipment and vehicles, the registered trademark “ENVIROTURF” and the associated goodwill. The acquisition was completed on October 14, 2016 upon delivery and acceptance of the schedules to the Purchase Agreement (the “Acquisition”).

The accompanying unaudited pro forma combined financial statements present the pro forma consolidated financial position and results of operations of the combined company based upon XFIT’s and EnviroTurf’s historical financial statements, after giving effect to XFit’s acquisition of EnviroTurf and the adjustments described in the following footnotes, and are intended to reflect the impact of this acquisition on XFit on a pro forma basis.

The unaudited pro forma combined balance sheets as of December 31, 2015 and 2014 reflect the acquisition of EnviroTurf as if it had been consummated on that date and includes historical information as reported by the separate companies as well as adjustments that give effect to events that are directly attributable to the Acquisition and that are factually supportable.

The unaudited pro forma combined statements of operations for the year ended June 30, 2016 and for the three months ended September 30, 2016 give effect to the Acquisition as if it had been consummated on July 1, 2015 and include historical information as reported by the separate companies as well as adjustments that give effect to events that are directly attributable to the Acquisition, are expected to have a continuing impact and are factually supportable.

The accompanying unaudited pro forma combined financial statements are presented for illustrative purposes only. They do not purport to represent what XFit’s consolidated results of operations and financial position would have been had the Acquisition actually occurred as of the dates indicated, and they do not purport to project XFit’s future consolidated results of operations or financial position. The unaudited pro forma combined statements of operations and income do not reflect any adjustments for the effect of non-recurring items that XFit may realize as a result of the Acquisition. The unaudited pro forma combined financial statements include certain reclassifications to conform the historical financial information of EnviroTurf to the presentation of XFit.

Pro forma adjustments are necessary to reflect the estimated purchase price and to reflect the amounts related to tangible and intangible assets and liabilities acquired at an amount equal to the preliminary estimate of their fair values. The pro forma adjustments reflecting the completion of the Acquisition are based upon the acquisition method of accounting in accordance with Accounting Standards Codification 805, “Business Combinations” (“ASC 805”), and the assumptions set forth in the notes to the unaudited pro forma combined financial statements. Management has made a preliminary allocation of the purchase price to the tangible and intangible assets acquired and liabilities assumed based on various preliminary estimates. The allocation of the purchase price is preliminary pending finalization of various estimates and valuation analyses.

The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document.

F-50

Unaudited Pro forma Condensed Consolidated Balance Sheet

As of June 30, 2016

	XFIT Brands, Inc.	Environmental Turf Services, LLC		Pro forma Adjustment	Pro forma Balance Sheet

ASSETS
Current assets
Cash	$6,829	$14			$6,843
Accounts receivable, net	179,636	200,108			379,744
Prepaid expenses	114,060	-			114,060
Inventory	288,184	63,611			351,795
Total current assets	588,709	263,733		-	852,442

Property and equipment, net	37,676	24,315			61,991
Deposits	23,467	-			23,467
Intangibles assets, net	13,640	-			13,640
Goodwill	-	-	(A)	278,597	278,597
TOTAL ASSETS	663,492	288,048		278,597	1,230,137

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	730,026	1,036,894	(B)	(836,894)	930,026
Related party payable	95,620	500	(B)	(500)	95,620
Accrued expenses and other current liabilities	165,486	5,041			170,527
Customer deposits	129,201	-			129,201
Line of credit	34,999	-			34,999
Short-term financing, net of discount	108,333	15,000	(B)	(15,000)	108,333
Billings in excess of cost and estimated earnings	-	126,558			126,558
Total current liabilities	1,263,665	1,183,993		(852,394)	1,595,264

Note payable, net	2,478,720	-			2,478,720
Total liabilities	3,742,385	1,183,993		(852,394)	4,073,984

Stockholders’ deficit

Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized, no shares issued and outstanding as of June 30, 2016	-	-			-
Common stock, par value $0.0001 per share, 1,250,000,000 shares authorized, 23,192,807 shares issued and outstanding as of June 30, 2016	2,119	-	(C)	200	2,319
Additional paid-in- capital	4,712,245	-	(C)	(200)	4,712,045
Accumulated deficit	(7,793,257)	(895,945)	(A), (B)	1,130,991	(7,558,211)
Total stockholders’ deficit	(3,078,893)	(895,945)		1,130,991	(2,843,847)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$663,492	$288,048		$278,597	$1,230,137

F-51

Unaudited Pro forma Condensed Consolidated Statements of Operations

For the Year Ended June 30, 2016

	XFIT Brands, Inc.	Environmental Turf Services, LLC		Pro forma Adjustment	Pro forma Income Statement

Revenues	$2,357,760	$1,011,992			$3,369,752

Cost of revenues	1,326,036	843,107			2,169,143
Gross profit	1,031,724	168,885			1,200,609

Operating expenses
General and administrative expense	1,891,832	172,503			2,064,335
Sales and marketing	353,421	10,380			363,801
Total operating expenses	2,245,253	182,883			2,428,136
Loss from operations	(1,213,529)	(13,998)			(1,227,527)

Other income (expense)
Interest expense	(569,237)	(1,800)			(571,037)
Other income		98			98
Other income (expense)	(569,237)	(1,702)			(570,939)
Net income (loss)	$(1,782,766)	$(15,700)			$(1,798,466)

Loss per common share - basic and diluted	$(0.09)				$(0.08)
Weighted average shares outstanding - basic and diluted	20,558,382		(C)	2,000,000	22,558,382

F-52

Unaudited Pro forma Condensed Consolidated Balance Sheet

As of September 30, 2016

	XFIT Brands, Inc.	Environmental Turf Services, LLC		Pro forma Adjustment	Pro forma Balance Sheet

ASSETS
Current assets
Cash	$61,096	$15,740			$76,836
Accounts receivable, net	91,814	247,097			338,911
Prepaid expenses	91,047	-			91,047
Inventory	373,354	54,702			428,056
Total current assets	617,311	317,539			934,850

Property and equipment, net	32,207	24,696			56,903
Deposits	23,467	-			23,467
Intangibles assets, net	5,541	-			5,541
Goodwill	-	-	(A)	278,597	278,597
TOTAL ASSETS	678,526	342,235		278,597	1,299,358

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	755,528	1,242,509	(B)	(1,042,509)	955,528
Related party payable	95,620	-			95,620
Accrued expenses and other current liabilities	228,454	3,163			231,617
Customer deposits	183,636	-			183,636
Line of credit	33,978	-			33,978
Short-term financing, net of discount	108,333	15,000	(B)	(15,000)	108,333
Billings in excess of cost and estimated earnings	-	26,767			26,767
Total current liabilities	1,405,549	1,287,439		(1,057,509)	1,635,479

Note payable, net	2,544,469	-			2,544,469
Total liabilities	3,950,018	1,287,439		(1,057,509)	4,179,948

Stockholders’ deficit

Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized, no shares issued and outstanding as of September 30, 2016	-	-			-
Common stock, par value $0.0001 per share, 1,250,000,000 shares authorized, 23,742,806 shares issued and outstanding as of September 30, 2016	2,174	-	(C)	200	2,374
Additional paid-in- capital	4,926,015	-	(C)	(200)	4,925,815
Accumulated deficit	(8,199,681)	(945,204)	(A), (B)	1,336,106	(7,808,779)
Total stockholders’ deficit	(3,271,492)	(945,204)		1,336,106	(2,880,590)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$678,526	$342,235		$278,597	$1,299,358

F-53

Unaudited Pro forma Condensed Consolidated Statements of Operations

For the Three Months Ended September 30, 2016

		Environmental			Pro forma
	XFIT Brands, Inc.	Turf Services, LLC		Pro forma Adjustment	Income Statement

Revenues	$492,007	$432,023			$924,030

Cost of revenues	277,108	364,910			642,018
Gross profit	214,899	67,113			282,012

Operating expenses
General and administrative expense	398,245	105,472			503,717
Sales and marketing	64,175	10,005			74,180
Total operating expenses	462,420	115,477		-	577,897
Loss from operations	(247,521)	(48,364)		-	(295,885)

Other income (expense)
Interest expense	(158,932)	(900)			(159,832)
Other income		5			5
Other income (expense)	(158,932)	(895)			(159,827)
Net income (loss)	$(406,453)	$(49,259)			$(455,712)

Loss per common share - basic and diluted	$(0.02)				$(0.02)
Weighted average shares outstanding - basic and diluted	21,742,806		©	2,000,000	23,742,806

F-54

XFit Brands, Inc.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

June 30, 2016 and September 30, 2016

1. Basis of Presentation

The unaudited pro forma combined financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) have been omitted pursuant to such rules and regulations; accordingly, these pro forma financial statements should be read in connection with XFit Brands, Inc. (“XFit”) and EnviroTurf Group (“EnviroTurf”) historical audited and unaudited financial statements referred to above.

The unaudited pro forma combined statements of operations for the year ended June 30, 2016 and three months ended September 30, 2016 gives effect to the Acquisition as if it had been consummated on July 1, 2015 and include historical information as reported by the separate companies as well as adjustments that give effect to events that are directly attributable to the Acquisition, are expected to have a continuing impact and are factually supportable.

2. Acquisition of EnviroTurf

On October 14, 2016 but effective as of October 10, 2016, XFit Brands, Inc. (“XFit” or the “Company”) acquired the assets of Environmental Turf Services, LLC (“EnviroTurf”) pursuant to a definitive Asset Purchase Agreement dated October 10, 2016 (the “Purchase Agreement”) between the Company and EnviroTurf. The acquired assets consisted of inventory, accounts receivable, equipment and vehicles, the registered trademark “ENVIROTURF” and the associated goodwill. The acquisition was completed on October 14, 2016 upon delivery and acceptance of the schedules to the Purchase Agreement (the “Acquisition”).

At the closing of the Acquisition, the Company paid and issued to EnviroTurf a total purchase price of $346,000 as follows: (i) assumption of $200,000 of EnviroTurf’s accounts payable and (ii) 2,000,000 restricted shares of XFit Common Stock (the “Purchase Price Shares”), which were valued at the closing price on the date of XFit’s Common Stock on the date of the Acquisition. The Company will fund the non-share purchase price and the costs and expenses of the Acquisition through a combination of cash on hand and internally-generated working capital.

The Purchase Agreement contains customary representations, warranties and covenants by the parties.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby is not complete and is subject and qualified in its entirety by reference to the text of the Purchase Agreement, which is filed as Exhibit 2.1 to this report and incorporated by reference in this Item 1.01. The representations and warranties of the parties in the Purchase Agreement have been made solely for the benefit of the other parties to the Purchase Agreement, and were not intended to be, and should not be, relied upon by any person other than such parties, including shareholders of the Company; should not be treated as categorical statements of fact, but rather as a way of allocating risk between the parties; in some cases have been qualified by disclosures that were made to the other parties in connection with the negotiation of the Purchase Agreement, which disclosures are not necessarily reflected in the Purchase Agreement; may apply standards of materiality in a way that may differ from standards of materiality applied by investors; and were made only as of the date of the Purchase Agreement or as of such other date or dates as may be specified in the Purchase Agreement, and are subject to developments occurring after those dates.

F-55

After giving effect to the issuance of the shares of Common Stock issued EnviroTurf at closing, EnviroTurf will beneficially own approximately 7.7% of the Company’s outstanding shares of Common Stock. In addition, pursuant to the Purchase Agreement, Jim Bateman, the majority equity owner of EnviroTurf, entered into an employment agreement with the Company for an initial term ending June 30, 2019 pursuant to which he will be President of the Sports Division and join the Board of Directors of the Company for base compensation of $72,000 per year, In addition, the Company shall also pay to Bateman (i) a commission of $0.05 per square of installed and paid turf from the EnviroTurf business; (ii) 2% of Net Sales (defined as Gross Sales less Discounts) directly generated by Bateman on the sale of any other product in the XFit Brand portfolio; and (iii) an equity bonus equivalent to 100,000 shares of XFit Common Stock or share-based equivalents (subject to adjustments for share splits and recapitalizations) for each $5,000,000 in EnviroTurf Net Sales. Finally, Bateman will be provided an equity incentive of 1,000,000 shares of XFit Common Stock following the successful sales and collection of $5,000,000 in EnviroTurf Net Sales. The foregoing description of the Employment Agreement is not complete and is subject and qualified in its entirety by reference to the text of such agreement, which is filed as Exhibit 10.1 to this report and incorporated by reference in this Item 1.01.

The purchase price was allocated to the net assets acquired based on their estimated fair values as follows:

Accounts receivable	$247,397
Inventories	44,702
Property and equipment, net	24,696
Assumption of accounts payable	200,000

Goodwill	278,597
Total Purchase Price	$346,000

The above allocation is preliminary and is subject to change. Because the acquisition was consummated on October 10, 2016, the Company has begun to assess the fair value of the various net assets acquired, but has not yet completed this assessment. The Company is also in the process of identifying other intangible assets, such as customer relationships and recipes that may need to be recognized apart from goodwill. Once identified, these other intangible assets, if any, will be recorded at their fair values. The Company is working to finalize the allocations as quickly as possible, and anticipates that the allocation will not be final for approximately 6 months. Any adjustments necessary may be material to the condensed consolidated balance sheet and the amount of goodwill recognized. Any resulting adjustments would have no impact to the September 30, 2016 reported operating results.

3. Pro Forma Adjustments

The following is a summary of pro forma adjustments reflected in the unaudited pro forma condensed combined financial statements based on preliminary estimates, which may change as additional information is obtained.

F-56

Pro Forma Adjustments:

The pro forma adjustments represent the following:

A.	To record goodwill of $278,597 based on the terms of the Asset Purchase Agreement. The purchase price was designated at $346,000, net assets acquired totaled $67,403.

B.	To reduce accounts payable to reflect the net balance assumed as of the acquisition date. The terms of the Asset Purchase Agreement stated that XFit would assume $200,000 of accounts payable balances as of the acquisition date.

C.	To record the issuance of 2,000,0000 shares of XFit common stock issued as part of the purchase price in conjunction with the Asset Purchase Agreement.

F-57

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the financial condition and results of our operations should be read in conjunction with our financial statements and the notes thereto which appear elsewhere in this Prospectus. The results shown here in are not necessarily indicative of the results to be expected for any future periods.

This discussion contains forward-looking statements, based on current expectations. All statements regarding future events, our future financial performance and operating results, our business strategy and our financing plans are forward-looking statements and involve risks and uncertainties. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. These statements are only predictions. Known and unknown risks, uncertainties, and other factors could cause our actual results and the timing of events to differ materially from those projected in any forward-looking statements. In evaluating these statements, you should specifically consider various factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this Prospectus.

Overview

XFit Brands, Inc. was incorporated in September 2014 under the laws of the State of Nevada. As used herein, the terms “we,” “us,” “XFIT,” and the “Company” refer to XFit Brands, Inc. and its predecessors, subsidiaries, and affiliates, collectively, unless the context indicates otherwise. Our fiscal year end is June 30.

Our principal business activity is the design, development, and worldwide marketing and selling of functional equipment, training gear, apparel, and accessories for the impact sports market and fitness industry. Our products are marketed and sold under our Throwdown®, XFit Brands®, and Transformations™ brand names to gyms, fitness facilities, and directly to consumers via our internet website and through third party catalogues (which we refer to as our “Direct to Consumer” operations) through a mix of independent distributors and licensees throughout the world. All of our products are manufactured by independent contractors. Our products are produced both in the United States and abroad.

43

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company.

Results of Operations

For the next twelve months, our current operating plan is focused on the development and sale of fitness equipment, training and competition cages / rings, surfaces, athletic training and protective gear for the Mixed Martial Arts (“MMA”), fitness, training, and exercise industry.

Our long term growth strategy includes expanding our presence in the fitness, training, and exercise community; leveraging our MMA core credibility and heritage; developing strategic alliances; and acquiring other companies in the fitness, training, and exercise industry to leverage our asset base, manufacturing infrastructure, market presence, and experienced personnel.

As is discussed further in the Liquidity and Capital Resources section below, we have limited funds to support our operations. Our continuation as a going concern subsequent to the year ended June 30, 2016 is dependent on our ability to obtain additional financing to fund the continued operation of our business model for a long enough period to achieve profitable operations. Based on our current business plan, we currently estimate we will need up to an additional $750,000 of financing to execute our business plan over the next twelve months. There can be no assurance, however, that such financing will be available or, if it is available, that we will be able to structure such financing on terms acceptable to us and that it will be sufficient to fund our cash requirements until we can reach a level of profitable operations and positive cash flows. If we are unable to obtain the financing necessary to support our operations, we may be unable to continue as a going concern.

Year ended June 30, 2016 Compared to the Year Ended June 30, 2015:

Our revenue, operating expenses, and net income (loss) from operations for the year ended June 30, 2016 as compared to the twelve month period ended June 30, 2015 are set forth below.

	Twelve Months Ended June 30:			% Change Increase
	2016	2015	Change	(Decrease)
REVENUES
Product sales	$2,342,347	$1,833,800	$508,547	27.7%
Royalties	15,413	205,439	(190,026)	(92.5)%
Total revenues	2,357,760	2,039,239	318,521	15.6%
COST OF REVENUES	1,326,036	1,418,495	(92,459)	(6.5)%
Gross profit	1,031,724	620,744	410,980	66.2%
OPERATING EXPENSES:
General and administrative	1,891,832	1,524,270	367,562	24.1%
Sales and marketing	353,421	323,050	30,371	9.4%
Total operating expenses	2,245,253	1,847,320	397,933	21.7%
(Loss) income from operations	(1,213,529)	(1,226,576)	13,047	1.1%
Interest expense	(569,237)	(381,981)	(187,256)	(49.0)%
Other income	—	14,762	(14,762)	(100.0)%
Net loss	$(1,782,766)	$(1,593,795)	$(188,971)	11.9%

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Revenues. Revenues consist of product sales and nominal royalties. Total revenues for the twelve months ended June 30, 2016 were $2,357,760, an increase of $318,521, or 15.6%, from $2,039,239 of total revenues for the twelve months ended June 30, 2015. Product sales increased $508,547, or 27.7%, to $2,342,347 for the twelve months ended June 30, 2016 from $1,833,800 for the twelve months ended June 30, 2015. The increase in product sales is attributable to increased selling efforts and momentum during the twelve months ended June 30, 2016. Royalties from international distributors were $15,413 and $205,439 for the twelve months ended June 30, 2016 and 2015, respectively. The decrease in royalties is attributable to a lack of royalties from our Brazilian partner due to the current economic climate in Brazil.

Cost of Revenues. Total cost of revenues for the twelve months ended June 30, 2016 were $1,326,036, a decrease of $92,459, or 6.5%, from $1,418,495 for the twelve months ended June 30, 2015. Cost of product sales during the twelve months ended June 30, 2016 were 56.6% as compared to 77.4% during the twelve months ended June 30, 2015. Cost of revenues decreased during the period due to a shift to lower cost manufacturers and improved supply chain management.

Gross Profit. Gross profit increased $410,980 to $1,031,724 for the twelve months ended June 30, 2016, from a gross profit of $620,744 for the twelve months ended June 30, 2015. The increase in gross profit reflects the decrease in product cost of sales during the twelve months ended June 30, 2016. During the twelve months ended June 30, 2016, we realized a 43.4% gross profit on our product sales as compared to a 22.6% gross profit on product sales during the twelve months ended June 30, 2015.

General and Administrative Expenses. General and administrative expenses increased by $367,562, or 24.1%, to $1,891,832 for the twelve months ended June 30, 2016 from $1,524,270 for the twelve months ended June 30, 2015. General and administrative expenses for the twelve months ended June 30, 2016 are comprised of salaries and wages of $463,322, professional fees of $289,255, office expenses of $3,391, insurance of $110,135, rent of $182,952, travel credit of $65,051, stock-based compensation of $144,433, SEC financial reporting expenses of $394,513, and other of $238,180. General and administrative expenses for the twelve months ended June 30, 2015 are comprised of salaries and wages of $370,007, professional fees of $194,359, office expenses of $4,988, insurance of $53,512, rent of $59,747, travel of $59,076, Capital Commitment fee of $197,314, SEC registration expenses, (including accounting, legal, audit and filing fees) of $435,855, and other of $149,412. The increase in general and administrative expenses during the twelve months ended June 30, 2016 is comprised of an increase in salaries and wages of $93,315, an increase in professional fees of $94,896, a decrease in office expenses of $1,597, an increases in insurance expense of $56,623, an increase of $123,205 in rent expense, an increase in travel of $6,575, an increase in stock based compensation of $144,433, a decrease in Capital Commitment Fees of $197,314, a decrease in SEC expenses of $41,342, and a net $88,768 increase in other general and administrative expenses. The overall in general and administrative expenses is attributable to an increase in salary and wages, increased rent, an increase in travel, decreased expenses for SEC registration fees, and an increase in other general and administrative expenses.

Sales and Marketing Expense. Sales and marketing expense increased $30,371, or 9.4%, to $353,421 for the twelve months ended June 30, 2016 from $323,050 for the twelve months ended June 30, 2015. This increase in sales and marketing expenses is commensurate with a net 27.7% increase in our product sales during the twelve months ended June 30, 2016 and cost reductions.

Interest Expense. Interest expense increased by $187,256 to $569,237 for the twelve months ended June 30, 2016 from $381,981 for the twelve months ended June 30, 2015. The increase is largely due to the increased interest expense on the increased balance of the delayed draw note with the PIMCO Fund during the twelve months ended June 30, 2016 and the amortization of loan discounts and loan fees.

Other Income. During the twelve months ended June 30, 2016, and the twelve months ended June 30, 2015 we realized zero and $14,762 other income, respectively.

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Net Loss. Net loss increased by $181,971 or 11.9% to a net loss of $1,782,766 for the twelve months ended June 30, 2016 from a net loss of $1,593,795 for the twelve months ended June 30, 2015. This increase in our net loss is primarily attributable to the increased operating expenses, which was offset by our increased revenues, as discussed above.

Three Months ended December 31, 2016 Compared to Three Months ended December 31, 2015

Our revenue, operating expenses, and net loss from operations for the three month period ended December 31 , 2016 as compared to the three month period ended December 31 , 2015, are set forth below.

	Three Months Ended December 31 (unaudited) :			% Change Increase
	2016	2015	Change	(Decrease)
REVENUES
Product sales	$902,185	674,675	$227,510	34%
COST OF REVENUES	577,829	386,487	191,342	50%
Gross profit	324,356	288,188	36,168	13%
OPERATING EXPENSES:
General and administrative	526,472	402,575	123,897	31%
Sales and marketing	74,328	84,302	(9,974	12%
Total operating expenses	600,800	486,877	113,923	24%
Loss from operations	(276,444)	(198,689)	(77,755	39%
Interest expense	(194,216)	(142,279)	(51,937	37%
Loss on extinguishment of debt	(175,575)	-	(175,575	100%
Net loss	$(646,235)	(340,968)	$(305,267	90%

Revenues. Revenues consist of product sales. Total revenues for the three months ended December 31, 2016 were $902,185, an increase of $227,510, or 34%, from $674,675 of total revenues for the three months ended December 31, 2015. The increase in product sales is attributable to increased selling efforts and momentum during the three months ended December 31, 2016.

Cost of Revenues. Total cost of revenues for the three months ended December 31, 2016 were $577,829, an increase of $191,342, or 50%, from $386,487 for the three months ended December 31, 2015. Cost of product sales during the three months ended December 31, 2016 were 64.0% as compared to 57.3% during the three months ended December 31, 2015. The increase in cost of revenues is attributable to both promotional activity with a key account in conjunction with the 33.7% increase in product sales during the three months ended December 31, 2016.

Gross Profit. Gross profit increased $36,168 to $324,356 for the three months ended December 31, 2016, from a gross profit of $288,188 for    the three months ended December 31, 2015. The increase in gross profit reflects the increase in product cost of sales in connection with promotional activity. During the three months ended December 31, 2016, we realized a 36.0% gross profit on our product sales as compared to a 42.7% gross profit on product sales during the three months ended December 31, 2015. The lower gross profit achieved during the three months ended December 31, 2016 is promotional activity with the fitness accessories.

General and Administrative Expenses. General and administrative expenses increased by $123,897 or 31%, to $526,472 for the three months ended December 31, 2016 from $402,575 for the three months ended December 31, 2015. The increase in general and administrative expenses is attributable to expenses related to the EnviroTurf division. General and administrative expenses for the three months ended December 31, 2016 are comprised of salaries and wages of $187,278, professional fees of $94,043, office expenses of $14,165, insurance of $23,102, rent of $69,355, travel of $20,009, and other general and administrative expenses of $118,520. General and administrative expenses for the three months ended December 31, 2015 are comprised of salaries and wages of $198,922, professional fees of $72,853, office expenses of $614, insurance of $34,883, travel of $12,138, and $55,389 of other general and administrative expenses. The decrease in general and administrative expenses during the three months ended December 31, 2016 is comprised of an decrease in salaries and wages of $11,644, an increase in professional fees of $21,190, an increase in office expenses of $13,551, a decrease of $4,674 in insurance expense, an increase of $34,472 of rent expense, an increase of $7,871 of travel expenses, and a net $63,131 increase in other general and administrative expenses. Despite the $34,472 increase in rent, the overall decrease in general and administrative expenses is attributable to decreased salaries, wages and professional fees as we continue to scale the Company for growth.

Sales and Marketing Expense. Sales and marketing expense decreased $9,974 or -12%, to $74,328 for the three months ended December 31, 2016 from $84,302 for the three months ended December 31, 2015. This decrease in sales and marketing expense is attributable to a decrease is wages and sales commission due to the termination of a sales employee.

Interest Expense. Interest expense increased by $51,937 to $194,216 for the three months ended December 31, 2016 from $142,279 for the three months ended December 31, 2015. The increase is largely due to the increased interest expense on the delayed draw note with the PIMCO Fund during the three months ended December 31, 2016. During the three months ended December 31, 2016, we also incurred $628 interest on the line of credit with Wells Fargo Bank while the interest during the three months ended December 31, 2015 was $418.

Net Loss. Net loss increased by $305,267 or 90% to a net loss of $646,235 for the three months ended December 31, 2016 from a net loss of $340,968 for the three months ended December 31, 2015. This increase in our net loss is attributable to a loss on the extinguishment of debt and a loss on the operation of the EnviroTurf division.

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Six Months ended December 31, 2016 Compared to Six Months ended December 31, 2015

	Six Months Ended December 31 (unaudited) :			% Change Increase
	2016	2015	Change	(Decrease)
REVENUES
Product sales	$1,394,192	1,147,931	$246,261	21%
COST OF REVENUES	854,937	645,331	209,606	32%
Gross profit	539,255	502,600	36,655	(7)%
OPERATING EXPENSES:
General and administrative	924,717	847,505	77,212	9%
Sales and marketing	138,503	174,196	(35,693)	(20)%
Total operating expenses	1,063,220	1,021,701	41,519	4%
Loss from operations	(523,965)	(519,101)	(4,864)	1%
Interest expense	(353,148)	(258,556)	94,592	37%
Loss on extinguishment of debt	(175,575)	-	(175,575)	100%
Net loss	$(1,052,688)	(777,657)	$(275,031)	35%

Revenues. Revenues consist of product sales. Total revenues for the six months ended December 31, 2016 were $1,394,192, an increase of $246,261, or 21%, from $1,147,931 of total revenues for the six months ended December 31, 2015. The increase in product sales is attributable to increased selling efforts and momentum during the six months ended December 31, 2016.

Cost of Revenues. Total cost of revenues for the six months ended December 31, 2016 were $854,937, an increase of $209,606, or 32%, from $645,331 for the six months ended December 31, 2015. The increase was due to cost of turf materials and installation for a project at Enviroturf. Cost of product sales during the six months ended December 31, 2016 were 61.3% as compared to 56.2% during the six months ended December 31, 2015. The increase in cost of revenues is attributable to both promotional activity with a key account in conjunction with the 33.7% increase in product sales during the six months ended December 31, 2016.

Gross Profit. Gross profit increased $36,655 to $539,255 for the six months ended December 31, 2016, from a gross profit of $502,600 the six months ended December 31, 2015. The decrease in gross profit reflects the increase in product cost of sales in connection with promotional activity, During the six months ended December 31, 2016, we realized a gross profit on our product sales as compared to a gross profit on product sales during the six months ended December 31, 2015. The lower gross profit achieved during the six months ended December 31, 2015 is promotional activity with the fitness accessories at Xfit.

General and Administrative Expenses. General and administrative expenses increased by $77,212 or 9%, to $924,717 for the six months ended December 31, 2016 from $847,505 and for the six months ended December 31, 2015. General and administrative expenses for the six months ended December 31, 2016 are comprised of salaries and wages of $417,229, professional fees of $215,402, office expenses of $12,610, insurance of $56,388, rent of $141,721, travel of $32,996, and other general and administrative expenses of $48,371. General and administrative expenses for the six months ended December 31, 2015 are comprised of salaries and wages of $383,109, professional fees of $315,085, office expenses of $5,695, insurance of $47,451, rent of $67,937, travel of $23,704, and $4,524 of other general and administrative expenses. The increase in general and administrative expenses during the six months ended December 31, 2016 is comprised of an increase in salaries and wages of $34,120, a decrease in professional fees of $99,683, an increase in office expenses of $6,915, an increase of $8,937 in insurance expense, an increase of $73,784 of rent expense, an increase of $9,292 of travel expenses, and a net $43,847 increase in other general and administrative expenses.

Sales and Marketing Expense. Sales and marketing expense decreased $35,693 or 20%, to $138,503 for the six months ended December 31, 2016 from $174,196 for the six months ended December 31, 2015. This decrease in sales and marketing expense is attributable to a decrease in wages and sales commissions due to the termination of a sales employee.

Interest Expense. Interest expense increased by $94,592 to $353,148 for the six months ended December 31, 2016 from $258,556 for the six months ended December 31, 2015. The increase is largely due to the increased interest expense on the delayed draw note with the PIMCO Fund during the six months ended December 31, 2016. During the six months ended December 31, 2016, we also incurred $1,277 interest on the line of credit with Wells Fargo Bank while the interest during the six months ended December 31, 2015 was $442.

Net Loss. Net loss increased by $275,031 or 35% to a net loss of $1,052,688 for the six months ended December 31, 2016 from a net loss of $777,657 for the six months ended December 31, 2015. This increase in net loss is attributable to a loss on the extinguishment of debt and a loss on operating the EnviroTurf division.

Cash, total current assets, total assets, total current liabilities and total liabilities as of December 31, 2016 and June 30, 2016, were as follows:

	31-Dec-16	30-Jun-16
Cash	$78,745	$6,829
Total current assets	$1,136,267	$588,709
Total assets	$1,260,132	$663,492
Total current liabilities	$1,008,425	$1,263,665
Total liabilities	$4,508,425	$3,742,385

At December 31, 2016, we had a working capital surplus of $127,842 compared to a working capital deficit of $674,956 at June 30, 2016. Current liabilities decreased to $1,008,425 at December 31, 2016 from $1,263,665 at June 30, 2016, primarily as a result of decrease in accounts payable and decreases in customer deposits.

Our operating activities used net cash of $832,649 for the six months ended December 31, 2016 compared to net cash used in operations of $435,037 for the six months ended December 31, 2016. The net cash used in operations for the six months ended December 31, 2016, reflects a net loss of $(1,052,688), increased by $378,729 in non-cash charges and decreased by $158,690 net decrease in the working capital accounts. The net cash used in operations for the six months ended December 31, 2016 reflects a net loss of $777,657, increased by $197,280 in non-cash charges and by $145,340 net increase in the working capital accounts.

Our net cash used in investing activities was $184,260 for the six months ended December 31, 2016, comprised solely of the acquisition of Enviroturf. Our cash used in investing activities for the six months ended December 31, 2016, was $10,510 that included the purchase of equipment costs.

Our net cash provided by financing activities for the six months ended December 31, 2016 was $1,088,825, which consisted of $1,000,000 in cash proceeds from our draw-down on the PIMCO Note Payable, offset by payment of $125,000 on the Wells Fargo Bank line of credit, proceeds of the Company’s stock sales yielded $213,825. Our net cash provided by financing activities for the six months ended December 31, 2015 was $534,197 resulting primarily from $500,000 in proceeds from the PIMCO delayed draw note facility.

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Liquidity and Capital Resources

Our consolidated financial statements have been presented on the basis that we are a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As presented in the consolidated financial statements, we incurred a net loss of $1, 052,688 during the six months ended December 31, 2016 , and losses are expected to continue in the near term. The accumulated deficit since inception is $ 8,845,945 at December 31, 2016 . We have been funding our operations through private loans and the sale of equity interests in private placement transactions and the registered shares through Kodiak. See our discussion of our Credit Facility with PIMCO and our Equity Purchase Agreement with Kodiak Capital below. Our cash resources are insufficient to meet our planned business objectives without additional financing. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of our company to continue as a going concern.

Management anticipates that significant additional expenditures will be necessary to further develop our product lines and licensing relationships to expand product sales and royalty revenues before significant positive operating cash flows can be achieved. Our ability to continue as a going concern is dependent upon our ability to raise additional capital and to ultimately achieve sustainable revenues and profitable operations. At December 31, 2016, we had $78,745 of cash on hand. We anticipate that our existing cash and cash equivalents, together with our cash from operating activities will not be sufficient to fund operations and expected growth through at least the next twelve months. These funds are insufficient to complete our business plan and as a consequence, we will need to seek additional funds, primarily through the issuance of debt or equity securities for cash to operate our business. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to us. Even if we are able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing or cause substantial dilution for our stock holders, in case of equity financing. We will look to bring in up to $720,000 in additional capital to execute the existing strategy at the current growth rate. In addition to the GHS Investment Agreement we are going to supplement the working capital needs through a series of actions including a preferred stock offering as well as currently exploring non cash acquisitions and or strategic mergers

The initial performance of Enviroturf is materially less than we had anticipated and therefor has required more working capital. The Board of Directors will begin to evaluate our strategic options regarding Enviroturf and the sports surfaces division.

Management has undertaken steps as part of a plan to improve operations with the goal of sustaining our operations for the next twelve months and beyond. These steps include (a) raising additional capital and/or obtaining financing; (b) executing contracts with international licensees; and (c) controlling overhead and expenses. There can be no assurance that we can successfully accomplish these steps and it is uncertain that we will achieve a profitable level of operations and obtain additional financing. There can be no assurance that any additional financing will be available to us on satisfactory terms and conditions, if at all.

In the event we are unable to continue as a going concern, we may elect or be required to seek protection from our creditors by filing a voluntary petition in bankruptcy or may be subject to an involuntary petition in bankruptcy. To date, management has not considered this alternative, nor does management view it as a likely occurrence.

The success of our ability to continue as a going concern is dependent upon obtaining new customers for our products and new licensees to generate royalty revenues, and maintaining a break even or profitable level of operations. Although the company top-line growth continues, we have incurred operating losses since inception, and this is likely to continue in the near future. We believe that we are able to fund our immediate operations, working capital requirements, and debt service requirements with existing working capital, cash flows generated from operations, and in the short term, under our investment agreement with GHS.

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Our financial requirements will be dependent upon the financial support through credit facilities and additional sales of our equity securities. There can be no assurance, however, that such financing will be available or, if it is available, that we will be able to structure such financing on terms acceptable to us and that it will be sufficient to fund our cash requirements until we can reach a level of profitable operations and positive cash flows. If we are unable to obtain the financing necessary to support our operations, we may be unable to continue as a going concern. Although there are strong indications of interest, we currently have no firm commitments for any additional capital.

The downturn in the United States stock and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Further, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our shares of common stock or the debt securities may cause us to be subject to restrictive covenants. If additional financing is not available or is not available on acceptable terms, we may have to curtail our operations.

Cash, total current assets, total assets, total current liabilities and total liabilities as of June 30, 2016 and June 30, 2015, were as follows:

	June 30, 2016	June 30, 2015
Cash	$6,829	$51,016
Total current assets	$588,709	$721,703
Total assets	$663,492	$843,739
Total current liabilities	$1,263,665	$914,460
Total liabilities	$3,742,385	$2,534,749

At June 30, 2016, we had a working capital deficit of $674,956 compared to a working capital deficit of $192,757 at June 30, 2015. Current liabilities increased to $1,263,665 at June 30, 2016 from $914,460 at June 30, 2015, primarily as a result of increases in accounts payable, decreases in customer deposits, and increases in inventory.

Our operating activities used net cash of $776,633 for the twelve months ended June 30, 2016 compared to net cash used in operations of $677,292 for the twelve months ended June 30, 2015. The net cash used in operations for the twelve months ended June 30, 2016, reflects a net loss of $1,782,766, decreased by $686,694 in non-cash charges and by $319,439 net increase in the working capital accounts. The net cash used in operations for the twelve months ended June 30, 2015 reflects a net loss of $1,593,795, decreased by $417,861 in non-cash charges and by $498,642 net increase in the working capital accounts.

Our net cash used in investing activities was $18,803 for the twelve months ended June 30, 2016, comprised of $9,465 of intangible asset acquisitions and $9,338 of equipment acquisitions. Our cash used in investing activities for the twelve months ended June 30, 2015, was $65,735 that included $11,896 in purchases of intangible assets and $53,839 of equipment costs.

Our net cash provided by financing activities for the twelve months ended June 30, 2016 was $751,249, which consisted of $500,000 in cash proceeds from our October 2015 draw-down on the PIMCO Note Payable, $54,226 in proceeds from the Wells Fargo Bank line of credit, offset by payment of $19,227 on the Wells Fargo Bank line of credit, proceeds of the Company’s stock sales yielded $116,250, and short term borrowing from Kodiak provided $100,000. Our net cash provided by financing activities for the twelve months ended June 30, 2015 was $433,720 resulting primarily from $500,000 in proceeds from the PIMCO delayed draw note facility. This amount was offset by $40,311 of payment of related party payable and $25,969 of debt issuance costs.

Securities Purchase Agreement dated May 3, 2016 and Promissory Note due December 31, 2016

On May 3, 2016, we entered into a Securities Purchase Agreement (“SPA”) with a single accredited investor (“Investor”) under which we issued and sold to Investor a promissory note in the principal amount of $125,000 (the “Note”). The Note has a maturity date of December 31, 2016 and an original issue discount of $20,000. In addition, we agreed to pay Investor’s expenses up to $5,000 in connection with the SPA and issuance of the Note. Accordingly, we received net proceeds from Investor of $100,000, which proceeds were used for investor relation services.

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Credit Facility

On June 10, 2014, we entered into a Note Purchase Agreement (“Agreement”) with PIMCO Funds: Private Account Portfolio Series: PIMCO High Yield Portfolio, a separate investment portfolio of PIMCO Funds, a Massachusetts business trust (“PIMCO”) that authorized the issuance of up to $2,500,000. On June 12, 2014, we entered into a Senior Secured Note (“Note”) whereby we drew $1,500,000. The note bears interest at 14% and matures on July 12, 2017. Interest is payable monthly in arrears, provided that if no event of default has occurred, Obligor can elect to pay cash interest on each payment date at 9%, with the additional unpaid interest due on such dates added to the principal balance, The note bears an effective interest rate of 21%. This Note is collateralized by all of our assets, subject to a priority perfected security interest granted under our factoring facility with Crown. The Note includes various covenants, including but not limited to, having annual audited financial statements within 90 days of the end of the fiscal year.

On February 6, 2015, we drew an additional $500,000 under this facility to increase the principal amount payable (including the accrued interest added to the principal amount) under this note to $2,044,300 and on October 20, 2015, we drew the remaining $500,000 available under this facility to increase the amount payable under this note (with accrued interest) to $2,620,098 as of October 20, 2015. We issued 50,000 shares of our common stock to PIMCO as a loan fee in consideration of the October 2015 draw down. A replacement note was issued on each draw down date to reflect the note increase.

On December 16, 2016 we entered into an Amended and Restated Note Purchase Agreement (the “PIMCO Amendment”) with PIMCO Funds: Private Account Portfolio Series: PIMCO High Yield Portfolio (“PIMCO”) pursuant to which we issued a $3.5 million 9% Senior Secured Fixed Rate Note due July 12, 2020 (the “Note”). The Note refinanced our prior 14% Senior Secured Note in the principal amount of $2.5 million (the “Prior Note”), providing us with an additional $1 million in working capital. As with the Prior Note, the Note is secured by a lien on substantially all of our assets (other than those sold pursuant to our factoring agreement with Crown Financial).

In connection with the PIMCO Amendment, (i) PIMCO converted $278,689 in accrued and unpaid interest into 1,990,639 shares of our common stock. In addition we had previously issued PIMCO a warrant to purchase ten percent of our equity at an exercise price of $1.5 million. We amended the terms of the common stock purchase warrant previously issued to PIMCO to reduce the exercise price thereof to $350,000 to reflect the market capitalization of the Company as of the date of the Amendment.

Crown Financial, LLC Factoring Agreement

On August 3, 2016 we entered into an Agreement with Crown Financial, LLC which advances 80% of invoices approved and assumed by Crown for collection. Depending on the length of time taken to collect the invoices we will receive additional payments from Crown ranging from 18.25% if collected within 20 days to 0% if collected in 120 days. Crown has the right to require us to repurchase unpaid invoices outstanding for more than 120 days. PIMCO has waived its security interest in invoices assigned to Crown.

GHS Investment Agreement

On August 13, 2016 we entered into an Investment Agreement (the “Investment Agreement”) with GHS Investments, LLC (“GHS”).

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Although we are not mandated to sell shares under the Investment Agreement, the Investment Agreement gives us the option to sell to GHS, up to $5,000,000 worth of our common stock (“Shares”), over the period following effectiveness of the registration of a registration statement covering the resale of the Shares (the “Effective Date”) and ending thirty-six (36) months after the Effective Date. Under the terms of the Investment Agreement, we have the right to deliver from time to time a Put Notice to GHS stating the dollar amount of Put Shares (up to $500,000 under any individual Put Notice)(the “Put Amount”) that we intend to sell to GHS with the price per share based on the following formula: the lesser of (a) the lowest sale price for the Common Stock on the date of the Put Notice (the “Put Notice Date”); or (b) the arithmetic average of the three (3) lowest trading prices for the Company’s Common Stock during the five trading days following the Put Notice Date. The maximum number of shares that can be put to GHS is two times the average daily trading volume during the ten trading days prior to the closing of a put (the “Closing Date”). If the amount of the tranche of our outstanding shares exceeds the volume limitation, additional tranches will be delivered until the entire Purchase Amount is delivered. Each tranche, including the initial tranche, will trigger a new purchase price, and will be priced according to the purchase price definition.

In addition, there is an ownership limit for GHS of 9.99% of our outstanding shares.

On any Closing Date, we shall deliver to GHS the number of shares of the Common Stock registered in the name of GHS as specified in the Put Notice. In addition, we must deliver the other required documents, instruments and writings required. GHS is not required to purchase the shares unless:

●	Our Registration Statement with respect to the resale of the shares of Common Stock delivered in connection with the applicable Put shall have been declared effective.

●	at all times during the period beginning on the date of the Put Notice and ending on the date of the related closing, our common stock has been listed on the Principal Market as defined in the Investment Agreement (which includes, among others, the OTC Market: QB Tier) and shall not have been suspended from trading thereon.

●	we have complied with its obligations and is otherwise not in breach of or in default under the Investment Agreement, the Registration Rights Agreement or any other agreement executed in connection therewith;

●	no injunction has been issued and remains in force, and no action has been commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the Put Shares; and

●	the issuance of the Put Shares will not violate any shareholder approval requirements of the market or exchange on which our common stock is principally listed.

GHS will not engage in any “short-sale” (as defined in Rule 200 of Regulation SHO) of our common stock at any time during this Agreement. Pursuant to the Investment Agreement with GHS, we agreed to pay a fee equaling $250,000 or 5%of the Commitment Amount (the “Commitment Fee”) which shall be paid in installments of Fifty Thousand ($50,000) beginning on the earlier of (i) the Effective Date of the Registration Statement and (ii) February 1 , 2017 and, the first Trading Day of each January, April, July and October thereafter until fully paid. Each installment of the Commitment Fee shall be paid either in cash or, at the election of the Company, in shares of Common Stock, which shall be deemed a put under the Investment Agreement. On August 13, 2016, we entered into a Registration Rights Agreement with GHS requiring, among other things that we prepare and file with the SEC a Registration Statement on Form S-1 covering the resale of the shares issuable to GHS under the Investment Agreement. As per the Investment Agreement, GHS’ obligations are not assignable.

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Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues.

SELECTED FINANCIAL DATA

Not applicable because we are a smaller reporting company.

SUPPLEMENTARY FINANCIAL INFORMATION

Not applicable because we are a smaller reporting company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have not had changes in or disagreements with accountants on accounting and financial disclosure. Accell Audit and Compliance, P.A. has served as our registered independent public accounting firm since 2014. There have been no changes in or disagreements on accounting or financial disclosure matters.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable because we are a smaller reporting company.

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13,765,962 Common Shares

XFIT BRANDS, INC.

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until ___________, 2017, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a Prospectus. This is in addition to the dealer’s obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus Is: _____ __, 2017

PART II — INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item.13 Other Expenses Of Issuance And Distribution.

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$103.10
Transfer Agent Fees*	$2,500
Accounting fees and expenses*	$10,000
Legal fees and expenses*	$15,000
Edgar filing, printing and engraving fees*	$5,000
TOTAL	$32,603

*Indicates expenses that have been estimated for filing purposes.

All amounts are estimates other than the Securities and Exchange Commission’s registration fee.

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling stockholders. The selling stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification Of Directors And Officers.

Our directors and officers are indemnified by the Nevada Revised Statutes (“NRS”). NRS does not limit the extent to which a company’s articles of incorporation may provide for indemnification of officers and directors, except to the extent any such provision may be held by the courts of the State of Nevada to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Article X of our Articles of Incorporation provides that to the fullest extent permitted under the NRS, a director shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for the following: (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law; or (b) the payment of distributions in violation of Section 78.300 of the Nevada Revised Statutes.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

The Company’s Bylaws

Article VI of our Bylaws provides that the corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. The Bylaws further provide that the corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees, actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Act, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

Common Stock

On September 26, 2014, the registrant issued 20,000,000 shares of its common stock to TD Legacy, LLC in consideration of all of the issued and outstanding membership units of Throwdown Industries Holdings, LLC held by TD Legacy. The issuance was exempt under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

On February 26, 2015, we agreed to issue 55,000 shares of our common stock in partial consideration of assets being purchase under an asset purchase agreement with Dennis Dumas. The shares were issued in September 2015. We did not receive any proceeds upon issuance. These shares were issued in reliance of the exemption from registration provided by Section 4(a)(2) of the Securities Act.

On May 15, 2015, we issued 12,500 shares of our common stock to an employee in consideration of services rendered. The shares were valued at $1.00 per share. We did not receive any proceeds from this issuance The issuance of these shares was exempt from registration under the Securities Act, pursuant to the exemption afforded by Rule 4(a)(2) of the Securities Act.

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On June 12, 2015, we issued 100,000 shares of our common stock to a manufacturer in consideration of a $100,000 manufacturing credit in order to manufacture certain martial arts and functional fitness for us in the future. We did not receive any proceeds from this issuance. The issuance of these shares was exempt from registration under the Securities Act pursuant to the exemption afforded by Regulation S of the Securities Act.

On June 26, 2015, we issued 40,000 shares of our common stock to a manufacturer in consideration of a $200,000 manufacturing credit in order to manufacture certain martial arts and functional fitness for us in the future. We did not receive any proceeds from this issuance. The issuance of these shares was exempt from registration under the Securities Act pursuant to the exemption afforded by Regulation S of the Securities Act.

On July 1, 2015, we issued 75,000 shares of our common stock to an employee in consideration of services rendered. The shares were valued at $1.00 per share. We did not receive any proceeds from this issuance The issuance of these shares was exempt from registration under the Securities Act pursuant to the exemption afforded by Rule 4(a)(2) of the Securities Act.

On October 15, 2015, we issued 50,000 shares of our common stock to the PIMCO Fund as a loan fee in consideration of our October 2015 draw-down under our credit facility with them. We did not receive any proceeds upon issuance. The We relied on the exemption from registration provided by Section 4(a)(2) of the Securities Act, and/or Rule 506 of Regulation D promulgated thereunder for the issuance of these shares

On February 23, 2016 we issued 50,000 shares to an employee in consideration of services rendered. We did not receive any proceeds from this issuance. The issuance of these shares was exempt from registration under the Securities Act pursuant to the exemption afforded by Rule 4(a)(2) of the Securities Act.

On February 23, 2016 we issued 50,000 shares to a consultant in consideration of services rendered. We did not receive any proceeds from this issuance. The issuance of these shares was exempt from registration under the Securities Act pursuant to the exemption afforded by Rule 4(a)(2) of the Securities Act.

In May 2016 we issued an aggregate of 115,307 shares of our common stock to two individuals and a vendor for services.

In June 2016 we issued 25,000 shares of our common stock to a vendor for services.

Between May 2016 and September 16, 2016 we issued an aggregate of 3,125,000 shares of our common stock to Kodiak Capital Group, LLC pursuant to the terms and conditions of previously disclosed and filed equity purchase agreement dated December 17, 2014 with them for aggregate consideration of approximately $350,000 in cash. As a result, we have exhausted the registered shares available under the equity purchase agreement.

The foregoing issuances were exempt from registration under Section 4(a)(2) of the Securities Act of 1933 as amended and/or Rule 506 of Regulation D promulgated thereunder. No underwriting discounts or commissions were paid in connection with the foregoing.

On October 14, 2016 but effective as of October 10, 2016, XFit Brands, Inc. (“XFit” or the “Company”) acquired the assets of Environmental Turf Services, LLC (“EnviroTurf”) pursuant to a definitive Asset Purchase Agreement dated October 10, 2016 (the “Purchase Agreement”) between the Company and EnviroTurf. The acquired assets consisted of inventory, accounts receivable, equipment and vehicles, the registered trademark “ENVIROTURF” and the associated goodwill. The acquisition was completed on October 14, 2016 upon delivery and acceptance of the schedules to the Purchase Agreement (the “Acquisition”).

At the closing of the Acquisition, the Company paid and issued to EnviroTurf a total purchase price of $346,000 as follows: (i) assumption of $200,000 of EnviroTurf’s accounts payable and (ii) 2,000,000 restricted shares of XFit Common Stock (the “Purchase Price Shares”), which were valued at the closing price on the date of XFit’s Common Stock on the date of the Acquisition. The Company will fund the non-share purchase price and the costs and expenses of the Acquisition through a combination of cash on hand and internally-generated working capital.

The securities issued pursuant to the Acquisition are restricted securities and were offered and sold in private transactions to an accredited investor (as such term is defined in Rule 501(a), as promulgated under the Securities Act of 1933), without registration under the Securities Act and the securities laws of certain states, in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and similar exemptions under applicable state laws.

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On December 16, 2016 we entered into an Amended and Restated Note Purchase Agreement (the “Agreement”) with PIMCO Funds: Private Account Portfolio Series: PIMCO High Yield Portfolio (“PIMCO”) pursuant to which we issued a $3.5 million 9% Senior Secured Fixed Rate Note due July 12, 2020 (the “Note”). The Note refinanced our prior 14% Senior Secured Note in the principal amount of $2.5 million (the “Prior Note”), providing us with an additional $1 million in working capital. As with the Prior Note, the Note is secured by a lien on substantially all of our assets (other than those sold pursuant to our factoring agreement with Crown Financial).

In connection with the Agreement, (i) PIMCO converted $ 278,689 in accrued and unpaid interest into 1,990,639 shares of our common stock. In addition we had previously issued PIMCO a warrant to purchase ten percent of our equity at an exercise price of $1.5 million. We amended the terms of the common stock purchase warrant previously issued to PIMCO to reduce the exercise price thereof to $350,000.

The issuances of the Note, the shares of common stock issued upon conversion of accrued interest and the amended common stock purchase warrant were exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”). The Company made this determination based on the representations of PIMCO that PIMCO is an “accredited investor” within the meaning of Rule 501 of Regulation D and has access to information about the Company and its investment.

Item 16. Exhibits.

EXHIBIT NUMBER	DESCRIPTION

2.1	Contribution and Exchange Agreement dated September 26, 2014 by and among TD Legacy, LLC, a Florida limited liability company XFit Brands, Inc., a Nevada corporation, and Throwdown Industries Holdings, LLC, a Delaware limited liability company (1)

3.1	Articles of Incorporation of XFit Brands, Inc. (1)

3.2	By-Laws of XFit Brands, Inc. (1)

4.1	Amended and Restated Common Stock Purchase Warrant issued to the PIMCO Fund (2)

4.3	9% Senior Secured Fixed-Rate Note due July 12, 2020 issued to the PIMCO Fund (2)

4.4	2014 Stock Incentive Plan (1)

5.1	Opinion of J.P. Galda & Co. (3)

10.1	Amended and Restated Pledge And Security Agreement with the PIMCO Fund (2)

10.2	Trademark Security Agreement with the PIMCO Fund (2).

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10.3	Registration Rights Agreement dated December 17, 2014 between XFit Brands, Inc. and Kodiak Capital, LLC (4)

10.4	Asset Purchase Agreement dated February 26, 2015 between XFit Brands, Inc. and Dennis Dumas. (5)

10.5	Exclusive Supply Chain Agreement dated June 23, 2015 between XFit Brands, Inc. and Crunch Franchising, LLC (6)

10.6	Lease Agreement dated June 18, 2015 between Prologis California I, LLC and Throwdown Industries Holdings, LLC (6)

10.7	Stock Purchase Agreement dated June 18, 2015 between XFit Brands, Inc. and Ever Blooming Industrial Ltd. (6).

10.8	Stock Purchase Agreement dated June 26, 2015 between XFit Brands, Inc. and Yayu General Manufacturing Co., Ltd. (6)

10.9	Asset Purchase Agreement between XFit Brands, Inc. and Environmental Turf Services, LLC (7)

10.10	Employment Agreement between the Company and Jim Batemen(7)

10.11	Securities Purchase Agreement dated May 3, 2016. (8)

10.12	Investment Agreement dated as of August 12, 2016 by and between GHS Investments, LLC and XFit Brands, Inc.(9)

10.13	Registration Rights Agreement dated as of August 12, 2016 by and between GHS Investments, LLC and XFit Brands, Inc. (9)

10.14	Amendment Agreement dated as of March 20, 2016 to Investment Agreement by and between GHS Investments, LLC and XFit Brands, Inc. (3)

21	Subsidiaries (1)

23.1	Consent of Accell Audit and Compliance, P.A. (3)

(1)	Filed as an exhibit to our Registration on Form S-1 filed with the SEC on November 26, 2014 (File No. 333-200619) and incorporated herein by reference.

(2)	Filed as an exhibit to our Current Report on Form 8-K filed with the SEC on December 20, 2016 and incorporated herein by reference.

(3)	Filed herewith.

(4)	Filed as an exhibit to our Amendment No. 1 to Registration on Form S-1 filed with the SEC on January 9, 2015 (File No. 333-200619) and incorporated herein by reference.

(5)	Filed as an exhibit to our Quarterly Report on Form 10-Q for the period ended March 31, 2015 and incorporated herein by reference.

(6)	Filed as an Exhibit to our Annual Report on Form 10-K for the year ended June 30, 2015 and incorporated herein by reference.

(7)	Filed as an Exhibit to our Current Report on Form 8-K dated October 19, 2016 and incorporated herein by reference.

(8)	Filed as an exhibit to our Current Report on Form 8-K dated May 3, 2016 and filed on May 10, 2016 and incorporated herein by reference.

(9)	Filed as an exhibit to our Current Report dated August 12, 2016 and incorporated herein by reference.

(10)	Filed as an exhibit to our Current Report on Form 8-K filed with the SEC on December 20, 2016 and incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

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iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned on March 29 , 2017.

XFIT BRANDS, INC.

By:	/s/ David E. Vautrin
David E. Vautrin
Interim Chief Executive Officer and Director
(Principal Executive Officer)

Each person whose signature appears below hereby constitutes and appoints David E. Vautrin and Brent D. Willis and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Signatures	Title	Date

/s/ David E. Vautrin	Chief Executive Officer, and Director	March 29, 2017
David E. Vautrin	(Principal Executive Officer)

/s/ Charles E. Joiner	President and Director	March 29, 2017
Charles E. Joiner

/s/ Scott Cameron	Chief Financial Officer	March 29, 2017
Scott Cameron	(Principal Financial and Accounting Officer)

/s/ Brent D. Willis	Director	March 29, 2017
Brent D Willis

/s/ James M. Bateman	Director	March 29, 2017
James M. Bateman

Director
Kevin Hirsch